Filed pursuant to Rule 433(d)

Registration Statement No. 333-123741

FREE WRITING PROSPECTUS

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you are encouraged to read the base prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, the underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-800-503-4611.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Free Writing Prospectus dated March 9, 2006 (to Prospectus dated June 23, 2005)

$554,463,000 (Approximate)

ACE SECURITIES CORP. Home Equity Loan Trust, Series 2006-ASAP2

Asset Backed Pass-Through Certificates

ACE Securities Corp. Home Equity Loan Trust, Series 2006-ASAP2

Issuing Entity

DB Structured Products, Inc.

Sponsor

ACE Securities Corp.

Depositor

Ocwen Loan Servicing, LLC

Servicer

Wells Fargo Bank, National Association

Master Servicer

You should consider carefully the risk factors beginning on page S-12 in this free writing prospectus.

This free writing prospectus may be used to offer and sell the Offered Certificates only if accompanied by the prospectus. The Offered Certificates represent an interest solely in the Issuing Entity and do not represent interests in or obligations of the Sponsor, the Depositor, or any of their affiliates.

Distributions on the Offered Certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in April 2006.

Offered Certificates

The trust created for the Series 2006-ASAP2 certificates will hold a pool of first and second lien fixed-rate and adjustable-rate, one- to four-family, residential mortgage loans. The trust will issue seventeen classes of Offered Certificates. You can find a list of these classes, together with their initial certificate principal balances and pass-through rates, in the table below. Credit enhancement for all of the Offered Certificates will be provided in the form of excess interest, overcollateralization, subordination and an interest rate swap agreement.

Class	Initial Certificate Principal Balance(1)	Pass-Through Rate	Scheduled Final Maturity Date
A-1	$ 219,739,000	One-Month LIBOR + ____%(2)(3)	March 25, 2036
A-2A	$ 116,283,000	One-Month LIBOR + ____% (2)(3)	March 25, 2036
A-2B	$ 43,875,000	One-Month LIBOR + ____% (2)(3)	March 25, 2036
A-2C	$ 29,151,000	One-Month LIBOR + ____% (2)(3)	March 25, 2036
A-2D	$ 28,568,000	One-Month LIBOR + ____% (2)(3)	March 25, 2036
M-1	$ 20,785,000	One-Month LIBOR + ____% (2)(3)	March 25, 2036
M-2	$ 19,100,000	One-Month LIBOR + ____% (2)(3)	March 25, 2036
M-3	$ 11,797,000	One-Month LIBOR + ____% (2)(3)	March 25, 2036
M-4	$ 9,831,000	One-Month LIBOR + ____% (2)(3)	March 25, 2036
M-5	$ 9,550,000	One-Month LIBOR + ____% (2)(3)	March 25, 2036
M-6	$ 8,426,000	One-Month LIBOR + ____% (2)(3)	March 25, 2036
M-7	$ 7,865,000	One-Month LIBOR + ____% (2)(3)	March 25, 2036
M-8	$ 7,022,000	One-Month LIBOR + ____% (2)(3)	March 25, 2036
M-9	$ 5,618,000	One-Month LIBOR + ____% (2)(3)	March 25, 2036
M-1	$ 9,550,000	One-Month LIBOR + ____% (2)(3)	March 25, 2036
M-11	$ 3,371,000	One-Month LIBOR + ____% (2)(3)	March 25, 2036
M-12	$ 3,932,000	One-Month LIBOR + ____% (2)(3)	March 25, 2036

______________________

(1)	Approximate. Subject to a permitted variance of +/- 10%.

(2)          The pass-through rate for each class of Offered Certificates will be subject to the applicable Net WAC Pass-Through Rate as described in this free writing prospectus under “Description of the Certificates–Pass-Through Rates.”

(3)          After the optional termination date, the margins applicable to the Class A-1, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates will increase by 100% and the margins applicable to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates will increase by the lesser of (i) the product of the applicable margin and 50% and (ii) 0.50%.

The certificates offered by this free writing prospectus will be purchased by Deutsche Bank Securities Inc. from the Depositor, and are being offered by Deutsche Bank Securities Inc. from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be approximately _______% of their initial Certificate Principal Balance before deducting expenses.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Offered Certificates or determined that this free writing prospectus or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Deutsche Bank Securities

Important notice about information in this free writing prospectus and the accompanying prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the Offered Certificates in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and
•	this free writing prospectus, which describes the specific terms of this series of certificates.

ACE Securities Corp.’s principal offices are located at 6525 Morrison Blvd., Suite 318, Charlotte, North Carolina 28211, and its telephone number is 704-365-0569.

Table of Contents

Free Writing Prospectus

SUMMARY OF FREE WRITING PROSPECTUS

RISK FACTORS

USE OF PROCEEDS

THE MORTGAGE POOL

YIELD ON THE CERTIFICATES

DESCRIPTION OF THE CERTIFICATES

STATIC POOL INFORMATION

ISSUING ENTITY

THE DEPOSITOR

THE SPONSOR

SERVICING OF THE MORTGAGE LOANS

THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR AND THE CUSTODIANS

THE TRUSTEE

THE CREDIT RISK MANAGER

POOLING AND SERVICING AGREEMENT

FEDERAL INCOME TAX CONSEQUENCES

METHOD OF DISTRIBUTION

SECONDARY MARKET

LEGAL MATTERS

RATINGS

LEGAL PROCEEDINGS

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

LEGAL INVESTMENT

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

AVAILABLE INFORMATION

REPORTS TO CERTIFICATEHOLDERS

INCORPORATION OF INFORMATION BY REFERENCE

ANNEX I

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)         to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)         to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)          in any other circumstances which do not require the publication by the Issuing Entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The Underwriter has represented and agreed that:

(a)         it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuing Entity; and

(b)         it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

SUMMARY OF FREE WRITING PROSPECTUS

The following summary is a brief discussion of the important features of the certificates offered by this free writing prospectus and the accompanying prospectus but does not contain all of the information that you should consider in making your investment decision. To understand the terms of the Offered Certificates, carefully read this entire free writing prospectus and the entire accompanying prospectus.

Issuing Entity	ACE Securities Corp. Home Equity Loan Trust, Series 2006-ASAP2.

Title of Series	ACE Securities Corp. Home Equity Loan Trust, Series 2006-ASAP2 Asset Backed Pass-Through Certificates.

Cut-off Date	March 1, 2006.

Closing Date	On or about March 30, 2006.

Depositor	ACE Securities Corp., a Delaware corporation. See “The Depositor” in this free writing prospectus.

Originator	DB Structured Products, Inc., a Delaware corporation.

Sponsor	DB Structured Products, Inc., a Delaware corporation.

Master Servicer	Wells Fargo Bank, National Association, a national banking association. See “The Master Servicer, The Securities Administrator and The Custodians” in this free writing prospectus.

Servicer	Ocwen Loan Servicing, LLC. See “Servicing of the Mortgage Loans” in this free writing prospectus.

Trustee	HSBC Bank USA, National Association, a national banking association, will be the trustee of the trust and the supplemental interest trust. See “The Trustee” in this free writing prospectus.

Securities Administrator	Wells Fargo Bank, National Association. See “The Master Servicer, The Securities Administrator and The Custodians” in this free writing prospectus.

Custodians	Wells Fargo Bank, National Association and Deutsche Bank National Trust Company. See “The Master Servicer, The Securities Administrator and The Custodians” in this free writing prospectus.

Distribution Dates

Distributions on the Offered Certificates will be made on the 25th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in April 2006. The assumed final Distribution Date for the Offered Certificates is the Distribution Date in March 2036.

Credit Risk Manager	Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company). See “The Credit Risk Manager” in this free writing prospectus.

Offered Certificates

Only the certificates listed on the cover of this free writing prospectus are being offered by this free writing prospectus. Each class of Offered Certificates will have the initial certificate principal balance and pass-through rate set forth or described in the table appearing on the cover of this free writing prospectus.

The Trust

The Depositor will establish a trust with respect to the certificates under the pooling and servicing agreement dated as of the Cut-off Date among the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee. There are twenty classes of certificates representing the trust. See “Description of the Certificates” in this free writing prospectus.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust. In general, distributions of interest and principal, if applicable, on the Offered Certificates will be made only from payments received in connection with the mortgage loans and the interest rate swap agreement.

The Mortgage Loans

References to percentages of the mortgage loans under this section are calculated based on the aggregate principal balance of the mortgage loans as of the Cut-off Date.

All percentages and amounts with respect to the characteristics of the Mortgage Loans shown in this free writing prospectus are subject to a variance of plus or minus 10%.

The trust will contain 3,479 conventional, one- to four-family, first and second lien, fixed-rate and adjustable-rate mortgage loans on residential real properties (the “Mortgage Loans”).

For purposes of calculating interest and principal distributions on the Class A-1 Certificates and the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates (collectively, the “Class A-2 Certificates” and together with the Class A-1 Certificates, the “Class A Certificates”), the Mortgage Loans have been divided into two loan groups designated as the “Group I Mortgage Loans” and the “Group II Mortgage Loans.” The Group I Mortgage Loans consist of first lien, fixed-rate and adjustable-rate mortgage loans with principal balances at origination that conformed to Freddie Mac loan limits. The Group II Mortgage Loans consist of first and second lien, fixed-rate and adjustable-rate mortgage loans with principal balances at origination that may or may not have conformed to Freddie Mac loan limits.

The Class A-1 Certificates represent interests in the Group I Mortgage Loans. The Class A-2 Certificates represent interests in the Group II Mortgage Loans. The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates (collectively, the “Mezzanine Certificates”) represent interests in all of the Mortgage Loans.

The Group I Mortgage Loans consist of 1,800 mortgage loans and have an aggregate principal balance of approximately $282,078,113 as of the Cut-off Date. The Group I Mortgage Loans have original terms to maturity of not greater than approximately 30 years and have the following characteristics as of the Cut-off Date:

Range of mortgage rates:	4.375% to 11.625%.
Weighted average mortgage rate:	7.286%.
Range of gross margins:	2.250% to 9.500%.
Weighted average gross margin:	4.833%.
Range of minimum mortgage rates:	4.375% to 11.625%.
Weighted average minimum mortgage rate:	7.254%.
Range of maximum mortgage rates:	10.375% to 17.625%.
Weighted average maximum mortgage rate:	13.233%.
Weighted average remaining term
to stated maturity:	356 months.
Range of principal balances:	$34,677 to $448,000.
Average principal balance:	$156,710.
Range of original combined
loan-to-value ratios:	18.87% to 100.00%.
Weighted average original combined
loan-to value ratio:	79.78%.
Weighted average next adjustment date:	March 7, 2008.

The Group II Mortgage Loans consist of 1,679 mortgage loans and have an aggregate principal balance of approximately $279,687,961 as of the Cut-off Date. The Group II Mortgage Loans have original terms to maturity of not greater than approximately 30 years and have the following characteristics as of the Cut-off Date:

Range of mortgage rates:	4.500% to 12.990%.
Weighted average mortgage rate:	7.266%.
Range of gross margins:	2.250% to 8.875%.
Weighted average gross margin:	4.725%.
Range of minimum mortgage rates:	4.375% to 11.000%.
Weighted average minimum mortgage rate:	6.960%.
Range of maximum mortgage rates:	10.500% to 17.000%.
Weighted average maximum mortgage rate:	12.903%.
Weighted average remaining term
to stated maturity:	340 months.
Range of principal balances:	$9,881 to $950,000.
Average principal balance:	$166,580.
Range of original combined
loan-to-value ratios:	31.54% to 100.00%.
Weighted average original combined
loan-to value ratio:	81.83%.
Weighted average next adjustment date:	January 28, 2008.

The Mortgage Loans consist of 3,479 mortgage loans and in the aggregate have a principal balance of approximately $561,766,074 as of the Cut-off Date and have the following characteristics as of the Cut-off Date:

Range of mortgage rates:	4.375% to 12.990%.
Weighted average mortgage rate:	7.276%.
Range of gross margins:	2.250% to 9.500%.
Weighted average gross margin:	4.782%.
Range of minimum mortgage rates:	4.375% to 11.625%.
Weighted average minimum mortgage rate:	7.115%.
Range of maximum mortgage rates:	10.375% to 17.625%.
Weighted average maximum mortgage rate:	13.076%.
Weighted average remaining term
to stated maturity:	348 months.
Range of principal balances:	$9,881 to $950,000.
Average principal balance:	$161,473.
Range of original combined
loan-to-value ratios:	18.87% to 100.00%.
Weighted average original combined
loan-to value ratio:	80.80%.
Weighted average next adjustment date:	February 18, 2008.

The mortgage rate on each adjustable-rate Mortgage Loan will adjust semi-annually on each adjustment date to equal the sum of (A) Six-Month LIBOR (as defined in this free writing prospectus) and (B) the related gross margin, subject to periodic and lifetime limitations, as described under “The Mortgage Pool” in this free writing prospectus. See also “The Mortgage Pool–The Index” in this free writing prospectus.

The first adjustment date on the adjustable-rate Mortgage Loans will occur after an initial period of approximately six months, one, two, three or five years from the date of origination, as more fully described under “The Mortgage Pool” in this free writing prospectus.

For additional information regarding the Mortgage Loans, see “The Mortgage Pool” in this free writing prospectus.

Removal and Substitution of a Mortgage Loan

The Trustee will acknowledge the sale, transfer and assignment of the trust fund to it by the Depositor and receipt of, subject to further review and the exceptions, the Mortgage Loans. If the Trustee has actual knowledge that any Mortgage Loan is defective on its face due to a breach of the representations and warranties with respect to that Mortgage Loan made in the transaction agreements, the Trustee shall promptly notify the Sponsor of such defect. The Sponsor must then correct or cure any such defect within 90 days from the date of notice from the Trustee of the defect and if the Sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Sponsor will, in accordance with the terms of the pooling and servicing agreement, within 90 days of the date of notice, provide the Trustee with a substitute Mortgage Loan (if within two years of the Closing Date); provided that, if such defect would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

The Certificates

Offered Certificates. The Class A Certificates and the Mezzanine Certificates are the only classes of certificates offered by this free writing prospectus and are referred to herein as the “Offered Certificates”. The Offered Certificates will have the characteristics shown in the table on the cover of this free writing prospectus and as described in this free writing prospectus.

The pass-through rate on each class of Offered Certificates is variable and will be calculated for each Distribution Date as described below and under “Description of the Certificates– Pass-Through Rates” in this free writing prospectus. The pass-through rate on each class of Offered Certificates is a rate per annum based on one-month LIBOR plus an applicable spread, subject to a rate cap calculated based on the weighted average mortgage rate of the Mortgage Loans in the related loan group, less the fee rates payable to the Servicer, the Master Servicer and the Credit Risk Manager (collectively, the “Administration Costs”) and an amount, expressed as a per annum rate, equal to the net swap payment payable to the swap provider or any swap termination payment payable to the swap provider which is not payable as a result of the occurrence of a swap provider trigger event allocable to the related loan group and, in the case of the Mezzanine Certificates, based on both loan groups, weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the certificate principal balance of the related Class A Certificates, and in each case, adjusted for the actual number of days which have elapsed in the related interest accrual period. The initial spread relating to the Class A-1 Certificates is ______% per annum. The initial spread relating to the Class A-2A Certificates is ____% per annum. The initial spread relating to the Class A-2B Certificates is ______% per annum. The initial spread relating to the Class A-2C Certificates is ______% per annum. The initial spread relating to the Class A-2D Certificates is _____% per annum. The initial spread relating to the Class M-1 Certificates is _____% per annum. The initial spread relating to the Class M-2 Certificates is _____% per annum. The initial spread relating to the Class M-3 Certificates is ______% per annum. The initial spread relating to the Class M-4 Certificates is _____% per annum. The initial spread relating to the Class M-5 Certificates is _______% per annum. The initial spread relating to the Class M-6 Certificates is _______% per annum. The initial spread relating to the Class M-7 Certificates is ________% per annum. The initial spread relating to the Class M-8 Certificates is _______% per annum. The initial spread relating to the Class M-9 Certificates is _______% per annum. The initial spread relating to the Class M-10 Certificates is _______% per annum. The initial spread relating to the Class M-11 Certificates is ____% per annum. The initial spread relating to the Class M-12 Certificates is _______% per annum. Each spread is subject to increase as more fully described under “Description of the Certificates–Pass-Through Rates” in this free writing prospectus.

The Offered Certificates will be sold by the Depositor to Deutsche Bank Securities Inc. (the “Underwriter”) on the Closing Date.

The Offered Certificates will be represented initially by one or more global certificates registered in the name of a nominee of the Depository Trust Company in the United States, or of Clearstream and the Euroclear System (each, as defined in this free writing prospectus) in Europe and will be issued in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof. See “Description of the Certificates–Book-Entry Certificates” in this free writing prospectus.

Class CE Certificates. The Class CE Certificates are not offered by this free writing prospectus. The Class CE Certificates will have an initial certificate principal balance of approximately $7,302,974, (subject to a permitted variance of plus or minus 10%) which is equal to the initial overcollateralization required by the pooling and servicing agreement. The Class CE Certificates initially evidence an interest of approximately 1.30% in the trust (subject to a variance of plus or minus 10%).

Class P Certificates. The Class P Certificates are not offered by this free writing prospectus. The Class P Certificates will have an initial certificate principal balance of $100 and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans.

Residual Certificates. The Class R Certificates (the “Residual Certificates”) which are not offered by this free writing prospectus, represent the residual interests in the trust.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Offered Certificates consists of excess interest, overcollateralization, subordination and an interest rate swap agreement, each as described in this section and under “Description of the Certificates–Credit Enhancement”, “–The Interest Rate Swap Agreement and the Swap Provider” and “–Overcollateralization Provisions” in this free writing prospectus.

Excess Interest. The Mortgage Loans bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to distribute monthly interest on the Offered Certificates and to pay certain fees and expenses of the trust and the supplemental interest trust (including any net swap payment payable to the swap provider and any swap termination payment payable to the swap provider which is not payable as a result of the occurrence of a swap provider trigger event). Any excess interest from the Mortgage Loans each month will be available to absorb realized losses on the Mortgage Loans and to maintain or restore overcollateralization at required levels.

Subordination. The rights of the holders of the Mezzanine Certificates and the Class CE Certificates to receive distributions will be subordinated, to the extent described in this free writing prospectus, to the rights of the holders of the Class A Certificates.

In addition, to the extent described under “Description of the Certificates—Allocation of Losses; Subordination” in this free writing prospectus,

•             the rights of the holders of the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class M-12 and Class CE Certificates will be subordinated to the rights of the holders of the Class M-1 Certificates;

•             the rights of the holders of the Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class M-12 and Class CE Certificates will be subordinated to the rights of the holders of the Class M-2 Certificates;

•             the rights of the holders of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class M-12 and Class CE Certificates will be subordinated to the rights of the holders of the Class M-3 Certificates;

•             the rights of the holders of the Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class M-12 and Class CE Certificates will be subordinated to the rights of the holders of the Class M-4 Certificates;

•             the rights of the holders of the Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class M-12 and Class CE Certificates will be subordinated to the rights of the holders of the Class M-5 Certificates;

•             the rights of the holders of the Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class M-12 and Class CE Certificates will be subordinated to the rights of the holders of the Class M-6 Certificates;

•             the rights of the holders of the Class M-8, Class M-9, Class M-10, Class M-11, Class M-12 and Class CE Certificates will be subordinated to the rights of the holders of the Class M-7 Certificates;

•             the rights of the holders of the Class M-9, Class M-10, Class M-11, Class M-12 and Class CE Certificates will be subordinated to the rights of the holders of the Class M-8 Certificates;

•             the rights of the holders of the Class M-10, Class M-11, Class M-12 and Class CE Certificates will be subordinated to the rights of the holders of the Class M-9 Certificates;

•             the rights of the holders of the Class M-11, Class M-12 Certificates and Class CE Certificates will be subordinated to the rights of the holders of the Class M-10 Certificates;

•             the rights of the holders of the Class M-12 Certificates and Class CE Certificates will be subordinated to the rights of the holders of the Class M-11 Certificates; and

•             the rights of the holders of the Class CE Certificates will be subordinated to the rights of the holders of the Class M-12 Certificates.

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates in respect of interest and principal and to afford the more senior certificates protection against realized losses on the Mortgage Loans, as described under “Description of the Certificates—Allocation of Losses; Subordination” in this free writing prospectus.

Overcollateralization. The aggregate principal balance of the Mortgage Loans as of the Cut-off Date will exceed the aggregate certificate principal balance of the Class A, Mezzanine and Class P Certificates on the Closing Date by approximately $7,302,974 (subject to a permitted variance of plus or minus 10%), which is equal to the initial Certificate Principal Balance of the Class CE Certificates. This amount represents approximately 1.30% (subject to a variance of plus or minus 10%) of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and is the initial amount of overcollateralization required to be provided by the mortgage pool under the pooling and servicing agreement. See “Description of the Certificates–Overcollateralization Provisions” in this free writing prospectus.

Interest Rate Swap Agreement. The Offered Certificates will have the benefit of an Interest Rate Swap Agreement (the “Interest Rate Swap Agreement”) provided by a swap provider having a long-term credit rating of at least “A+” (or the equivalent) from at least one of the rating agencies rating the Offered Certificates (the “Swap Provider”) for each Distribution Date commencing in April 2006 and terminating on the Distribution Date set forth in the final prospectus supplement, unless terminated earlier in accordance with the provisions of the Interest Rate Swap Agreement.

Pursuant to the Interest Rate Swap Agreement, on each Distribution Date, (i) the Securities Administrator (on behalf of a supplemental interest trust and from funds of such trust) will be obligated to pay to the Swap Provider, a fixed amount equal to the product of (x) ____%, (y) the Swap Notional Amount for that Distribution Date set forth in the final prospectus supplement and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from the Closing Date to but excluding the first Distribution Date on a 30/360 basis), and the denominator of which is 360 (the “Securities Administrator Swap Payment”); and (ii) the Swap Provider will be obligated to pay to the supplemental interest trust for the benefit of the holders of the Offered Certificates (the “Swap Provider Payment”), a floating amount equal to the product of (x) One-Month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the Swap Notional Amount for that Distribution Date set forth in the final prospectus supplement and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

On each Distribution Date, the net positive difference between the Swap Provider Payment and the Securities Administrator Swap Payment, if any (a “Net Swap Payment”), will be deposited into a reserve fund and will be available for distribution to the Offered Certificates in respect of any interest and principal shortfall amounts and any realized losses allocated to the Offered Certificates as described in this free writing prospectus. If, on any Distribution Date, the Net Swap Payment with respect to the Offered Certificates exceeds the amount of the interest and principal shortfall amounts and any realized losses allocated to the Offered Certificates for such Distribution Date, after making the distributions set forth under “The Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this free writing prospectus, any remaining amounts will be distributed to the Class CE Certificates. See “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this free writing prospectus.

Upon early termination of the Interest Rate Swap Agreement, the Securities Administrator (on behalf of a supplemental interest trust and from funds of such trust) or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Securities Administrator is required to make a Swap Termination Payment that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to any distribution to certificateholders. See “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this free writing prospectus.

Amounts payable by the Securities Administrator in respect of Net Swap Payments and Swap Termination Payments which are not payable as a result of the occurrence of a Swap Provider trigger event will be paid to the Swap Provider on each Distribution Date before distributions to certificateholders and will first be deposited to the supplemental interest trust before payment to the Swap Provider.

Allocation of Losses. If, on any Distribution Date, there is not sufficient excess interest, overcollateralization (represented by the Class CE Certificates) or Net Swap Payments to absorb realized losses on the Mortgage Loans as described under “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus, then realized losses on the Mortgage Loans will be allocated to the Class M-12, Class M-11, Class M-10, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the certificate principal balance of each such class has been reduced to zero. The pooling and servicing agreement does not permit the allocation of realized losses on the Mortgage Loans to the Class A Certificates; however, investors in the Class A Certificates should realize that under certain loss scenarios, there will not be enough principal and interest on the Mortgage Loans to pay the Class A Certificates all interest and principal amounts to which these certificates are then entitled. See “Description of the Certificates—Allocation of Losses; Subordination” in this free writing prospectus.

Unless the Servicer collects subsequent recoveries on Mortgage Loans for which realized losses were allocated to the Mezzanine Certificates, once realized losses are allocated to the Mezzanine Certificates, their certificate principal balances will be permanently reduced by the amount so allocated. However, the amount of any realized losses allocated to the Mezzanine Certificates may be distributed to the holders of those certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this free writing prospectus.

P&I Advances

The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans, subject to the limitations described under “Description of the Certificates—P&I Advances” in this free writing prospectus. A successor servicer will be obligated to make any required delinquency advance if the Servicer fails in its obligation to do so, to the extent provided in the pooling and servicing agreement. The Servicer or any successor servicer, as the case may be, is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement. See “Servicing of the Mortgage Loans—P&I Advances” in this free writing prospectus and “Description of the Securities—Advances in Respect of Delinquencies” in the prospectus.

Servicing Fee

With respect to each Mortgage Loan, the amount of the annual servicing fee that shall be paid to the Servicer is, for a period of one full month, equal to one-twelfth of the product of (a) 0.50% and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on such Mortgage Loan is computed. The obligation to pay the servicing fee is limited to, and the servicing fee is payable from, the interest portion of such monthly payments collected; provided, however, that accrued and unpaid servicing fees applicable to liquidated mortgage loans may be payable out of amounts on deposit in the collection account as further described in the pooling and servicing agreement.

Master Servicing Fee

With respect to each Mortgage Loan, the amount of the annual master servicing fee that shall be paid to the Master Servicer is, for a period of one full month, equal to one-twelfth of the product of (a) 0.0135% and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on such Mortgage Loan is computed. The obligation to pay the master servicing fee is limited to, and the master servicing fee is payable from, the interest portion of such monthly payments collected. The Master Servicer will pay the trustee fee from its fee.

Optional Termination

At its option and subject to certain conditions, the Master Servicer may purchase all of the Mortgage Loans in the mortgage pool, together with any properties in respect of the Mortgage Loans acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates, when the aggregate principal balance of the Mortgage Loans (and properties acquired in respect of the Mortgage Loans), remaining in the trust as of the last day of the related due period has been reduced to less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. In the event the Master Servicer does not exercise such optional termination right, the Servicer may have the right, subject to certain conditions, to exercise such optional termination right. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus and “Description of the Securities—Termination” in the prospectus.

Federal Income Tax Consequences

Multiple elections will be made to treat designated portions of the trust (exclusive of the reserve fund, payments from the supplemental interest trust or the obligation to make payments to the supplemental interest trust) as real estate mortgage investment conduits (each a “REMIC”) for federal income tax purposes. See “Material Federal Income Tax Considerations—REMICs —Characterization of Investments in REMIC Securities” in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Federal Income Tax Consequences” in this free writing prospectus and “Material Federal Income Tax Considerations” in the prospectus.

Ratings

It is a condition to the issuance of the certificates that the Offered Certificates receive at least the following ratings from Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”):

Offered Certificates	S&P	Moody’s
Class A-1	AAA	Aaa
Class A-2A	AAA	Aaa
Class A-2B	AAA	Aaa
Class A-2C	AAA	Aaa
Class A-2D	AAA	Aaa
Class M-1	AAA	Aa1
Class M-2	AA+	Aa2
Class M-3	AA+	Aa3
Class M-4	AA+	A1
Class M-5	AA	A2
Class M-6	AA	A3
Class M-7	AA-	Baa1
Class M-8	A+	Baa2
Class M-9	A	Baa3
Class M-10	BBB+	NR
Class M-11	BBB	NR
Class M-12	BBB-	NR

A security rating does not address the frequency of prepayments on the Mortgage Loans or the corresponding effect on yield to investors. See “Yield on the Certificates” and “Ratings” in this free writing prospectus and “Yield Considerations” in the prospectus.

Legal Investment

The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See “Legal Investment” in this free writing prospectus and in the prospectus.

Considerations for Benefit Plan Investors

It is expected that the Offered Certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or plans or arrangements (each, a “Plan”) subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”). Prior to the termination of the supplemental interest trust, Plans or persons using assets of a Plan may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors are encouraged consult with their counsel with respect to the consequences under ERISA and the Code of a Plan’s acquisition and ownership of such certificates. See “Considerations for Benefit Plan Investors” in this free writing prospectus and “ERISA Considerations” in the prospectus.

TRANSACTION STRUCTURE

RISK FACTORS

The following information, which you should consider carefully, identifies significant risks associated with an investment in the certificates.

The Mortgage Loans were underwritten to standards which do not conform to the standards of Fannie Mae or Freddie Mac.

The underwriting standards applicable to the Mortgage Loans are intended to assess the ability and willingness of the mortgagor to repay the debt and to evaluate the adequacy of the property as collateral for the mortgage loan. In connection with the origination of the Mortgage Loans, among other things, a mortgagor’s credit history, repayment ability and debt service-to-income ratio, as well as the value, type and use of the mortgaged property are considered. As further described in this free writing prospectus, the underwriting standards applicable to the Mortgage Loans do not conform to Fannie Mae and Freddie Mac guidelines.

In addition, mortgage loans originated pursuant to the underwriting standards described in this free writing prospectus generally bear higher rates of interest than mortgage loans originated in accordance with Fannie Mae and Freddie Mac guidelines and may experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac guidelines.

Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans than on mortgage loans originated in accordance with Fannie Mae and Freddie Mac guidelines. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans. See “The Mortgage Pool—DB-ASAP Program Description and Underwriting Standards” in this free writing prospectus.

Mortgage Loans with high combined loan-to-value ratios leave the related mortgagor with little or no equity in the related mortgaged property.

Approximately 17.07% of the Group I Mortgage Loans and approximately 17.98% of the Group II Mortgage Loans, in each case, by the related aggregate principal balance as of the Cut-off Date, had a combined loan-to-value ratio at origination in excess of 80.00%.

An overall decline in the residential real estate market, a rise in interest rates over a period of time and the condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of the mortgaged property from the appraised value at the time the Mortgage Loan was originated. If there is a reduction in the value of the mortgaged property, the combined loan-to-value ratio may increase over what it was at the time the Mortgage Loan was originated. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the Mortgage Loan, and any losses to the extent not covered by the credit enhancement may affect the yield to maturity of your certificates. There can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of that mortgaged property at the time of that appraisal or review. Investors should note that the values of the mortgaged properties may be insufficient to cover the outstanding principal balance of the Mortgage Loans. There can be no assurance that the combined loan-to-value ratio of any Mortgage Loan determined at any time after origination will be less than or equal to its combined loan-to-value ratio at origination.

Developments in specified states could have a disproportionate effect on the Mortgage Loans due to the geographic concentration of the mortgaged properties.

Approximately 11.59%, 11.32%, 8.55%, 5.85% and 5.50% of the Group I Mortgage Loans are secured by Mortgaged Properties located in the State of California, the State of Minnesota, the State of Arizona, the State of Washington and the State of Maryland, respectively, and approximately 39.25%, 6.39%, 5.80%, 4.87% and 4.54% of the Group II Mortgage Loans, are secured by mortgaged properties located in the State of California, the State of Arizona, the State of Florida, the State of Nevada and the State of Texas, respectively, in each case, by the related aggregate principal balance as of the Cut-off Date. Approximately 1.10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, are located in a single California zip code, which is the largest concentration of Mortgage Loans in a single zip code. If the California residential real estate market should experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of delinquencies, foreclosures, bankruptcies and losses on the Mortgage Loans may increase over historical levels of comparable type loans, and may increase substantially. In addition, properties located in California may be more susceptible than homes located in other parts of the country to certain types of uninsured hazards, such as earthquakes, hurricanes, as well as floods, mudslides and other natural disasters.

Second Lien Mortgage Loans Risk.

Approximately 9.47% of the Group II Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are secured by second liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such Group II Mortgage Loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the Servicer may write off the entire balance of such Group II Mortgage Loan as a bad debt. The foregoing considerations will be particularly applicable to Group II Mortgage Loans secured by second liens that have high combined loan-to-value ratios because it is comparatively more likely that the Servicer would determine foreclosure to be uneconomical in the case of such Group II Mortgage Loans. The rate of default of second lien Group II Mortgage Loans may be greater than that of mortgage loans secured by first liens on comparable properties.

Interest Only Mortgage Loan Risk.

Approximately 59.29% of the Group I Mortgage Loans and approximately 66.07% of the Group II Mortgage Loans, in each case, by the related aggregate principal balance as of the Cut-off Date, require the borrowers to make monthly payments only of accrued interest for the first two, five or ten years following origination. After such interest-only period, the borrower’s monthly payment will be recalculated to cover both interest and principal so that the Mortgage Loan will amortize fully prior to its final payment date. If the monthly payment increases, the related borrower may not be able to pay the increased amount and may default or may refinance the related Mortgage Loan to avoid the higher payment. Because no principal payments may be made or advanced on such Mortgage Loans for two, five or ten years following origination, the certificateholders will receive smaller principal distributions during such period than they would have received if the related borrowers were required to make monthly payments of interest and principal for the entire lives of such Mortgage Loans. This slower rate of principal distributions may reduce the return on an investment in the Offered Certificates that are purchased at a discount.

Balloon Mortgage Loan Risk.

Mortgage Loans that are balloon loans pose a risk because a borrower must make a large lump sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump sum or refinance such amount, the Servicer will not be obligated to advance the principal portion of that lump sum payment, you may suffer a loss. Approximately 0.15% of the Group I Mortgage Loans and approximately 9.87% of the Group II Mortgage Loans, in each case, by related aggregate principal balance as of the Cut-off Date, are balloon loans.

The Mezzanine Certificates will be more sensitive to losses on the Mortgage Loans than the Class A Certificates because they are subordinate to the Class A Certificates.

The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by an investor in these certificates, the actual yield to maturity of these certificates may be lower than the yield anticipated by the investor based on such assumption. The timing of losses on the Mortgage Loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the Mortgage Loans, to the extent they exceed the amount of excess interest, overcollateralization and Net Swap Payments received from the Swap Provider in respect of the Interest Rate Swap agreement, will reduce the certificate principal balances of the Mezzanine Certificates beginning with the class of Mezzanine Certificates then outstanding with the lowest payment priority. As a result of such reductions, less interest will accrue on each such class of Mezzanine Certificates than would otherwise be the case. However, the amount of any realized losses allocated to the Mezzanine Certificates may be distributed to the holders of those certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this free writing prospectus.

The Mezzanine Certificates generally will not be entitled to receive principal payments until April 2009 which may result in a greater risk of loss relating to these certificates.

Unless the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until at least April 2009 or a later date as provided in this free writing prospectus or during any period in which delinquencies on the Mortgage Loans exceed the levels set forth under “Description of the Certificates—Principal Distributions on the Offered Certificates” in this free writing prospectus. As a result, the weighted average lives of the Mezzanine Certificates will be longer than would be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of these certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if the delinquency levels set forth under “Description of the Certificates—Principal Distributions on the Offered Certificates” in this free writing prospectus are exceeded, it is possible for such certificates to receive no principal distributions on a particular Distribution Date even if no losses have occurred on the mortgage pool.

The Offered Certificates will be limited obligations solely of the trust fund and not of any other party.

The Offered Certificates will not represent an interest in or obligation of the Depositor, the Servicer, the Master Servicer, the Securities Administrator, the Sponsor, the Trustee or any of their respective affiliates. Neither the Offered Certificates nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Servicer, the Master Servicer, the Securities Administrator, the Sponsor, the Trustee or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of payments on the Offered Certificates, and there will be no recourse to the Depositor, the Servicer, the Sponsor, the Master Servicer, the Securities Administrator, the Trustee or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the Offered Certificates.

The difference between the pass-through rates on the Class A Certificates and Mezzanine Certificates and the mortgage rates on the Mortgage Loans may result in interest shortfalls on such certificates.

The yield to maturity on the Class A Certificates and the Mezzanine Certificates may be affected by the resetting of the mortgage rates on the adjustable-rate Mortgage Loans included in the mortgage pool on their related adjustment dates. In addition, because the mortgage rate for approximately 93.46% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, adjusts based on Six-Month LIBOR plus a fixed percentage amount, such rate could be higher than prevailing market interest rates, and this may result in an increase in the rate of prepayments on such Mortgage Loans after their adjustments. Finally, the mortgage rates on such adjustable-rate Mortgage Loans are based on Six-Month LIBOR while the pass-through rates on the Class A Certificates and the Mezzanine Certificates are based on one-month LIBOR. Consequently, the application to such certificates of the rate cap, which is generally equal to the weighted average coupon on the related Mortgage Loans, net of certain fees of the trust and the supplemental interest trust (including any Net Swap Payment payable to the Swap Provider and any swap termination payment payable to the Swap Provider which is not payable as a result of the occurrence of a Swap Provider trigger event), could adversely affect the yield to maturity on such certificates. In addition, the rate cap will decrease if Mortgage Loans with relatively high mortgage rates prepay at a faster rate than Mortgage Loans with relatively low mortgage rates.

If the pass-through rates on the Class A Certificates or the Mezzanine Certificates are limited for any Distribution Date, the resulting interest shortfalls may be recovered by the holders of these certificates on the same Distribution Date or on future Distribution Dates on a subordinated basis to the extent that on such Distribution Date or future Distribution Dates there are available funds remaining after certain other distributions on the Offered Certificates and the payment of certain fees and expenses of the trust and the supplemental interest trust (including any Net Swap Payment payable to the Swap Provider and any swap termination payment payable to the Swap Provider which is not payable as a result of the occurrence of a Swap Provider trigger event). The ratings on the Offered Certificates will not address the likelihood of any recovery of interest shortfalls by holders of the Offered Certificates from amounts collected on the Mortgage Loans. See “Yield on the Certificates—Special Yield Considerations” in this free writing prospectus.

Amounts used to pay such interest shortfalls on the Offered Certificates may be supplemented by the Interest Rate Swap Agreement to the extent that the floating payment required to be made by the Swap Provider exceeds the fixed payment required to be made by the Securities Administrator (on behalf of the supplemental interest trust) on any Distribution Date and such amount is available in the priority described in this free writing prospectus. However, the amount received from the Swap Provider under the Interest Rate Swap Agreement may be insufficient to pay the holders of the Offered Certificates the full amount of interest which they would have received absent the limitations of the rate cap.

The rate and timing of principal distributions on the Class A Certificates and the Mezzanine Certificates will be affected by prepayment speeds and by the priority of payment on such certificates.

The rate and timing of distributions allocable to principal on the Class A Certificates and the Mezzanine Certificates will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the Mortgage Loans and the allocation thereof to pay principal on such certificates as described in “Description of the Certificates—Principal Distributions on the Offered Certificates” in this free writing prospectus. As is the case with mortgage backed pass-through certificates generally, the Offered Certificates are subject to substantial inherent cash-flow uncertainties because the Mortgage Loans may be prepaid at any time. However, with respect to approximately 78.65% of the Mortgage Loans, by aggregate principal balance of the Mortgage Loans as of the Cut-off Date, a prepayment may subject the related mortgagor to a prepayment charge. A prepayment charge may or may not act as a deterrent to prepayment of the related Mortgage Loan. See “The Mortgage Pool” in this free writing prospectus.

Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease; a decrease in the prepayment rates on the Mortgage Loans will result in a reduced rate of return of principal to investors in the Class A Certificates and the Mezzanine Certificates at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase; an increase in the prepayment rates on the Mortgage Loans will result in a greater rate of return of principal to investors in the Class A Certificates and Mezzanine Certificates at a time when reinvestment at comparable yields may not be possible.

Distributions of principal will be made to the holders of the Mezzanine Certificates according to the priorities described in this free writing prospectus. The timing of commencement of principal distributions and the weighted average life of each such class of certificates will be affected by the rates of prepayment on the Mortgage Loans experienced both before and after the commencement of principal distributions on such classes. For further information regarding the effect of principal prepayments on the weighted average lives of the Offered Certificates, see “Yield on the Certificates” in this free writing prospectus, including the tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption.”

The yield to maturity on the Offered Certificates will depend on a variety of factors.

The yield to maturity on the Offered Certificates will depend on:

•	the applicable pass-through rate thereon;
•	the applicable purchase price;
•

the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) and the allocation thereof to reduce the certificate principal balance of the Offered Certificates;

•

the rate, timing and severity of realized losses on the Mortgage Loans, adjustments to the mortgage rates on the adjustable-rate Mortgage Loans included in the mortgage pool, the amount of excess interest generated by the Mortgage Loans and the allocation to the Offered Certificates of certain interest shortfalls; and

•	payments due from the supplemental interest trust in respect of payments received from the Swap Provider under the Interest Rate Swap Agreement.

In general, if the Offered Certificates are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the Offered Certificates are purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that originally assumed.

The proceeds to the Depositor from the sale of the Offered Certificates were determined based on a number of assumptions, including a prepayment assumption of 100% PPC (based on the assumed prepayment rates set forth under “Yield on the Certificates—Weighted Average Lives” in this free writing prospectus) with respect to the adjustable-rate Mortgage Loans and a prepayment assumption of 100% PPC (based on the assumed prepayment rates set forth under “Yield on the Certificates—Weighted Average Lives” in this free writing prospectus) with respect to the fixed-rate Mortgage Loans, and weighted average lives corresponding thereto. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. The yield assumptions for the Offered Certificates will vary as determined at the time of sale.

The yield to maturity on the Mezzanine Certificates will be particularly sensitive to the rate of prepayments on the Mortgage Loans.

The multiple class structure of the Mezzanine Certificates causes the yield of these classes to be particularly sensitive to changes in the rates of prepayment of the Mortgage Loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this free writing prospectus, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the Mortgage Loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the Mortgage Loans (and the timing thereof), to the extent these losses are not covered by excess cashflow otherwise payable to the Class CE Certificates, Net Swap Payments received under the Interest Rate Swap Agreement or allocated to a class of Mezzanine Certificates with a lower payment priority. Furthermore, as described in this free writing prospectus, the timing of receipt of principal and interest by the Mezzanine Certificates may be adversely affected by losses even if these classes of certificates do not ultimately bear such loss.

Violation of consumer protection laws may result in losses on the Mortgage Loans and your certificates.

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of originators of mortgage loans. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans.

The Mortgage Loans are also subject to federal laws, including:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the Mortgage Loans;
•

the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor’s credit experience; and
•	the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws.

Violations of certain provisions of these federal and state laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the related Mortgage Loans and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the originator to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors’ rescinding the Mortgage Loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in Mortgage Loans that have interest rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of the Mortgage Loans and restrict the Servicer’s ability to foreclose in response to mortgagor defaults. The failure of the originator to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the Mortgage Loans against the trust and/or limit the Servicer’s ability to foreclose upon the related mortgaged properties in the event of mortgagor defaults.

Under the anti-predatory lending laws of some states, the mortgagor is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that a Mortgage Loan included in the trust fund does not meet the test will result in a violation of the state anti-predatory lending law, in which case the Sponsor will be required to purchase that Mortgage Loan from the trust fund.

The Sponsor will represent that, as of the Closing Date, each Mortgage Loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the Sponsor will be obligated to cure such breach or repurchase or replace the affected Mortgage Loan in the manner described in the prospectus. If the Sponsor is unable or otherwise fails to satisfy such obligations, the yield on the Offered Certificates may be materially and adversely affected.

Your distributions could be adversely affected by the bankruptcy or insolvency of certain parties

The Sponsor will treat the transfer of the Mortgage Loans to the Depositor as a sale of the Mortgage Loans. However, if the Sponsor becomes bankrupt, the trustee in bankruptcy may argue that the Mortgage Loans were not sold but were only pledged to secure a loan to the Sponsor. If that argument is made, you could experience delays or reductions in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the Mortgage Loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

In addition, if the Master Servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor Master Servicer. Any related delays in servicing could result in increased delinquencies or losses on the Mortgage Loans.

Interest generated by the Mortgage Loans may be insufficient to maintain or restore overcollateralization.

The Mortgage Loans are expected to generate more interest than is needed to pay interest owed on the Offered Certificates and to pay certain fees and expenses of the trust and the supplemental interest trust (including any Net Swap Payment payable to the Swap Provider and any swap termination payment payable to the Swap Provider which is not payable as a result of the occurrence of a Swap Provider trigger event). Any remaining interest generated by the Mortgage Loans will then be used to absorb losses that occur on the Mortgage Loans. After these financial obligations of the trust are covered, available excess interest generated by the Mortgage Loans will be used to maintain or restore the overcollateralization. We cannot assure you, however, that enough excess interest will be generated to maintain or restore the required level of overcollateralization. The factors described below will affect the amount of excess interest that the Mortgage Loans will generate:

•

Every time a Mortgage Loan is prepaid in full, excess interest may be reduced because such Mortgage Loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•	Every time a Mortgage Loan is liquidated or written off, excess interest may be reduced because such Mortgage Loan will no longer be outstanding and generating interest.
•

If the rates of delinquencies, defaults or losses on the Mortgage Loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the Offered Certificates.

•

The adjustable-rate Mortgage Loans have mortgage rates that adjust less frequently than, and on the basis of an index that is different from, the index used to determine the pass-through rates on the Offered Certificates, and the fixed-rate Mortgage Loans have mortgage rates that do not adjust. As a result, the pass-through rates on the Offered Certificates may increase relative to mortgage rates on the Mortgage Loans, requiring that a greater portion of the interest generated by the Mortgage Loans be applied to cover interest on such certificates.

Interest payments on the Mortgage Loans may be insufficient to pay interest on your certificates.

When a Mortgage Loan is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next Distribution Date. The Servicer is required to cover a portion of the shortfall in interest collections that are attributable to voluntary prepayments in full on the Mortgage Loans, but only up the servicing fee payable to the Servicer for the related interest accrual period. In addition, if the Servicer fails to pay all or a portion of these amounts, the Master Servicer is required to pay such amounts up to the master servicing fee payable to the Master Servicer for the related interest accrual period. If the credit enhancement is insufficient to cover this shortfall in excess of the amount the Servicer or the Master Servicer covers, you may incur a loss. In addition, the Servicer will not be required to cover shortfalls in interest collections due to bankruptcy proceedings or the application of the Servicemembers Civil Relief Act (the “Relief Act”) or similar state or local laws.

On any Distribution Date, any shortfalls resulting from the application of the Relief Act or similar state or local laws and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the Servicer or the Master Servicer will be allocated, first, to the Class CE Certificates, second, to the Class M-12 Certificates, third, to the Class M-11 Certificates, fourth, to the Class M-10 Certificates, fifth, to the Class M-9 Certificates, sixth, to the Class M-8 Certificates, seventh, to the Class M-7 Certificates, eighth, to the Class M-6 Certificates, ninth, to the Class M-5 Certificates, tenth, to the Class M-4 Certificates, eleventh, to the Class M-3 Certificates, twelfth, to the Class M-2 Certificates, thirteenth, to the Class M-1 Certificates and fourteenth, to the Class A Certificates, on a pro rata basis, based on their respective senior interest distribution amounts for such Distribution Date before such reduction. The holders of the Offered Certificates will be entitled to reimbursement for any such interest shortfalls but only to the extent of available funds and in the order of priority set forth under “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus. If these shortfalls are allocated to the Offered Certificates the amount of interest paid to those certificates will be reduced, adversely affecting the yield on your investment.

The liquidity of your certificates may be limited.

The Underwriter has no obligation to make a secondary market in the classes of Offered Certificates. There is therefore no assurance that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The Interest Rate Swap Agreement and the Swap Provider.

Any amounts received from the Swap Provider under the Interest Rate Swap Agreement will be applied as described in this free writing prospectus to pay interest shortfalls, maintain or restore overcollateralization and cover realized losses on the Mortgage Loans allocated to the Offered Certificates. However, no amounts will be payable by the Swap Provider unless the floating amount owed by the Swap Provider on a Distribution Date exceeds the fixed amount owed to the Swap Provider on such Distribution Date. This will generally not occur except in periods when one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) exceeds ___%. No assurance can be made that any amounts will be received under the Interest Rate Swap Agreement, or that any such amounts that are received will be sufficient to maintain or restore the required level of overcollateralization or to cover interest shortfalls and realized losses on the Mortgage Loans. Any Net Swap Payment payable to the Swap Provider under the terms of the Interest Rate Swap Agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates of the certificates. If the rate of prepayments on the Mortgage Loans is faster than anticipated, the schedule on which payments due under the Interest Rate Swap Agreement are calculated may exceed the aggregate principal balance of the Mortgage Loans, thereby increasing the relative proportion of interest collections on the Mortgage Loans that must be applied to make Net Swap Payments to the Swap Provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Offered Certificates. In addition, any swap termination payment payable to the Swap Provider in the event of early termination of the Interest Rate Swap Agreement which was not caused by the occurrence of a Swap Provider trigger event will reduce amounts available for distribution to certificateholders.

Upon early termination of the Interest Rate Swap Agreement, the Securities Administrator (on behalf of the supplemental interest trust) or the Swap Provider may be liable to make a Swap Termination Payment to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Securities Administrator (on behalf of the supplemental interest trust) is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to certificateholders. This feature may result in losses on the certificates. Due to the priority of the application of the available distribution amount, the Mezzanine Certificates will bear the effects of any shortfalls resulting from a Net Swap Payment or Swap Termination Payment by the Securities Administrator before such effects are borne by the Class A Certificates and therefore, one or more classes of Mezzanine Certificates may suffer a loss as a result of such payment.

To the extent that distributions on the Offered Certificates depend in part on payments to be received by the Securities Administrator (on behalf of the supplemental interest trust) under the Interest Rate Swap Agreement, the ability of the Securities Administrator to make such distributions on the Offered Certificates will be subject to the credit risk of the Swap Provider. Although there is a mechanism in place to facilitate replacement of the Interest Rate Swap Agreement upon the default or credit impairment of the Swap Provider, there can be no assurance that any such mechanism will result in the ability of the trustee to obtain a suitable replacement Interest Rate Swap Agreement. The credit ratings of the Swap Provider as of the date of this free writing prospectus may be lower than the ratings assigned to the Class A Certificates. See “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this free writing prospectus.

The return on your certificates could be reduced by shortfalls due to the application of the Relief Act.

The Relief Act and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws could result in an interest shortfall because the Master Servicer and the Servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such Mortgage Loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the Servicer or the Master Servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent Distribution Dates. We do not know how many Mortgage Loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local law.

Possible reduction or withdrawal of ratings on the Offered Certificates.

Each rating agency rating the Offered Certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the Offered Certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Suitability of the Offered Certificates as investments.

The Offered Certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The Offered Certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

FICO scores are not an indicator of future performance of mortgagors

Investors are encouraged to be aware that FICO scores are based on past payment history of the mortgagor. Investors are encouraged not to rely on FICO scores as an indicator of future borrower performance. See “The Mortgage Pool—DB-ASAP Program Description and Underwriting Standards” in this free writing prospectus.

All capitalized terms used in this free writing prospectus will have the meanings assigned to them under “Description of the Certificates—Glossary” or in the prospectus under “Index of Defined Terms.”

USE OF PROCEEDS

DB Structured Products, Inc. (the “Sponsor”), will sell the Mortgage Loans to ACE Securities Corp. (the “Depositor”) and the Depositor will convey the Mortgage Loans to the trust fund in exchange for and concurrently with the delivery of the certificates. Net proceeds from the sale of the Offered Certificates will be applied by the Depositor to the purchase of the Mortgage Loans from the Sponsor. Such net proceeds together with certain classes of certificates not offered by this free writing prospectus will represent the purchase price to be paid by the Depositor to the Sponsor for the Mortgage Loans. The Mortgage Loans were previously purchased by the Sponsor directly from various third-party originators who originated the Mortgage Loan in accordance with the Sponsor’s underwriting guidelines.

THE MORTGAGE POOL

General

The pool of mortgage loans (the “Mortgage Pool”) will consist of 3,479 conventional, one- to four-family, first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”) on residential real properties (the “Mortgaged Properties”) having an aggregate principal balance as of the Cut-off Date of approximately $561,766,074 after application of scheduled payments due on or before the Cut-off Date whether or not received, and subject to a permitted variance of plus or minus 10%. The Mortgage Loans have original terms to maturity of not greater than 30 years. For purposes of calculating interest and principal distributions on the Class A Certificates, the Mortgage Loans have been divided into two loan groups, designated as the “Group I Mortgage Loans” and the “Group II Mortgage Loans.” The Group I Mortgage Loans

consist of 1,800 fixed-rate and adjustable-rate mortgage loans having an aggregate principal balance as of the Cut-off Date of approximately $282,078,113 after application of scheduled payments due on or before the Cut-off Date whether or not received, and subject to a permitted variance of plus or minus 10%. The principal balances of the Group I Mortgage Loans at origination conformed to Freddie Mac loan limits. The Group II Mortgage Loans consist of 1,679 fixed-rate and adjustable-rate mortgage loans having an aggregate principal balance as of the Cut-off Date of approximately $279,687,961 after application of scheduled payments due on or before the Cut-off Date whether or not received, and subject to a permitted variance of plus or minus 10%. The principal balances of the Group II Mortgage Loans at origination may or may not have conformed to Freddie Mac loan limits.

All percentages and amounts with respect to the characteristics of the Mortgage Loans shown in this free writing prospectus are subject to a variance of plus or minus 10%.

Approximately 32.35% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, provide for level monthly payments in an amount sufficient fully to amortize the Mortgage Loans over their terms or, in the case of adjustable rate Mortgage Loans, monthly payments that will be adjusted to an amount that will amortize such Mortgage Loans fully over their terms. Approximately 4.99% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are balloon loans (the “Balloon Loans”), which require the related mortgagors to make balloon payments on the maturity date of such Balloon Loans that are larger than the monthly payments made by such mortgagors on prior due dates in order to amortize such Balloon Loans fully over their terms. Approximately 62.67% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are interest only loans (the “Interest Only Loans”) which require the related mortgagors to make monthly payments of only accrued interest for the first two, five or ten years following origination. After such interest-only period, the mortgagor’s monthly payment will be recalculated to cover both interest and principal so that such Mortgage Loan will amortize fully on or prior to its final payment date.

Approximately 95.29% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on residential properties (“First Lien Mortgage Loans”). Approximately 4.71% of the Group II Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are secured by second mortgages or deeds of trust or other similar security instruments creating second liens on residential properties (“Second Lien Mortgage Loans”). None of the Group I Mortgage Loans are Second Lien Mortgage Loans. The Mortgaged Properties generally consist of attached, detached or semi detached, one to four family dwelling units, individual condominium units, individual units in planned unit developments, rowhouses and townhouses.

References to percentages of the Mortgage Loans, unless otherwise noted, are calculated based on the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

The mortgage rate (the “Mortgage Rate”) on each Mortgage Loan is the per annum rate of interest specified in the related mortgage note as reduced by application of the Relief Act or similar state or local laws and bankruptcy adjustments. Approximately 6.54% of the Mortgage Loans are fixed-rate mortgage loans and approximately 93.46% of the Mortgage Loans are adjustable-rate mortgage loans. The adjustable-rate mortgage loans are referred to in this free writing prospectus as “ARM Loans”. All of the ARM Loans provide for semi-annual adjustment to the Mortgage Rates applicable thereto based on Six-Month LIBOR (as described below). The first adjustment with respect to each ARM Loan will not occur until after an initial period of six months, one, two, three or five years from the date of origination thereof (each, a “Delayed First Adjustment Mortgage Loan”). In connection with each Mortgage Rate adjustment, the ARM Loans have corresponding adjustments to their monthly payment amount, in each case on each applicable adjustment date (each such date, an “Adjustment Date”). As to each Mortgage Loan, the Servicer will be responsible for calculating and implementing Mortgage Rate adjustments. On each Adjustment Date, the Mortgage Rate on each ARM Loan will be adjusted generally to equal the sum of Six-Month LIBOR and a fixed percentage amount (the “Gross Margin”) for that ARM Loan specified in the related mortgage note. The Mortgage Rate on each ARM Loan, however, including each Delayed First Adjustment Mortgage Loan, will not increase or decrease by more than the initial periodic rate cap (the “Initial Periodic Rate Cap”) specified in the related mortgage note on the initial Adjustment Date or increase or decrease by more than the subsequent periodic rate cap (the “Subsequent Periodic Rate Cap”) specified in the related mortgage note on any subsequent Adjustment Date and will not exceed a specified maximum mortgage rate (the “Maximum Mortgage Rate”) over the life of the ARM Loan or be less than a specified minimum mortgage rate (the “Minimum Mortgage Rate”) over the life of the ARM Loan. The weighted average Initial Periodic Rate Cap and Subsequent Periodic Rate Cap for the ARM Loans is approximately 2.980% per annum and 1.001% per annum, respectively. Effective with the first monthly payment due on each ARM Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will fully amortize the outstanding principal balance of the related ARM Loan over its remaining term and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Rates, the Mortgage Rate on each ARM Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index, calculated as described in this free writing prospectus, and the related Gross Margin. See “—The Index” in this free writing prospectus. None of the ARM Loans permit the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

Substantially all of the Mortgage Loans have scheduled monthly payments due on the first day of the month (with respect to each Mortgage Loan, the “Due Date”). Each Mortgage Loan will contain a customary “due-on-sale” clause which provides that the Mortgage Loan must be repaid at the time of a sale of the related Mortgaged Property or assumed by a creditworthy purchaser of the related Mortgaged Property.

Approximately 78.65% of the Mortgage Loans provide for payment by the mortgagor of a prepayment charge (a “Prepayment Charge”) in limited circumstances on certain prepayments as provided in the related mortgage note. Each such Mortgage Loan provides for payment of a Prepayment Charge on certain partial prepayments and all prepayments in full made within a certain period of time from the date of origination of the Mortgage Loan, as provided in the related mortgage note. The amount of the Prepayment Charge is as provided in the related mortgage note. The holders of the Class P Certificates will be entitled to all Prepayment Charges received on the Mortgage Loans, and these amounts will not be available for distribution on the other classes of certificates. Under the limited instances described under the terms of the pooling and servicing agreement, the Servicer may waive the payment of any otherwise applicable Prepayment Charge with respect to the related Mortgage Loans. As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the “Parity Act”), which regulates the ability of originators to impose prepayment charges, was amended, and as a result, the originators will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003. The Depositor makes no representations as to the effect that the Prepayment Charges and the amendment of the Parity Act may have on the prepayment performance of the Mortgage Loans. However, the amendment of the Parity Act does not retroactively affect loans originated before July 1, 2003. Investors should conduct their own analysis of the effect, if any, that the Prepayment Charges, decisions by the Servicer with respect to the waiver of the Prepayment Charges and the amendment to the Parity Act, may have on the prepayment performance of the Mortgage Loans. The Depositor makes no representation as to the effect that the Prepayment Charges, decisions by the Servicer with respect to the waiver of the Prepayment Charges and the amendment to the Parity Act, may have on the prepayment performance of the Mortgage Loans. See “Certain Legal Aspects of the Mortgage Loans– Prepayment Charges and Late Fees; Deb-Acceleration Clauses” in the prospectus.

In addition, the Servicer may waive the collection of any otherwise applicable Prepayment Charge, but only if: (1) such waiver is standard and customary in servicing similar Mortgage Loans and such waiver is related to a default or reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan and, if such waiver is made in connection with a refinancing of the related Mortgage Loan, such refinancing is related to a default or a reasonably foreseeable default, (ii) such Prepayment Charge is unenforceable in accordance with applicable law or the collection of such related Prepayment Charge would otherwise violate applicable law or (iii) the collection of such Prepayment Charge would be considered “predatory” pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters. In any event, no waiver of a Prepayment Charge in connection with any Mortgage Loan will effect the potential cash flow from the pool assets.

As of the date of the printing of this free writing prospectus, the Sponsor has not yet received delinquency information as of the Cut-off Date with respect to the Mortgage Pool from the Servicer. However, based on information received by the Sponsor based on the aggregate principal balance as of February 1, 2006, approximately 0.75% of the Mortgage Loans were 29 days delinquent. We anticipate that as of the Cut-off Date no more than approximately 2.00% of the Mortgage Loans, by aggregate principal balance, will be 30-59 days delinquent. No Mortgage Loan that is 60 or more days delinquent will be included in the Mortgage Pool. A Mortgage Loan is considered to be delinquent when a payment due on any Due Date remains unpaid as of the close of business on the last business day immediately prior to the next monthly Due Date. The determination as to whether a Mortgage Loan falls into this category is made as of the close of business on the last business day of each month.

For a further description of the underwriting or selection criteria used to purchase the mortgage pool assets, please see “The Mortgage Pool—DB-ASAP Program Description and Underwriting Standards” and “The Sponsor” in this free writing prospectus.

Mortgage Loan Characteristics

The average principal balance of the Mortgage Loans at origination was approximately $161,652. No Mortgage Loan had a principal balance at origination greater than approximately $950,000 or less than approximately $10,000. The average principal balance of the Mortgage Loans as of the Cut-off Date was approximately $161,473. No Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $950,000 or less than approximately $9,881.

The Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately 4.375% per annum to approximately 12.990% per annum, and the weighted average Mortgage Rate was approximately 7.276% per annum. As of the Cut-off Date, the ARM Loans had Gross Margins ranging from approximately 2.250% per annum to approximately 9.500% per annum, Minimum Mortgage Rates ranging from approximately 4.375% per annum to approximately 11.625% per annum and Maximum Mortgage Rates ranging from approximately 10.375% per annum to approximately 17.625% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately 4.782% the weighted average Minimum Mortgage Rate was approximately 7.115% per annum and the weighted average Maximum Mortgage Rate was approximately 13.076% per annum. The latest first Adjustment Date following the Cut-off Date on any ARM Loan occurs on February 1, 2011 and the weighted average next Adjustment Date for all of the ARM Loans following the Cut-off Date is February 18, 2008.

The weighted average combined loan-to-value ratio of the Mortgage Loans at origination was approximately 80.80%. At origination, no Mortgage Loan had a combined loan-to-value ratio greater than approximately 100.00% or less than approximately 18.87%.

The weighted average remaining term to stated maturity of the Mortgage Loans was approximately 348 months as of the Cut-off Date. None of the Mortgage Loans will have a first due date prior to April 1, 2005 or after March 1, 2006 or will have a remaining term to stated maturity of less than 111 months or greater than 359 months as of the Cut-off Date. The latest maturity date of any Mortgage Loan is February 1, 2036.

As of the Cut-off Date, the weighted average FICO Score for the Mortgage Loans that were scored is approximately 645. No Mortgage Loan which was scored had a FICO Score as of the Cut-off Date greater than 811 or less than 540.

The Mortgage Loans are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

Collateral Type of the Mortgage Loans

Collateral Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Fixed - 15 Year	9	$810,291	0.14%
Fixed - 20 Year	17	532,376	0.09
Fixed - 30 Year	76	9,235,979	1.64
Fixed - 30 Year IO	1	94,200	0.02
Balloon - 10/30	1	45,192	0.01
Balloon - 15/30	585	24,068,171	4.28
Balloon - 20/30	40	1,928,402	0.34
ARM - 6 Month	1	41,482	0.01
ARM - 6 Month IO	7	1,681,092	0.30
ARM - 1 Year/6 Month	8	1,628,084	0.29
ARM - 1 Year/6 Month IO	18	5,139,976	0.91
ARM - 2 Year/6 Month	940	137,513,894	24.48
ARM - 2 Year/6 Month IO	1,181	273,533,941	48.69
ARM - 2 Year/6 Month 30/40 Balloon	8	1,981,734	0.35
ARM - 3 Year/6 Month	200	28,545,284	5.08
ARM - 3 Year/6 Month IO	293	57,083,289	10.16
ARM - 5 Year/6 Month	23	3,400,891	0.61
ARM - 5 Year/6 Month IO	71	14,501,797	2.58
Total:	3,479	$561,766,074	100.00%

Lien Priority of the Mortgage Loans

Lien Priority	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
First Lien	2,838	$535,289,671	95.29%
Second Lien	641	26,476,404	4.71
Total:	3,479	$561,766,074	100.00%

Principal Balances of the Mortgage Loans at Origination

Principal Balance at Origination ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding at Origination	% of Aggregate Principal Balance Outstanding at Origination
0.01 - 50,000.00	535	$17,076,573	3.04%
50,000.01 - 100,000.00	599	45,365,676	8.07
100,000.01 - 150,000.00	790	98,560,961	17.53
150,000.01 - 200,000.00	590	102,790,470	18.28
200,000.01 - 250,000.00	327	72,703,628	12.93
250,000.01 - 300,000.00	222	61,111,309	10.87
300,000.01 - 350,000.00	181	58,643,889	10.43
350,000.01 - 400,000.00	89	33,247,621	5.91
400,000.01 - 450,000.00	61	26,035,923	4.63
450,000.01 - 500,000.00	32	15,108,074	2.69
500,000.01 - 550,000.00	26	13,530,888	2.41
550,000.01 - 600,000.00	9	5,216,711	0.93
600,000.01 - 650,000.00	6	3,844,100	0.68
650,000.01 - 700,000.00	6	4,119,107	0.73
700,000.01 - 750,000.00	1	720,000	0.13
800,000.01 - 850,000.00	3	2,500,000	0.44
850,000.01 - 900,000.00	1	861,400	0.15
900,000.01 - 950,000.00	1	950,000	0.17
Total:	3,479	$562,386,330	100.00%

Principal Balances of the Mortgage Loans as of the Cut-off Date

Principal Balance as of the Cut-off Date ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.01 - 50,000.00	535	$17,016,874	3.03%
50,000.01 - 100,000.00	599	45,262,572	8.06
100,000.01 - 150,000.00	791	98,556,192	17.54
150,000.01 - 200,000.00	589	102,530,282	18.25
200,000.01 - 250,000.00	327	72,648,036	12.93
250,000.01 - 300,000.00	223	61,370,592	10.92
300,000.01 - 350,000.00	181	58,649,982	10.44
350,000.01 - 400,000.00	91	34,078,355	6.07
400,000.01 - 450,000.00	58	24,825,241	4.42
450,000.01 - 500,000.00	32	15,100,863	2.69
500,000.01 - 550,000.00	26	13,529,129	2.41
550,000.01 - 600,000.00	9	5,214,487	0.93
600,000.01 - 650,000.00	6	3,839,534	0.68
650,000.01 - 700,000.00	6	4,118,942	0.73
700,000.01 - 750,000.00	1	720,000	0.13
800,000.01 - 850,000.00	3	2,497,625	0.44
850,000.01 - 900,000.00	1	857,368	0.15
900,000.01 - 950,000.00	1	950,000	0.17
Total:	3,479	$561,766,074	100.00%

Geographic Distribution of the Mortgaged Properties of the Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
California	489	$142,472,933	25.36%
Minnesota	288	42,696,166	7.60
Arizona	239	41,973,487	7.47
Florida	197	30,024,847	5.34
Washington	159	28,434,451	5.06
Texas	231	25,769,921	4.59
Maryland	128	25,548,898	4.55
Nevada	107	23,490,147	4.18
Colorado	128	19,579,858	3.49
Ohio	168	17,911,329	3.19
Wisconsin	183	17,215,367	3.06
Virginia	85	14,762,891	2.63
Georgia	95	13,986,615	2.49
Michigan	121	13,577,458	2.42
Illinois	96	12,852,208	2.29
Tennessee	91	12,622,338	2.25
Kentucky	83	8,090,765	1.44
Oregon	47	8,055,942	1.43
North Carolina	84	7,417,050	1.32
Pennsylvania	52	7,074,520	1.26
Indiana	61	6,009,308	1.07
Utah	44	6,006,264	1.07
Missouri	62	5,583,820	0.99
South Carolina	32	3,357,285	0.60
New York	13	3,300,368	0.59
New Mexico	21	2,659,590	0.47
District of Columbia	9	2,364,484	0.42
New Jersey	10	2,253,999	0.40
Iowa	29	2,112,160	0.38
Connecticut	11	1,901,006	0.34
Mississippi	23	1,736,449	0.31
Alabama	13	1,448,608	0.26
Idaho	8	1,419,149	0.25
Arkansas	15	1,243,715	0.22
Nebraska	9	864,030	0.15
New Hampshire	5	847,236	0.15
West Virginia	2	668,000	0.12
Kansas	11	652,869	0.12
South Dakota	6	595,593	0.11
Oklahoma	7	528,727	0.09
Hawaii	1	448,000	0.08
Massachusetts	2	412,858	0.07
Delaware	2	401,753	0.07
Louisiana	3	375,058	0.07
North Dakota	3	324,128	0.06
Maine	2	190,306	0.03
Alaska	1	164,000	0.03
Montana	1	139,566	0.02
Wyoming	1	115,675	0.02
Rhode Island	1	84,877	0.02
Total:	3,479	$561,766,074	100.00%

Mortgage Rates of the Mortgage Loans as of the Cut-Off Date

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.000 - 4.499	1	$190,144	0.03%
4.500 - 4.999	3	675,301	0.12
5.000 - 5.499	18	3,268,675	0.58
5.500 - 5.999	130	32,629,211	5.81
6.000 - 6.499	342	78,690,047	14.01
6.500 - 6.999	699	147,996,195	26.34
7.000 - 7.499	523	97,094,231	17.28
7.500 - 7.999	522	87,857,680	15.64
8.000 - 8.499	256	39,517,833	7.03
8.500 - 8.999	252	30,752,733	5.47
9.000 - 9.499	213	17,561,875	3.13
9.500 - 9.999	117	8,473,091	1.51
10.000 - 10.499	96	4,620,433	0.82
10.500 - 10.999	127	5,985,903	1.07
11.000 - 11.499	88	3,438,928	0.61
11.500 - 11.999	38	1,278,372	0.23
12.000 - 12.499	29	1,024,297	0.18
12.500 - 12.999	25	711,125	0.13
Total:	3,479	$561,766,074	100.00%

Interest Only Term of the Mortgage Loans

Interest Only Term	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	1,908	$209,731,780	37.33%
24	1	162,000	0.03
60	1,513	335,201,998	59.67
120	57	16,670,297	2.97
Total:	3,479	$561,766,074	100.00%

Remaining Term to Stated Maturity of the Mortgage Loans as of the Cut-off Date

Remaining Term to Stated Maturity	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
61 - 120 months	1	$45,192	0.01%
121 - 180 months	594	24,878,462	4.43
181 - 240 months	57	2,460,779	0.44
301 - 360 months	2,827	534,381,642	95.13
Total:	3,479	$561,766,074	100.00%

Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Single Family Residence	2,241	$338,361,639	60.23%
PUD	921	174,645,088	31.09
Condominium	248	38,694,050	6.89
2-4 Family	66	9,712,749	1.73
Townhouse	2	278,336	0.05
Rowhouse	1	74,213	0.01
Total:	3,479	$561,766,074	100.00%

Original Combined Loan-to-Value Ratios of the Mortgage Loans

Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Less than or equal to 50.00	38	$4,091,126	0.73%
50.01 - 55.00	18	3,310,460	0.59
55.01 - 60.00	29	5,371,638	0.96
60.01 - 65.00	44	10,462,156	1.86
65.01 - 70.00	52	9,749,051	1.74
70.01 - 75.00	100	20,656,343	3.68
75.01 - 80.00	2,129	409,689,138	72.93
80.01 - 85.00	120	23,911,879	4.26
85.01 - 90.00	160	28,055,883	4.99
90.01 - 95.00	71	7,071,117	1.26
95.01 - 100.00	718	39,397,283	7.01
Total:	3,479	$561,766,074	100.00%

Documentation Type of the Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full Documentation	2,545	$371,547,846	66.14%
Limited Documentation	897	183,790,227	32.72
No Documentation	37	6,428,001	1.14
Total:	3,479	$561,766,074	100.00%

FICO Score for the Mortgage Loans

FICO Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
525 - 549	35	$4,322,207	0.77%
550 - 574	115	19,629,276	3.49
575 - 599	513	70,527,922	12.55
600 - 624	858	125,369,110	22.32
625 - 649	634	102,758,772	18.29
650 - 674	581	104,249,502	18.56
675 - 699	332	60,149,458	10.71
700 - 724	183	34,649,452	6.17
725 - 749	117	22,641,538	4.03
750 - 774	72	11,686,702	2.08
775 - 799	31	5,038,279	0.90
800 - 824	8	743,855	0.13
Total:	3,479	$561,766,074	100.00%

Loan Purpose of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	2,505	$401,645,973	71.50%
Refinance - Cashout	774	131,333,727	23.38
Refinance - Rate Term	200	28,786,375	5.12
Total:	3,479	$561,766,074	100.00%

Occupancy Status of the Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Primary	3,401	$548,860,498	97.70%
Investment	57	8,747,503	1.56
Second Home	21	4,158,073	0.74
Total:	3,479	$561,766,074	100.00%

The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

Next Adjustment Dates for the ARM Loans included in the Mortgage Pool

Next Adjustment Date	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
April 2006	3	$399,074	0.08%
June 2006	2	600,000	0.11
July 2006	1	168,500	0.03
August 2006	1	240,000	0.05
September 2006	2	442,984	0.08
October 2006	2	480,000	0.09
November 2006	9	2,182,949	0.42
December 2006	5	1,070,866	0.20
January 2007	7	1,750,260	0.33
February 2007	2	1,156,000	0.22
March 2007	1	183,487	0.03
April 2007	1	174,501	0.03
May 2007	1	157,150	0.03
July 2007	2	208,654	0.04
August 2007	16	1,979,729	0.38
September 2007	54	9,437,762	1.80
October 2007	304	62,910,097	11.98
November 2007	569	107,881,084	20.55
December 2007	692	133,011,887	25.33
January 2008	443	88,756,602	16.90
February 2008	46	8,328,615	1.59
July 2008	3	516,443	0.10
August 2008	9	1,399,724	0.27
September 2008	9	1,045,087	0.20
October 2008	50	10,205,827	1.94
November 2008	148	26,688,813	5.08
December 2008	157	26,923,966	5.13
January 2009	107	17,232,973	3.28
February 2009	10	1,615,742	0.31
July 2010	2	276,560	0.05
August 2010	1	117,868	0.02
September 2010	1	122,184	0.02
October 2010	10	1,940,016	0.37
November 2010	27	4,666,188	0.89
December 2010	27	5,368,661	1.02
January 2011	23	4,678,162	0.89
February 2011	3	733,049	0.14
Total:	2,750	$525,051,462	100.00%

Gross Margins of the ARM Loans Included in the Mortgage Pool

Gross Margin (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2.000 - 2.499	3	$1,116,643	0.21%
2.500 - 2.999	1	402,042	0.08
3.000 - 3.499	3	507,424	0.10
3.500 - 3.999	103	19,263,306	3.67
4.000 - 4.499	1,845	353,431,685	67.31
4.500 - 4.999	62	13,226,244	2.52
5.000 - 5.499	146	30,993,456	5.90
5.500 - 5.999	240	51,359,519	9.78
6.000 - 6.499	143	23,724,289	4.52
6.500 - 6.999	58	9,899,873	1.89
7.000 - 7.499	40	5,870,989	1.12
7.500 - 7.999	54	7,623,321	1.45
8.000 - 8.499	43	6,223,899	1.19
8.500 - 8.999	7	979,116	0.19
9.000 - 9.499	1	335,801	0.06
9.500 - 9.999	1	93,857	0.02
Total:	2,750	$525,051,462	100.00%

Maximum Mortgage Rates of the ARM Loans included in the Mortgage Pool

Maximum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
10.000 - 10.499	2	$470,144	0.09%
10.500 - 10.999	28	7,491,587	1.43
11.000 - 11.499	67	17,111,596	3.26
11.500 - 11.999	117	28,696,455	5.47
12.000 - 12.499	289	63,845,671	12.16
12.500 - 12.999	683	144,638,972	27.55
13.000 - 13.499	511	95,065,651	18.11
13.500 - 13.999	489	84,745,166	16.14
14.000 - 14.499	220	36,811,496	7.01
14.500 - 14.999	187	26,903,520	5.12
15.000 - 15.499	84	11,722,365	2.23
15.500 - 15.999	43	5,021,197	0.96
16.000 - 16.499	12	1,145,184	0.22
16.500 - 16.999	14	1,133,640	0.22
17.000 - 17.499	3	177,641	0.03
17.500 - 17.999	1	71,178	0.01
Total:	2,750	$525,051,462	100.00%

Minimum Mortgage Rates of the ARM Loans included in the Mortgage Pool

Minimum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.000 - 4.499	4	$1,064,078	0.20%
4.500 - 4.999	3	675,301	0.13
5.000 - 5.499	20	3,722,375	0.71
5.500 - 5.999	131	32,744,504	6.24
6.000 - 6.499	337	77,600,889	14.78
6.500 - 6.999	694	147,360,009	28.07
7.000 - 7.499	509	94,617,576	18.02
7.500 - 7.999	491	85,027,005	16.19
8.000 - 8.499	220	36,792,213	7.01
8.500 - 8.999	183	26,107,219	4.97
9.000 - 9.499	85	11,791,454	2.25
9.500 - 9.999	43	5,021,197	0.96
10.000 - 10.499	12	1,145,184	0.22
10.500 - 10.999	14	1,133,640	0.22
11.000 - 11.499	3	177,641	0.03
11.500 - 11.999	1	71,178	0.01
Total:	2,750	$525,051,462	100.00%

Initial Periodic Rate Caps of the ARM Loans included in the Mortgage Pool

Initial Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.000	8	$1,722,574	0.33%
1.500	1	149,508	0.03
2.000	27	7,167,159	1.37
3.000	2,713	515,764,302	98.23
5.000	1	247,920	0.05
Total:	2,750	$525,051,462	100.00%

Subsequent Periodic Rate Caps of the ARM Loans included in the Mortgage Pool

Subsequent Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.000	2,748	$524,521,955	99.90%
1.500	2	529,508	0.10
Total:	2,750	$525,051,462	100.00%

Lifetime Rate Caps of the ARM Loans included in the Mortgage Pool

Lifetime Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5.000 - 5.499	92	$24,589,335	4.68%
6.000 - 6.499	2,655	499,845,408	95.20
6.500 - 6.999	1	334,880	0.06
7.000 - 7.499	2	281,840	0.05
Total:	2,750	$525,051,462	100.00%

Prepayment Penalty Months of the Mortgage Loans at Origination

Prepayment Penalty Months at Origination	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	921	$119,939,894	21.35%
2	1	275,214	0.05
6	2	205,922	0.04
12	126	29,119,399	5.18
24	1,821	309,681,111	55.13
36	552	94,974,586	16.91
48	55	7,494,634	1.33
60	1	75,314	0.01
Total:	3,479	$561,766,074	100.00%

Group I Mortgage Loan Characteristics

Approximately 2.41% of the Group I Mortgage Loans are fixed-rate mortgage loans and approximately 97.59% of the Group I Mortgage Loans are ARM Loans (the “Group I ARM Loans”), in each case, by aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

All of the Group I Mortgage Loans are First Lien Mortgage Loans by aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

Approximately 59.29% of the Group I Mortgage Loans are Interest Only Loans, by aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

The average principal balance of the Group I Mortgage Loans at origination was approximately $156,887. No Group I Mortgage Loan had a principal balance at origination greater than approximately $448,000 or less than approximately $34,677. The average principal balance of the Group I Mortgage Loans as of the Cut-off Date was approximately $156,710. No Group I Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $448,000 or less than approximately $34,677.

The Group I Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately 4.375% per annum to approximately 11.625% per annum, and the weighted average Mortgage Rate was approximately 7.286% per annum. As of the Cut-off Date, the Group I ARM Loans had Gross Margins ranging from approximately 2.250% per annum to approximately 9.500% per annum, Minimum Mortgage Rates ranging from approximately 4.375% per annum to approximately 11.625% per annum and Maximum Mortgage Rates ranging from approximately 10.375% per annum to approximately 17.625% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately 4.833%, the weighted average Minimum Mortgage Rate was approximately 7.254% per annum and the weighted average Maximum Mortgage Rate was approximately 13.233% per annum. The latest first Adjustment Date following the Cut-off Date on any Group I ARM Loan occurs on February 1, 2011 and the weighted average next Adjustment Date for all of the Group I Mortgage Loans following the Cut-off Date is March 7, 2008.

The weighted average combined loan-to-value ratio of the Group I Mortgage Loans at origination was approximately 79.78%. At origination, no Group I Mortgage Loan had a combined loan-to-value ratio greater than approximately 100.00% or less than approximately 18.87%.

The weighted average remaining term to stated maturity of the Group I Mortgage Loans was approximately 356 months as of the Cut-off Date. None of the Group I Mortgage Loans will have a first due date prior to June 1, 2005 or after March 1, 2006, or will have a remaining term to stated maturity of less than 175 months or greater than 359 months as of the Cut-off Date. The latest maturity date of any Group I Mortgage Loan is February 1, 2036.

As of the Cut-off Date, the weighted average FICO Score for the Group I Mortgage Loans that were scored is approximately 636. No Group I Mortgage Loan which was scored had a FICO Score as of the Cut-off Date greater than 811 or less than 540.

The Group I Mortgage Loans are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

Collateral Type of the Group I Mortgage Loans

Collateral Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Fixed - 15 Year	7	$402,805	0.14%
Fixed - 20 Year	1	63,061	0.02
Fixed - 30 Year	53	6,216,562	2.20
Fixed - 30 Year IO	1	94,200	0.03
Balloon - 20/30	1	34,677	0.01
ARM - 6 Month	1	41,482	0.01
ARM - 6 Month IO	4	778,692	0.28
ARM - 1 Year/6 Month	4	744,387	0.26
ARM - 1 Year/6 Month IO	7	1,432,580	0.51
ARM - 2 Year/6 Month	653	85,577,557	30.34
ARM - 2 Year/6 Month IO	675	123,075,094	43.63
ARM - 2 Year/6 Month 30/40 Balloon	2	377,175	0.13
ARM - 3 Year/6 Month	133	19,029,785	6.75
ARM - 3 Year/6 Month IO	191	32,836,815	11.64
ARM - 5 Year/6 Month	17	2,348,029	0.83
ARM - 5 Year/6 Month IO	50	9,025,213	3.20
Total:	1,800	$282,078,113	100.00%

Lien Priority of the Group I Mortgage Loans

Lien Priority	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
First Lien	1,800	$282,078,113	100.00%
Total:	1,800	$282,078,113	100.00%

Principal Balances of the Group I Mortgage Loans at Origination

Principal Balance at Origination ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding at Origination	% of Aggregate Principal Balance Outstanding at Origination
0.01 - 50,000.00	31	$1,409,920	0.50%
50,000.01 - 100,000.00	357	27,858,490	9.87
100,000.01 - 150,000.00	602	74,981,419	26.55
150,000.01 - 200,000.00	413	71,620,408	25.36
200,000.01 - 250,000.00	188	41,708,805	14.77
250,000.01 - 300,000.00	102	27,960,993	9.90
300,000.01 - 350,000.00	71	23,051,163	8.16
350,000.01 - 400,000.00	29	10,890,379	3.86
400,000.01 - 450,000.00	7	2,915,450	1.03
Total:	1,800	$282,397,027	100.00%

Principal Balances of the Group I Mortgage Loans as of the Cut-off Date

Principal Balance as of the Cut-off Date ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.01 - 50,000.00	31	$1,405,492	0.50%
50,000.01 - 100,000.00	357	27,803,075	9.86
100,000.01 - 150,000.00	603	75,023,637	26.60
150,000.01 - 200,000.00	412	71,398,083	25.31
200,000.01 - 250,000.00	188	41,679,756	14.78
250,000.01 - 300,000.00	102	27,939,133	9.90
300,000.01 - 350,000.00	71	23,033,570	8.17
350,000.01 - 400,000.00	30	11,282,567	4.00
400,000.01 - 450,000.00	6	2,512,799	0.89
Total:	1,800	$282,078,113	100.00%

Geographic Distribution of the Mortgaged Properties of the Group I Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
California	126	$32,705,113	11.59%
Minnesota	194	31,918,314	11.32
Arizona	142	24,105,945	8.55
Washington	83	16,515,115	5.85
Maryland	80	15,506,918	5.50
Florida	90	13,790,191	4.89
Texas	106	13,082,532	4.64
Colorado	78	12,910,708	4.58
Wisconsin	99	12,335,841	4.37
Georgia	82	12,065,799	4.28
Nevada	46	9,882,470	3.50
Virginia	44	8,596,038	3.05
Illinois	52	7,824,830	2.77
Ohio	67	7,274,504	2.58
Michigan	55	6,482,435	2.30
Tennessee	49	6,151,651	2.18
Oregon	30	5,559,508	1.97
Kentucky	50	5,282,641	1.87
North Carolina	41	4,742,883	1.68
Pennsylvania	35	4,526,954	1.60
Missouri	39	3,906,352	1.38
Indiana	35	3,666,289	1.30
Utah	21	3,035,409	1.08
South Carolina	17	2,219,784	0.79
New York	9	2,161,038	0.77
New Mexico	13	1,875,341	0.66
Connecticut	10	1,706,489	0.60
Iowa	15	1,370,429	0.49
District of Columbia	5	1,186,561	0.42
Alabama	9	1,126,838	0.40
New Jersey	7	1,028,118	0.36
Arkansas	10	1,001,651	0.36
New Hampshire	5	847,236	0.30
Nebraska	6	779,723	0.28
Mississippi	8	767,734	0.27
Kansas	10	618,921	0.22
Idaho	6	529,170	0.19
South Dakota	5	491,993	0.17
Oklahoma	6	419,089	0.15
Delaware	2	401,753	0.14
Louisiana	3	375,058	0.13
North Dakota	3	324,128	0.11
Massachusetts	1	199,100	0.07
West Virginia	1	173,000	0.06
Alaska	1	164,000	0.06
Montana	1	139,566	0.05
Wyoming	1	115,675	0.04
Maine	1	102,400	0.04
Rhode Island	1	84,877	0.03
Total:	1,800	$282,078,113	100.00%

Mortgage Rates of the Group I Mortgage Loans as of the Cut-Off Date

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.000 - 4.499	1	$190,144	0.07%
4.500 - 4.999	1	196,568	0.07
5.000 - 5.499	11	1,930,948	0.68
5.500 - 5.999	65	12,903,868	4.57
6.000 - 6.499	172	30,809,955	10.92
6.500 - 6.999	419	73,906,026	26.20
7.000 - 7.499	332	52,437,640	18.59
7.500 - 7.999	343	50,293,475	17.83
8.000 - 8.499	178	27,192,080	9.64
8.500 - 8.999	148	18,355,625	6.51
9.000 - 9.499	64	7,836,874	2.78
9.500 - 9.999	40	3,810,785	1.35
10.000 - 10.499	11	1,035,909	0.37
10.500 - 10.999	12	1,011,904	0.36
11.000 - 11.499	2	95,136	0.03
11.500 - 11.999	1	71,178	0.03
Total:	1,800	$282,078,113	100.00%

Interest Only Term of the Group I Mortgage Loans

Interest Only Term	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	872	$114,835,520	40.71%
24	1	162,000	0.06
60	905	161,930,032	57.41
120	22	5,150,562	1.83
Total:	1,800	$282,078,113	100.00%

Remaining Term to Stated Maturity of the Group I Mortgage Loans as of the Cut-off Date

Remaining Term to Stated Maturity	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
121 - 180 months	7	$402,805	0.14%
181 - 240 months	2	97,738	0.03
301 - 360 months	1,791	281,577,570	99.82
Total:	1,800	$282,078,113	100.00%

Property Types of the Group I Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Single Family Residence	1,193	$176,200,147	62.47%
PUD	435	80,182,631	28.43
Condominium	134	20,383,206	7.23
2-4 Family	35	4,959,580	1.76
Townhouse	2	278,336	0.10
Rowhouse	1	74,213	0.03
Total:	1,800	$282,078,113	100.00%

Original Combined Loan-to-Value Ratios of the Group I Mortgage Loans

Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Less than or equal to 50.00	31	$3,442,269	1.22%
50.01 - 55.00	15	2,239,546	0.79
55.01 - 60.00	22	3,702,759	1.31
60.01 - 65.00	35	6,465,573	2.29
65.01 - 70.00	37	6,107,618	2.17
70.01 - 75.00	72	12,776,210	4.53
75.01 - 80.00	1,272	199,197,611	70.62
80.01 - 85.00	85	15,868,073	5.63
85.01 - 90.00	113	19,113,858	6.78
90.01 - 95.00	23	2,784,052	0.99
95.01 - 100.00	95	10,380,544	3.68
Total:	1,800	$282,078,113	100.00%

Documentation Type of the Group I Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full Documentation	1,475	$224,686,562	79.65%
Limited Documentation	308	54,466,387	19.31
No Documentation	17	2,925,164	1.04
Total:	1,800	$282,078,113	100.00%

FICO Score for the Group I Mortgage Loans

FICO Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
525 - 549	27	$3,551,132	1.26%
550 - 574	88	14,567,517	5.16
575 - 599	301	42,363,261	15.02
600 - 624	497	75,494,491	26.76
625 - 649	329	51,951,160	18.42
650 - 674	250	41,995,879	14.89
675 - 699	145	23,712,073	8.41
700 - 724	74	13,393,278	4.75
725 - 749	40	7,287,843	2.58
750 - 774	31	5,159,251	1.83
775 - 799	12	1,905,830	0.68
800 - 824	6	696,399	0.25
Total:	1,800	$282,078,113	100.00%

Loan Purpose of the Group I Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	1,070	$156,473,060	55.47%
Refinance - Cashout	594	103,301,234	36.62
Refinance - Rate Term	136	22,303,819	7.91
Total:	1,800	$282,078,113	100.00%

Occupancy Status of the Group I Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Primary	1,731	$270,259,325	95.81%
Investment	50	7,985,415	2.83
Second Home	19	3,833,373	1.36
Total:	1,800	$282,078,113	100.00%

The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

Next Adjustment Dates for the Group I ARM Loans

Next Adjustment Date	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
April 2006	2	$176,674	0.06%
June 2006	1	160,000	0.06
July 2006	1	168,500	0.06
September 2006	1	315,000	0.11
November 2006	6	1,188,056	0.43
December 2006	3	668,800	0.24
January 2007	2	320,111	0.12
May 2007	1	157,150	0.06
July 2007	2	208,654	0.08
August 2007	11	1,449,714	0.53
September 2007	35	4,818,948	1.75
October 2007	180	30,129,179	10.95
November 2007	372	55,331,636	20.10
December 2007	427	68,549,030	24.90
January 2008	272	43,942,813	15.96
February 2008	30	4,442,702	1.61
July 2008	2	323,200	0.12
August 2008	7	1,167,247	0.42
September 2008	8	996,240	0.36
October 2008	36	6,547,908	2.38
November 2008	99	16,716,502	6.07
December 2008	95	15,129,316	5.50
January 2009	67	9,370,445	3.40
February 2009	10	1,615,742	0.59
July 2010	2	276,560	0.10
August 2010	1	117,868	0.04
September 2010	1	122,184	0.04
October 2010	6	1,043,233	0.38
November 2010	19	3,107,088	1.13
December 2010	20	3,703,166	1.35
January 2011	16	2,780,792	1.01
February 2011	2	222,349	0.08
Total:	1,737	$275,266,808	100.00%

Gross Margins of the Group I ARM Loans

Gross Margin (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2.000 - 2.499	1	$262,243	0.10%
3.000 - 3.499	2	390,400	0.14
3.500 - 3.999	83	13,195,947	4.79
4.000 - 4.499	1,128	176,315,017	64.05
4.500 - 4.999	37	6,815,584	2.48
5.000 - 5.499	93	18,181,821	6.61
5.500 - 5.999	146	26,907,668	9.78
6.000 - 6.499	94	12,967,520	4.71
6.500 - 6.999	35	4,509,173	1.64
7.000 - 7.499	33	4,488,926	1.63
7.500 - 7.999	41	5,252,116	1.91
8.000 - 8.499	38	5,148,049	1.87
8.500 - 8.999	4	402,687	0.15
9.000 - 9.499	1	335,801	0.12
9.500 - 9.999	1	93,857	0.03
Total:	1,737	$275,266,808	100.00%

Maximum Mortgage Rates of the Group I ARM Loans

Maximum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
10.000 - 10.499	2	$470,144	0.17%
10.500 - 10.999	16	3,488,334	1.27
11.000 - 11.499	27	5,168,687	1.88
11.500 - 11.999	55	10,463,072	3.80
12.000 - 12.499	153	26,802,261	9.74
12.500 - 12.999	410	72,581,361	26.37
13.000 - 13.499	329	51,985,151	18.89
13.500 - 13.999	330	48,932,873	17.78
14.000 - 14.499	167	25,984,029	9.44
14.500 - 14.999	137	17,262,689	6.27
15.000 - 15.499	59	7,236,673	2.63
15.500 - 15.999	28	2,757,048	1.00
16.000 - 16.499	10	990,946	0.36
16.500 - 16.999	12	1,011,904	0.37
17.000 - 17.499	1	60,459	0.02
17.500 - 17.999	1	71,178	0.03
Total:	1,737	$275,266,808	100.00%

Minimum Mortgage Rates of the Group I ARM Loans

Minimum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.000 - 4.499	2	$477,344	0.17%
4.500 - 4.999	1	196,568	0.07
5.000 - 5.499	13	2,384,648	0.87
5.500 - 5.999	65	12,903,868	4.69
6.000 - 6.499	170	30,320,000	11.01
6.500 - 6.999	414	73,145,131	26.57
7.000 - 7.499	327	51,661,226	18.77
7.500 - 7.999	332	49,214,713	17.88
8.000 - 8.499	168	26,033,834	9.46
8.500 - 8.999	134	16,801,268	6.10
9.000 - 9.499	59	7,236,673	2.63
9.500 - 9.999	28	2,757,048	1.00
10.000 - 10.499	10	990,946	0.36
10.500 - 10.999	12	1,011,904	0.37
11.000 - 11.499	1	60,459	0.02
11.500 - 11.999	1	71,178	0.03
Total:	1,737	$275,266,808	100.00%

Initial Periodic Rate Caps of the Group I ARM Loans

Initial Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.000	5	$820,174	0.30%
1.500	1	149,508	0.05
2.000	12	2,576,067	0.94
3.000	1,719	271,721,060	98.71
Total:	1,737	$275,266,808	100.00%

Subsequent Periodic Rate Caps of the Group I ARM Loans

Subsequent Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.000	1,735	$274,737,300	99.81%
1.500	2	529,508	0.19
Total:	1,737	$275,266,808	100.00%

Lifetime Rate Caps of the Group I ARM Loans

Lifetime Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5.000 - 5.499	39	$7,990,282	2.90%
6.000 - 6.499	1,696	266,994,687	96.99
7.000 - 7.499	2	281,840	0.10
Total:	1,737	$275,266,808	100.00%

Prepayment Penalty Months of the Group I Mortgage Loans at Origination

Prepayment Penalty Months at Origination	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	404	$58,275,645	20.66%
6	1	171,768	0.06
12	60	11,184,900	3.97
24	946	151,269,512	53.63
36	389	61,176,287	21.69
Total:	1,800	$282,078,113	100.00%

Group II Mortgage Loan Characteristics

Approximately 10.69% of the Group II Mortgage Loans are fixed-rate mortgage loans and approximately 89.31% of the Group II Mortgage Loans are ARM Loans (the “Group II ARM Loans”), in each case, by aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date.

Approximately 90.53% of the Group II Mortgage Loans are First Lien Mortgage Loans and approximately 9.47% of the Group II Mortgage Loans are Second Lien Mortgage Loans, in each case, by aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date.

Approximately 66.07% of the Group II Mortgage Loans are Interest Only Loans, by aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date.

The average principal balance of the Group II Mortgage Loans at origination was approximately $166,760. No Group II Mortgage Loan had a principal balance at origination greater than approximately $950,000 or less than approximately $10,000. The average principal balance of the Group II Mortgage Loans as of the Cut-off Date was approximately $166,580. No Group II Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $950,000 or less than approximately $9,881.

The Group II Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately 4.500% per annum to approximately 12.990% per annum, and the weighted average Mortgage Rate was approximately 7.266% per annum. As of the Cut-off Date, the Group II ARM Loans had Gross Margins ranging from approximately 2.250% per annum to approximately 8.875% per annum, Minimum Mortgage Rates ranging from approximately 4.375% per annum to approximately 11.000% per annum and Maximum Mortgage Rates ranging from approximately 10.500% per annum to approximately 17.000% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately 4.725% the weighted average Minimum Mortgage Rate was approximately 6.960% per annum and the weighted average Maximum Mortgage Rate was approximately 12.903% per annum. The latest first Adjustment Date following the Cut-off Date on any Group II ARM Loan occurs on February 1, 2011 and the weighted average next Adjustment Date for all of the Group II ARM Loans following the Cut-off Date is January 28, 2008.

The weighted average combined loan-to-value ratio of the Group II Mortgage Loans at origination was approximately 81.83%. At origination, no Group II Mortgage Loan had a combined loan-to-value ratio greater than approximately 100.00% or less than approximately 31.54%.

The weighted average remaining term to stated maturity of the Group II Mortgage Loans was approximately 340 months as of the Cut-off Date. None of the Group II Mortgage Loans will have a first due date prior to April 1, 2005 or after March 1, 2006 or will have a remaining term to stated maturity of less than 111 months or greater than 359 months as of the Cut-off Date. The latest maturity date of any Group II Mortgage Loan is February 1, 2036.

As of the Cut-off Date, the weighted average FICO Score for the Group II Mortgage Loans that were scored is approximately 654. No Group II Mortgage Loan had a FICO Score as of the Cut-off Date greater than 811 or less than 540.

The Group II Mortgage Loans are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

Collateral Type of the Group II Mortgage Loans

Collateral Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Fixed - 15 Year	2	$407,486	0.15%
Fixed - 20 Year	16	469,316	0.17
Fixed - 30 Year	23	3,019,417	1.08
Balloon - 10/30	1	45,192	0.02
Balloon - 15/30	585	24,068,171	8.61
Balloon - 20/30	39	1,893,725	0.68
ARM - 6 Month IO	3	902,400	0.32
ARM - 1 Year/6 Month	4	883,696	0.32
ARM - 1 Year/6 Month IO	11	3,707,396	1.33
ARM - 2 Year/6 Month	287	51,936,336	18.57
ARM - 2 Year/6 Month IO	506	150,458,846	53.80
ARM - 2 Year/6 Month 30/40 Balloon	6	1,604,559	0.57
ARM - 3 Year/6 Month	67	9,515,499	3.40
ARM - 3 Year/6 Month IO	102	24,246,474	8.67
ARM - 5 Year/6 Month	6	1,052,862	0.38
ARM - 5 Year/6 Month IO	21	5,476,584	1.96
Total:	1,679	$279,687,961	100.00%

Lien Priority of the Group II Mortgage Loans

Lien Priority	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
First Lien	1,038	$253,211,557	90.53%
Second Lien	641	26,476,404	9.47
Total:	1,679	$279,687,961	100.00%

Principal Balances of the Group II Mortgage Loans at Origination

Principal Balance at Origination ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding at Origination	% of Aggregate Principal Balance Outstanding at Origination
0.01 - 50,000.00	504	$15,666,653	5.60%
50,000.01 - 100,000.00	242	17,507,186	6.25
100,000.01 - 150,000.00	188	23,579,541	8.42
150,000.01 - 200,000.00	177	31,170,062	11.13
200,000.01 - 250,000.00	139	30,994,823	11.07
250,000.01 - 300,000.00	120	33,150,316	11.84
300,000.01 - 350,000.00	110	35,592,726	12.71
350,000.01 - 400,000.00	60	22,357,242	7.99
400,000.01 - 450,000.00	54	23,120,473	8.26
450,000.01 - 500,000.00	32	15,108,074	5.40
500,000.01 - 550,000.00	26	13,530,888	4.83
550,000.01 - 600,000.00	9	5,216,711	1.86
600,000.01 - 650,000.00	6	3,844,100	1.37
650,000.01 - 700,000.00	6	4,119,107	1.47
700,000.01 - 750,000.00	1	720,000	0.26
800,000.01 - 850,000.00	3	2,500,000	0.89
850,000.01 - 900,000.00	1	861,400	0.31
900,000.01 - 950,000.00	1	950,000	0.34
Total:	1,679	$279,989,302	100.00%

Principal Balances of the Group II Mortgage Loans as of the Cut-off Date

Principal Balance as of the Cut-off Date ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.01 - 50,000.00	504	$15,611,382	5.58%
50,000.01 - 100,000.00	242	17,459,497	6.24
100,000.01 - 150,000.00	188	23,532,555	8.41
150,000.01 - 200,000.00	177	31,132,199	11.13
200,000.01 - 250,000.00	139	30,968,280	11.07
250,000.01 - 300,000.00	121	33,431,459	11.95
300,000.01 - 350,000.00	110	35,616,412	12.73
350,000.01 - 400,000.00	61	22,795,788	8.15
400,000.01 - 450,000.00	52	22,312,442	7.98
450,000.01 - 500,000.00	32	15,100,863	5.40
500,000.01 - 550,000.00	26	13,529,129	4.84
550,000.01 - 600,000.00	9	5,214,487	1.86
600,000.01 - 650,000.00	6	3,839,534	1.37
650,000.01 - 700,000.00	6	4,118,942	1.47
700,000.01 - 750,000.00	1	720,000	0.26
800,000.01 - 850,000.00	3	2,497,625	0.89
850,000.01 - 900,000.00	1	857,368	0.31
900,000.01 - 950,000.00	1	950,000	0.34
Total:	1,679	$279,687,961	100.00%

Geographic Distribution of the Mortgaged Properties of the Group II Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
California	363	$109,767,820	39.25%
Arizona	97	17,867,541	6.39
Florida	107	16,234,656	5.80
Nevada	61	13,607,678	4.87
Texas	125	12,687,389	4.54
Washington	76	11,919,335	4.26
Minnesota	94	10,777,852	3.85
Ohio	101	10,636,826	3.80
Maryland	48	10,041,980	3.59
Michigan	66	7,095,023	2.54
Colorado	50	6,669,151	2.38
Tennessee	42	6,470,687	2.31
Virginia	41	6,166,854	2.20
Illinois	44	5,027,378	1.80
Wisconsin	84	4,879,526	1.74
Utah	23	2,970,855	1.06
Kentucky	33	2,808,124	1.00
North Carolina	43	2,674,166	0.96
Pennsylvania	17	2,547,566	0.91
Oregon	17	2,496,434	0.89
Indiana	26	2,343,019	0.84
Georgia	13	1,920,816	0.69
Missouri	23	1,677,469	0.60
New Jersey	3	1,225,881	0.44
District of Columbia	4	1,177,923	0.42
New York	4	1,139,330	0.41
South Carolina	15	1,137,501	0.41
Mississippi	15	968,715	0.35
Idaho	2	889,979	0.32
New Mexico	8	784,250	0.28
Iowa	14	741,731	0.27
West Virginia	1	495,000	0.18
Hawaii	1	448,000	0.16
Alabama	4	321,770	0.12
Arkansas	5	242,064	0.09
Massachusetts	1	213,758	0.08
Connecticut	1	194,518	0.07
Oklahoma	1	109,638	0.04
South Dakota	1	103,600	0.04
Maine	1	87,906	0.03
Nebraska	3	84,307	0.03
Kansas	1	33,948	0.01
Total:	1,679	$279,687,961	100.00%

Mortgage Rates of the Group II Mortgage Loans as of the Cut-Off Date

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.500 - 4.999	2	$478,733	0.17%
5.000 - 5.499	7	1,337,727	0.48
5.500 - 5.999	65	19,725,344	7.05
6.000 - 6.499	170	47,880,092	17.12
6.500 - 6.999	280	74,090,170	26.49
7.000 - 7.499	191	44,656,591	15.97
7.500 - 7.999	179	37,564,206	13.43
8.000 - 8.499	78	12,325,753	4.41
8.500 - 8.999	104	12,397,108	4.43
9.000 - 9.499	149	9,725,001	3.48
9.500 - 9.999	77	4,662,305	1.67
10.000 - 10.499	85	3,584,524	1.28
10.500 - 10.999	115	4,973,999	1.78
11.000 - 11.499	86	3,343,792	1.20
11.500 - 11.999	37	1,207,195	0.43
12.000 - 12.499	29	1,024,297	0.37
12.500 - 12.999	25	711,125	0.25
Total:	1,679	$279,687,961	100.00%

Interest Only Term of the Group II Mortgage Loans

Interest Only Term	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	1,036	$94,896,260	33.93%
60	608	173,271,966	61.95
120	35	11,519,735	4.12
Total:	1,679	$279,687,961	100.00%

Remaining Term to Stated Maturity of the Group II Mortgage Loans as of the Cut-off Date

Remaining Term to Stated Maturity	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
61 - 120 months	1	$45,192	0.02%
121 - 180 months	587	24,475,657	8.75
181 - 240 months	55	2,363,041	0.84
301 - 360 months	1,036	252,804,071	90.39
Total:	1,679	$279,687,961	100.00%

Property Types of the Group II Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Single Family Residence	1,048	$162,161,492	57.98%
PUD	486	94,462,456	33.77
Condominium	114	18,310,844	6.55
2-4 Family	31	4,753,169	1.70
Total:	1,679	$279,687,961	100.00%

Original Combined Loan-to-Value Ratios of the Group II Mortgage Loans

Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Less than or equal to 50.00	7	$648,857	0.23%
50.01 - 55.00	3	1,070,914	0.38
55.01 - 60.00	7	1,668,879	0.60
60.01 - 65.00	9	3,996,583	1.43
65.01 - 70.00	15	3,641,433	1.30
70.01 - 75.00	28	7,880,133	2.82
75.01 - 80.00	857	210,491,527	75.26
80.01 - 85.00	35	8,043,806	2.88
85.01 - 90.00	47	8,942,025	3.20
90.01 - 95.00	48	4,287,065	1.53
95.01 - 100.00	623	29,016,739	10.37
Total:	1,679	$279,687,961	100.00%

Documentation Type of the Group II Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full Documentation	1,070	$146,861,284	52.51%
Limited Documentation	589	129,323,840	46.24
No Documentation	20	3,502,837	1.25
Total:	1,679	$279,687,961	100.00%

FICO Score for the Group II Mortgage Loans

FICO Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
525 - 549	8	$771,076	0.28%
550 - 574	27	5,061,759	1.81
575 - 599	212	28,164,661	10.07
600 - 624	361	49,874,619	17.83
625 - 649	305	50,807,612	18.17
650 - 674	331	62,253,623	22.26
675 - 699	187	36,437,386	13.03
700 - 724	109	21,256,174	7.60
725 - 749	77	15,353,695	5.49
750 - 774	41	6,527,451	2.33
775 - 799	19	3,132,449	1.12
800 - 824	2	47,456	0.02
Total:	1,679	$279,687,961	100.00%

Loan Purpose of the Group II Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	1,435	$245,172,913	87.66%
Refinance - Cashout	180	28,032,492	10.02
Refinance - Rate Term	64	6,482,556	2.32
Total:	1,679	$279,687,961	100.00%

Occupancy Status of the Group II Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Primary	1,670	$278,601,173	99.61%
Investment	7	762,089	0.27
Second Home	2	324,700	0.12
Total:	1,679	$279,687,961	100.00%

The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

Next Adjustment Dates for the Group II ARM Loans

Next Adjustment Date	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
April 2006	1	$222,400	0.09%
June 2006	1	440,000	0.18
August 2006	1	240,000	0.10
September 2006	1	127,984	0.05
October 2006	2	480,000	0.19
November 2006	3	994,893	0.40
December 2006	2	402,066	0.16
January 2007	5	1,430,149	0.57
February 2007	2	1,156,000	0.46
March 2007	1	183,487	0.07
April 2007	1	174,501	0.07
August 2007	5	530,015	0.21
September 2007	19	4,618,814	1.85
October 2007	124	32,780,918	13.12
November 2007	197	52,549,448	21.04
December 2007	265	64,462,857	25.81
January 2008	171	44,813,789	17.94
February 2008	16	3,885,913	1.56
July 2008	1	193,243	0.08
August 2008	2	232,477	0.09
September 2008	1	48,847	0.02
October 2008	14	3,657,919	1.46
November 2008	49	9,972,310	3.99
December 2008	62	11,794,650	4.72
January 2009	40	7,862,528	3.15
October 2010	4	896,783	0.36
November 2010	8	1,559,100	0.62
December 2010	7	1,665,495	0.67
January 2011	7	1,897,369	0.76
February 2011	1	510,700	0.20
Total:	1,013	$249,784,654	100.00%

Gross Margins of the Group II ARM Loans

Gross Margin (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2.000 - 2.499	2	$854,400	0.34%
2.500 - 2.999	1	402,042	0.16
3.000 - 3.499	1	117,024	0.05
3.500 - 3.999	20	6,067,359	2.43
4.000 - 4.499	717	177,116,668	70.91
4.500 - 4.999	25	6,410,661	2.57
5.000 - 5.499	53	12,811,635	5.13
5.500 - 5.999	94	24,451,850	9.79
6.000 - 6.499	49	10,756,768	4.31
6.500 - 6.999	23	5,390,700	2.16
7.000 - 7.499	7	1,382,062	0.55
7.500 - 7.999	13	2,371,205	0.95
8.000 - 8.499	5	1,075,850	0.43
8.500 - 8.999	3	576,430	0.23
Total:	1,013	$249,784,654	100.00%

Maximum Mortgage Rates of the Group II ARM Loans

Maximum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
10.500 - 10.999	12	$4,003,253	1.60%
11.000 - 11.499	40	11,942,909	4.78
11.500 - 11.999	62	18,233,383	7.30
12.000 - 12.499	136	37,043,410	14.83
12.500 - 12.999	273	72,057,611	28.85
13.000 - 13.499	182	43,080,500	17.25
13.500 - 13.999	159	35,812,293	14.34
14.000 - 14.499	53	10,827,468	4.33
14.500 - 14.999	50	9,640,832	3.86
15.000 - 15.499	25	4,485,692	1.80
15.500 - 15.999	15	2,264,149	0.91
16.000 - 16.499	2	154,238	0.06
16.500 - 16.999	2	121,736	0.05
17.000 - 17.499	2	117,182	0.05
Total:	1,013	$249,784,654	100.00%

Minimum Mortgage Rates of the Group II ARM Loans

Minimum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.000 - 4.499	2	$586,734	0.23%
4.500 - 4.999	2	478,733	0.19
5.000 - 5.499	7	1,337,727	0.54
5.500 - 5.999	66	19,840,636	7.94
6.000 - 6.499	167	47,280,889	18.93
6.500 - 6.999	280	74,214,877	29.71
7.000 - 7.499	182	42,956,350	17.20
7.500 - 7.999	159	35,812,293	14.34
8.000 - 8.499	52	10,758,379	4.31
8.500 - 8.999	49	9,305,951	3.73
9.000 - 9.499	26	4,554,781	1.82
9.500 - 9.999	15	2,264,149	0.91
10.000 - 10.499	2	154,238	0.06
10.500 - 10.999	2	121,736	0.05
11.000 - 11.499	2	117,182	0.05
Total:	1,013	$249,784,654	100.00%

Initial Periodic Rate Caps of the Group II ARM Loans

Initial Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.000	3	$902,400	0.36%
2.000	15	4,591,092	1.84
3.000	994	244,043,242	97.70
5.000	1	247,920	0.10
Total:	1,013	$249,784,654	100.00%

Subsequent Periodic Rate Caps of the Group II ARM Loans

Subsequent Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.000	1,013	$249,784,654	100.00%
Total:	1,013	$249,784,654	100.00%

Lifetime Rate Caps of the Group II ARM Loans

Lifetime Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5.000 - 5.499	53	$16,599,053	6.65%
6.000 - 6.499	959	232,850,721	93.22
6.500 - 6.999	1	334,880	0.13
Total:	1,013	$249,784,654	100.00%

Prepayment Penalty Months of the Group II Mortgage Loans at Origination

Prepayment Penalty Months at Origination	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	517	$61,664,248	22.05%
2	1	275,214	0.10
6	1	34,154	0.01
12	66	17,934,499	6.41
24	875	158,411,599	56.64
36	163	33,798,298	12.08
48	55	7,494,634	2.68
60	1	75,314	0.03
Total:	1,679	$279,687,961	100.00%

The Index

As of any Adjustment Date, the index applicable to the determination of the Mortgage Rate on each ARM Loan will generally be the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in The Wall Street Journal and as most recently available either (i) as of the first business day 45 days prior to that Adjustment Date or (ii) as of the first business day of the month preceding the month of the Adjustment Date, as specified in the related mortgage note (“Six-Month LIBOR” or the “Index”). In the event that the Index becomes unavailable or otherwise unpublished, the Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

DB-ASAP Program Description and Underwriting Standards

DB Structured Products, Inc. The information set forth in this section with regard to the underwriting standards applicable to the Mortgage Loans has been provided to the Depositor by DB Structured Products, Inc. (the “Sponsor”). None of the Depositor, the Trustee, the Servicer, the Master Servicer, the Securities Administrator, the Credit Risk Manager, the Underwriter or any of their respective affiliates has made any independent investigation of this information or has made or will make any representation as to the accuracy or completeness of this information.

The Sponsor has been securitizing residential mortgage loans of the type included in the Mortgage Pool since September 1, 2004. The following table describes size, composition and growth of the Sponsor’s total portfolio of assets of the type included in the Mortgage Pool that it has securitized in the transactions set forth below as of the closing date of the related transaction.

Transaction	Cut-Off Date	Loan Count	Aggregate Principal Balance of Loans
ACE 2004-HE2	9/1/2004	228	$ 30,300,462.54
ACE 2004-HE3	10/1/2004	247	35,169,118.54
ACE 2004-HE4	11/1/2004	229	32,727,543.08
Total 2004		704	$ 98,197,124.16

ACE 2005-HE1	1/1/2005	597	$ 81,968,732.70
ACE 2005-HE2	3/1/2005	429	59,432,672.28
ACE 2005-HE3	4/1/2005	527	69,327,213.86
ACE 2005-HE4	6/1/2005	351	61,955,514.65
ACE 2005-SL1	8/1/2005	521	23,217,798.94
ACE 2005-ASAP1	10/1/2005	3,191	521,333,069.46
ACE 2005-HE7	11/1/2005	1	23,618.86
Total 2005		5,617	$ 817,258,620.75

ACE 2006-ASAP1	1/1/2006	3,020	$ 493,170,820.66
Total 2006		3,020	$ 493,170,820.66

General. All of the Mortgage Loans were acquired by the Depositor from the Sponsor. The Mortgage Loans were originated by various third party originators pursuant to the underwriting standard described in this section and were reviewed by the Sponsor to ensure conformity with such underwriting standards. The Sponsor’s underwriting standards are primarily intended to assess the ability and willingness of a borrower to repay the debt of the mortgage loan and to evaluate the adequacy of the related mortgaged property as collateral for the mortgage loan. All of the Mortgage Loans were underwritten with a view towards resale in the secondary mortgage market. In underwriting a mortgage loan, the Sponsor considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio (referred to in this section of the free writing prospectus as the “Debt Ratio”), as well as the value, type and use of the mortgaged property. The Mortgage Loans generally were not originated in accordance with Fannie Mae and Freddie Mac standards. Unless prohibited by state law or otherwise waived by the Sponsor upon the payment by the related mortgagor of higher origination fees and a higher Mortgage Rate, the related Mortgage Loan generally provides for the payment by the mortgagor of a prepayment charge on certain full or partial prepayments made within one to three years from the date of origination of the related Mortgage Loan.

Qualifications of DB-ASAP Program Sellers. All of the mortgage loans purchased by the Sponsor are based on loan application packages submitted by approved mortgage companies (the “DB-ASAP Program Sellers”). The DB-ASAP Program Sellers must meet minimum standards set by the Sponsor based on an analysis of the following information submitted with an application for approval: applicable state lending license (in good standing) federal income tax identification number, executed mortgage loan sale agreement, signed W-9 and signed seller authorization. Once approved, the DB-ASAP Program Sellers are eligible to submit loan application packages in compliance with the terms of the executed DB-ASAP sale agreement.

DB-ASAP Program Underwriting Guidelines. The Sponsor has one underwriting program called the DB-ASAP Program. The DB-ASAP Program was developed to simplify the origination process for the DB-ASAP Program Sellers, and uses Credit Bureau Risk Scores to this end. In contrast to assignment of credit grades according to traditional non-agency credit assessment methods, i.e., mortgage and other credit delinquencies, the Sponsor relies upon a borrower's Credit Bureau Risk Score initially to determine a borrower's likely future credit performance. DB-ASAP Program Sellers are able to access Credit Bureau Risk Scores at the initial phases of the loan application process and use the score to determine a borrower's interest rate based upon the DB-ASAP Program risk-based pricing matrix (subject to final loan approval by the Sponsor).

Credit Bureau Risk Scores are statistical rankings of likely future credit performance developed by Fair, Isaac & Company and the three national credit repositories -- Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The Credit Bureau Risk Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from 300 to 850. Although the Credit Bureau Risk Scores are based solely on the information at the particular credit repository, such Credit Bureau Risk Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The Credit Bureau Risk Score is used by the underwriter as an aid, and does not substitute for the underwriter's judgment.

Under the DB-ASAP Program, the Sponsor requires that the Credit Bureau Risk Score of the primary borrower (the borrower with at least 51.00% of total income for all loan-to-value ratios) be used to determine program eligibility. Credit Bureau Risk Scores must be obtained from at least two national credit repositories, with the lower of the two scores being utilized in program eligibility determination. If Credit Bureau Risk Scores are obtained from three credit repositories, the middle of the three scores can be utilized. In all cases, a borrower's complete credit history must be detailed in the credit report that produces a given Credit Bureau Risk Score or the mortgage loan is not eligible for the DB-ASAP Program. Generally, the minimum Credit Bureau Risk Score allowed under the DB-ASAP Program is 540.

The applicant generally must have a sufficiently established credit history to qualify for the appropriate Credit Bureau Risk Score range under the DB-ASAP Program. This credit history is substantiated by a two repository merged report prepared by an independent credit report agency. The report typically summarizes the applicant's entire credit history, and generally includes a seven year public record search for each address where the applicant has lived during the two years prior to the issuance of the credit report and contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. In some instances, borrowers with a minimal credit history are eligible for financing under the DB-ASAP Program.

The Credit Bureau Risk Score, along with the loan-to-value ratio, is an important tool in assessing the creditworthiness of a borrower. However, these two factors are not the only considerations in underwriting a loan. The Sponsor’s contracted underwriting staff fully reviews each loan to determine whether the Sponsor's guidelines for income, assets, employment and collateral are met.

All of the Mortgage Loans were reviewed by the Sponsor’s contract underwriters. On a case by case basis, the Sponsor may determine that, based upon compensating factors, a prospective borrower who does not strictly qualify under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low Debt Ratio, substantial liquid assets, good credit history, stable employment and time in residence at the applicant's current address. It is expected that an insignificant portion of the Mortgage Loans may represent such underwriting exceptions.

Within the DB-ASAP Program, there are five documentation programs: the Full Documentation Program, the Limited Documentation Verification Program, the Stated Extra Program, the No Income Verification Program and the No Documentation Program. All of the Mortgage Loans were originated in accordance with the Sponsor's DB-ASAP Program.

The Sponsor's contract underwriters review the income of each applicant under various documentation programs as follows: under the Full Documentation Program, applicants are generally required to submit verification of stable income for the periods of six months to two years preceding the application dependent on credit score range; under the Limited Documentation Verification Program, the borrower is qualified based on the income stated on the application and applicants are generally required to submit verification of adequate cash flow to meet credit obligations for the six month period preceding the application; the Stated Extra Program allows income to be stated, but requires borrowers provide verification of liquid assets equaling three months of income stated on the mortgage application; under the No Income Verification Program, applicants are qualified based on monthly income as stated on the mortgage application and the underwriter will determine that the stated income is reasonable and realistic when compared to borrower's employment type, assets and credit history. The No Documentation Program requires no employment, no income and no assets verification.

For first lien mortgage loans from self-employed or 1099 borrowers with a credit score greater than or equal to 540 and not originated in conjunction with a second lien mortgage, bank statements (for 12 months) are acceptable as full documentation. For first lien mortgage loans from self-employed or 1099 borrowers with credit scores greater than or equal to 580, regardless of being originated with a corresponding second lien mortgage, twelve months bank statements are acceptable as full documentation. In all cases, the income stated must be reasonable and customary for the applicant's line of work. Income is not verified under the Limited Documentation Verification Program and No Income Verification Program.

The Sponsor also offers ASAP-Refi which allows reduced income documentation in exchange for timely payments of a current mortgage over the previous twelve (12) month period.

The Sponsor acquires mortgage loans secured by 1-4 unit residential properties made to eligible borrowers with a vested fee simple (or in some cases a leasehold) interest in the property. The Sponsor's guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and generally require an appraisal of the mortgaged property which conforms to Freddie Mac and/or Fannie Mae standards and, if appropriate, a review appraisal. Generally, appraisals are provided by an approved list of appraisers maintained by the Sponsor. Additionally, review appraisals may only be provided by appraisers other than the original appraiser approved by the Sponsor. In some cases, the Sponsor relies on a statistical appraisal methodology provided by a third-party.

Each review appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. The review appraisal may be an enhanced desk, field review or an automated valuation report that confirms or supports the original appraiser's value of the mortgaged premises.

The Sponsor requires title insurance on all mortgage loans secured by liens on real property. The Sponsor also requires that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the related residential loan or the replacement cost of the property, whichever is less.

The Sponsor conducts a number of quality control procedures, including a full re-underwriting of a random selection of mortgage loans to assure asset quality. Under the asset quality procedure, a random selection of each month's originations is reviewed. The mortgage loan review confirms the existence and accuracy of legal documents, credit documentation, appraisal analysis and underwriting decision. A report detailing audit findings and level of error is sent monthly to management for response. The audit findings and management responses are then reviewed by the Sponsor's senior management. Adverse findings are tracked monthly and over a rolling six month period. This review procedure allows the Sponsor to assess programs for potential guideline changes, program enhancements, appraisal policies, areas of risk to be reduced or eliminated and the need for additional staff training.

Under the DB-ASAP Program, various risk categories are used to grade the likelihood that the applicant will satisfy the repayment conditions of the loan. These risk categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the applicant's credit history and Debt Ratio. In general, higher credit risk mortgage loans are graded in categories which permit higher Debt Ratios and more (or more recent) major derogatory credit items such as outstanding judgments or recent foreclosure proceedings; however these loan programs establish lower maximum loan-to-value ratios and lower maximum loan amounts for mortgage loans graded in such categories.

The Sponsor's guidelines under the DB-ASAP Program generally have the following criteria for borrower eligibility for the specified Credit Bureau Risk Score range.

The Debt Ratio generally may not exceed 50.49% for all credit scores on Full Documentation Program and Limited Income Verification Program mortgage loans. Loans meeting the residual income requirements may have a maximum Debt Ratio of 55.49%. The Debt Ratio for No Income Verification Program mortgage loans may not exceed 50.49%.

Generally, all liens affecting title must be paid at closing. Collections, charge-offs, judgments and liens not affecting title may remain open for mortgage loans with loan-to-value ratios less than or equal to 80%, provided certain criteria are met. For instance, if the mortgage loan is a purchase or rate and term refinance, a payoff of such amount will not be required if (i) the related loan is not being originated together with a second lien loan, (ii) the balance of the items(s) added to the mortgage loan amount does not exceed the maximum allowed combined loan-to-value ratio, (iii) the payment amounts are included in the debt calculation (iv) and the mortgage loan has first lien priority.

Additional Information Concerning the Mortgage Loans

The description in this free writing prospectus of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted as of the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise if the Depositor deems the removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the certificates unless including these mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this free writing prospectus. The Depositor believes that the information set forth in this free writing prospectus will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the certificates are issued, although the range of Mortgage Rates and maturities and other characteristics of the Mortgage Loans may vary.

YIELD ON THE CERTIFICATES

General Prepayment Considerations

The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on such certificates and the yield to maturity of such certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans as they change from time to time to accommodate changes in the Mortgage Rates and by the rate of principal prepayments thereon (including for this purpose, payments resulting from refinancings, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the Depositor, the Servicer or the Sponsor). The Mortgage Loans may be prepaid by the mortgagors at any time; however, as described under “The Mortgage Pool” in this free writing prospectus, with respect to approximately 78.65% of the Mortgage Loans, by aggregate principal balance of the Mortgage Loans as of the Cut-off Date, a prepayment may subject the related mortgagor to a Prepayment Charge.

Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions in respect of principal to the holders of the class or classes of Offered Certificates then entitled to receive distributions that otherwise would be distributed over the remaining terms of the Mortgage Loans. Since the rates of payment of principal on the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Offered Certificates are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the Mortgage Loans. Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield. In the case of any Offered Certificate purchased at a premium, there is a risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier prepayments of principal are made on the Mortgage Loans, the greater the effect on the yield to maturity of the Offered Certificates. As a result, the effect on an investors’ yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

It is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate. Moreover, the timing of prepayments on the Mortgage Loans may significantly affect the yield to maturity on the Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. The prepayment experience of the Delayed First Adjustment Mortgage Loans may differ from that of the other Mortgage Loans. The Delayed First Adjustment Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Mortgage Rates on the Delayed First Adjustment Mortgage Loans as mortgagors seek to avoid changes in their monthly payments. In addition, the existence of the applicable Periodic Rate Cap, Maximum Mortgage Rate and Minimum Mortgage Rate may affect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the certificates. See “Yield Considerations” in the prospectus.

Because principal distributions are paid to certain classes of Offered Certificates before other classes, holders of classes of Offered Certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal. This is because the certificates having a later priority of payment will represent an increasing percentage interest in the trust fund during the period prior to the commencement of distributions of principal on these certificates. As described under “Description of the Certificates—Principal Distributions on the Offered Certificates” in this free writing prospectus, prior to the Stepdown Date, all principal payments on the Mortgage Loans will be allocated to the Class A Certificates. Thereafter, as further described in this free writing prospectus, during certain periods, subject to certain delinquency triggers described in this free writing prospectus, all principal payments on the Mortgage Loans will be allocated among the Class A Certificates and all classes of the Mezzanine Certificates in the priorities described under “Description of the Certificates—Principal Distributions on the Offered Certificates” in this free writing prospectus.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor’s default on a Mortgage Loan, there can be no assurance that recourse will be available beyond the specific Mortgaged Property pledged as security for repayment. See “The Mortgage Pool—DB-ASAP Program Description and Underwriting Standards” in this free writing prospectus.

Special Yield Considerations

The Mortgage Rates on approximately 6.54% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are fixed and will not vary with any index. The Mortgage Rates on approximately 93.46% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, adjust semi-annually based upon Six-Month LIBOR subject to periodic and lifetime limitations and after an initial period of six months or one, two, three or five years with respect to Delayed First Adjustment Mortgage Loans. The Pass-Through Rate on the Offered Certificates adjusts monthly based upon One-Month LIBOR, subject to the applicable Net WAC Pass-Through Rate (as defined under “Description of the Certificates—Glossary” in this free writing prospectus), with the result that increases in the Pass-Through Rates on such certificates may be limited for extended periods in a rising interest rate environment. Investors should note that all of the ARM Loans are Delayed First Adjustment Mortgage Loans. The interest due on the Mortgage Loans during any Due Period, net of the expenses of the trust and the supplemental interest trust (including any Net Swap Payment and any Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event), may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable spread on the Offered Certificates during the related Interest Accrual Period; however, any shortfall of this kind will be payable to the holders of such certificates, but only to the extent and in the priority described under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this free writing prospectus. In addition, Six-Month LIBOR and One-Month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if both One-Month LIBOR and Six-Month LIBOR rise during the same period, One-Month LIBOR may rise more rapidly than Six-Month LIBOR, potentially resulting in the application of the applicable Net WAC Pass-Through Rate on the Offered Certificates, which would adversely affect the yield to maturity on such certificates.

If the pass-through rates on the Offered Certificates are limited by the applicable Net WAC Pass-Through Rate for any Distribution Date, the resulting interest shortfalls, which are referred to herein as “Net WAC Rate Carryover Amounts”, may be recovered by the holders of such certificates on such Distribution Date or on future Distribution Dates, to the extent that on such Distribution Date or future Distribution Dates there are any available funds remaining after certain other distributions on the Offered Certificates and the payment of certain fees and expenses of the trust and the supplemental interest trust (including any Net Swap Payment payable to the Swap Provider and any Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event). The ratings on the Offered Certificates will not address the likelihood of any such recovery of such interest shortfalls by holders of those certificates from amounts received or advanced on the Mortgage Loans. In addition, any Net Swap Payment payable by the Swap Provider on any given Distribution Date will be available to pay any Net WAC Rate Carryover Amounts remaining unpaid on such Distribution Date after taking into account any amounts paid in respect thereof from collections, advances and other recoveries on the Mortgage Loans.

As described under “Description of the Certificates—Allocation of Losses; Subordination,” amounts otherwise distributable to holders of the Mezzanine Certificates and the Class CE Certificates may be made available to protect the holders of the Class A Certificates against interruptions in distributions due to certain mortgagor delinquencies, to the extent not covered by P&I Advances. Such delinquencies may affect the yield to investors in the Mezzanine Certificates and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of the Mezzanine Certificates. In addition, the rate of delinquencies or losses will affect the rate of principal payments on the Mezzanine Certificates. See “Description of the Certificates—Principal Distributions on the Offered Certificates” in this free writing prospectus.

Weighted Average Lives

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of the Offered Certificates will be influenced by the rate at which principal on the Mortgage Loans is paid, which may be in the form of scheduled payments or prepayments (including repurchases and prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the Mortgage Loans), and the timing of these payments. The “Assumed Final Distribution Date” for each class of the Offered Certificates is the Distribution Date occurring in March 2036. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of all of the Mortgage Loans. Since the rate of payment (including prepayments) of principal on the Mortgage Loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining Mortgage Loan may be earlier, and could be substantially earlier, than the Assumed Final Distribution Date.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment assumption used in this free writing prospectus with respect to the adjustable-rate Mortgage Loans assumes a prepayment rate for the mortgage loans of 100% PPC. To assume 100% PPC is to assume (i) a per annum prepayment rate of 5% of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans, (ii) an additional 2% per annum in each month thereafter through the eleventh month, (iii) building to a constant prepayment rate of 27% per annum beginning in the twelfth month and remaining constant until the twenty-third month, (iv) increasing to and remaining constant at a prepayment rate of 60% per annum beginning in the twenty-fourth month until the twenty-seventh month and (v) decreasing and remaining constant at a prepayment rate of 30% per annum from the twenty-eighth month and thereafter; provided, however, the prepayment rate will not exceed 85% per annum in any period for any percentage of PPC. The prepayment assumption used in this free writing prospectus with respect to the fixed-rate Mortgage Loans assumes a prepayment rate of 100% PPC. To assume 100% PPC is to assume (i) a per annum prepayment rate of 4% of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans, (ii) an additional approximate 1.72727% per annum in each month thereafter through the eleventh month and (iii) a constant prepayment rate of 23% per annum beginning in the twelfth month and in each month thereafter during the life of the mortgage loans; provided, however, the prepayment rate will not exceed 85% per annum in any period for any percentage of PPC. No representation is made that the Mortgage Loans will prepay in accordance with such prepayment models or any other rate. We refer to each such prepayment model herein as a “Prepayment Assumption”.

The tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption” indicate the percentage of the initial Certificate Principal Balance of the Offered Certificates that would be outstanding after each of the dates shown at various percentages of PPC, and the corresponding weighted average lives of these certificates. The tables are based on the following assumptions (the “Modeling Assumptions”): (i) the Mortgage Pool consists of 173 assumed mortgage loans with the characteristics set forth below, (ii) distributions on the certificates are received, in cash, on the 25th day of each month, commencing in April 2006; (iii) the Mortgage Loans prepay at the percentages of PPC indicated; (iv) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the Mortgage Loans and no shortfalls due to the application of the Relief Act or similar state or local laws are incurred; (v) none of the Depositor, the Sponsor, the Servicer, the Master Servicer or any other person purchases from the trust fund any Mortgage Loan under any obligation or option under the pooling and servicing agreement, except as indicated in footnote two in the tables; (vi) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in April 2006, and are computed prior to giving effect to any prepayments received in the prior month; (vii) prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month commencing in March 2006, and include 30 days’ interest thereon; (viii) the scheduled monthly payment for each Mortgage Loan is calculated based on the assumed mortgage loan characteristics stated below; (ix) the certificates are purchased on March 30, 2006; (x) Six-Month LIBOR remains constant at 5.01% per annum and the gross mortgage rate on each ARM Loan is adjusted according to the assumed mortgage loan characteristics; (xi) One-Month LIBOR remains constant at 4.69% per annum; (xii) the Class P Certificates have a Certificate Principal Balance equal to zero; (xiii) the Servicer’s fee is assumed to be equal to 0.50% per annum, the Master Servicer Fee is assumed to be equal to

0.0135% per annum and the Credit Risk Manager’s fee is assumed to be equal to 0.015% per annum; and (xiv) the fixed swap payment is calculated based on a per annum rate of ___%.

Assumed Group I Mortgage Loan Characteristics
Principal Balance ($)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Age (Months)	Mortgage Rate (%)	Index Type*	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Months to Next Rate Adjustment	Rate Adjustment Frequency (Months)	Remaining Interest Only Term (Months)
278,435.80	189	189	4	8.484	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1,620,267.17	357	357	3	8.586	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
34,677.11	238	358	2	11.375	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
135,827.08	176	176	4	7.956	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
51,602.88	177	177	3	9.500	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
83,201.52	355	355	5	7.750	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
94,200.00	355	355	5	6.990	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	55
953,161.33	356	356	4	7.858	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
147,288.86	355	355	5	8.250	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
125,517.44	356	356	4	8.972	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
341,974.47	357	357	3	8.899	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
177,026.06	356	356	4	8.852	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
58,281.43	357	357	3	7.990	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
2,709,843.93	357	357	3	8.120	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
21,160,236.78	357	357	3	7.866	LIB6M	4.897	13.866	7.866	2.976	1.000	20	6	0
162,000.00	356	356	4	7.750	LIB6M	6.500	13.750	7.750	3.000	1.000	20	6	20
19,378,477.64	357	357	3	7.516	LIB6M	4.715	13.516	7.481	2.901	1.000	20	6	57
6,222,029.71	357	357	3	7.621	LIB6M	4.962	13.621	7.621	3.000	1.000	33	6	0
7,151,419.23	357	357	3	7.230	LIB6M	4.894	13.230	7.230	3.000	1.000	33	6	57
214,433.50	355	355	5	7.271	LIB6M	4.375	13.271	7.271	2.546	1.000	13	6	0
181,345.57	356	356	4	8.400	LIB6M	7.400	14.400	8.400	3.000	1.000	20	6	0
388,720.00	357	357	3	7.652	LIB6M	5.677	13.652	7.652	3.000	1.000	21	6	57
237,006.44	357	357	3	7.875	LIB6M	3.875	13.875	7.875	3.000	1.000	21	6	0
97,600.00	356	356	4	7.750	LIB6M	4.375	13.750	7.750	3.000	1.000	20	6	56
171,768.41	358	358	2	8.000	LIB6M	4.375	14.000	8.000	3.000	1.000	22	6	0
1,906,857.44	357	357	3	7.707	LIB6M	4.355	13.707	7.707	3.000	1.000	21	6	0
5,958,609.93	357	357	3	7.635	LIB6M	4.618	13.635	7.635	2.938	1.000	20	6	57
546,160.00	357	357	3	6.452	LIB6M	5.952	11.452	6.452	3.000	1.000	21	6	117
6,826,189.20	356	356	4	8.063	LIB6M	6.162	14.063	8.063	3.000	1.000	20	6	0
4,956,569.58	357	357	3	7.484	LIB6M	5.502	13.484	7.484	3.000	1.000	21	6	57
146,400.00	357	357	3	7.000	LIB6M	4.375	13.000	7.000	3.000	1.000	21	6	57

8,188,932.42	357	357	3	7.476	LIB6M	5.181	13.476	7.476	3.000	1.000	21	6	0
9,716,537.36	357	357	3	7.351	LIB6M	4.984	13.351	7.351	3.000	1.000	21	6	57
373,089.45	356	356	4	8.717	LIB6M	6.750	14.717	8.717	3.000	1.000	20	6	0
234,000.00	353	353	7	7.375	LIB6M	5.500	13.375	7.375	3.000	1.000	17	6	53
5,339,659.39	356	356	4	7.789	LIB6M	5.900	13.789	7.789	3.000	1.000	20	6	0
2,590,584.96	356	356	4	7.690	LIB6M	5.517	13.690	7.690	3.000	1.000	20	6	56
1,066,305.80	355	355	5	7.539	LIB6M	6.613	13.539	7.539	3.000	1.000	19	6	0
222,130.00	354	354	6	7.380	LIB6M	6.179	13.380	7.380	3.000	1.000	18	6	54
33,923,028.51	357	357	3	7.217	LIB6M	4.796	13.150	7.209	2.987	1.002	21	6	0
63,120,969.11	357	357	3	7.020	LIB6M	4.522	13.019	7.006	2.983	1.003	21	6	57
4,604,401.72	356	356	4	5.961	LIB6M	5.461	10.961	5.961	3.000	1.000	20	6	116
2,121,415.39	356	356	4	8.078	LIB6M	4.824	14.078	8.078	3.000	1.000	20	6	0
1,030,399.38	356	356	4	6.327	LIB6M	4.375	12.327	6.327	3.000	1.000	20	6	56
3,182,937.07	356	356	4	7.183	LIB6M	4.706	13.183	7.183	3.000	1.000	20	6	0
8,092,742.77	357	357	3	7.106	LIB6M	4.927	13.106	7.106	3.000	1.000	21	6	57
123,765.76	356	356	4	9.750	LIB6M	7.750	15.750	9.750	3.000	1.000	20	6	0
148,533.48	356	356	4	7.279	LIB6M	5.895	13.279	7.279	3.000	1.000	20	6	0
120,259.82	355	355	5	7.650	LIB6M	5.500	13.650	7.650	3.000	1.000	19	6	0
1,077,661.72	356	356	4	7.689	LIB6M	5.570	13.689	7.689	3.000	1.000	20	6	0
4,040,063.57	357	357	3	6.904	LIB6M	4.570	12.904	6.904	3.000	1.000	21	6	57
64,000.00	358	358	2	8.750	LIB6M	4.375	14.750	8.750	3.000	1.000	34	6	58
124,701.59	356	356	4	8.625	LIB6M	3.875	14.625	8.625	3.000	1.000	32	6	0
316,000.00	358	358	2	7.375	LIB6M	4.375	13.375	7.375	3.000	1.000	34	6	58
649,255.24	356	356	4	7.239	LIB6M	4.208	13.239	7.239	3.000	1.000	32	6	0
348,416.00	357	357	3	7.841	LIB6M	4.046	13.841	7.841	3.000	1.000	33	6	57
639,324.81	357	357	3	8.300	LIB6M	7.694	14.300	8.300	3.000	1.000	33	6	0
198,400.00	355	355	5	6.625	LIB6M	4.375	12.625	6.625	3.000	1.000	31	6	55
486,162.14	357	357	3	7.145	LIB6M	4.973	13.145	7.145	3.000	1.000	33	6	0
1,396,309.00	357	357	3	6.560	LIB6M	4.335	12.560	6.560	3.000	1.000	33	6	57
846,589.16	357	357	3	8.067	LIB6M	5.572	14.067	8.067	3.000	1.000	33	6	0
3,101,609.51	356	356	4	6.600	LIB6M	4.741	12.600	6.600	3.000	1.000	32	6	56
1,061,867.18	357	357	3	6.828	LIB6M	4.582	12.828	6.828	3.000	1.000	33	6	0
2,446,999.21	356	356	4	6.902	LIB6M	4.427	12.902	6.902	3.000	1.000	32	6	56
371,132.55	355	355	5	6.861	LIB6M	4.375	12.861	6.861	3.000	1.000	31	6	0
1,187,100.00	355	355	5	7.122	LIB6M	4.742	13.122	7.122	3.000	1.000	31	6	55
241,596.25	357	357	3	7.885	LIB6M	6.885	13.885	7.885	3.000	1.000	33	6	0
559,930.43	353	353	7	6.868	LIB6M	5.304	12.868	6.868	3.000	1.000	29	6	53
212,240.00	355	355	5	7.129	LIB6M	4.375	13.129	7.129	3.000	1.000	31	6	55
8,387,126.22	357	357	3	7.145	LIB6M	5.009	13.113	7.145	3.000	1.000	33	6	0
15,854,391.58	357	357	3	6.788	LIB6M	4.503	12.788	6.788	3.000	1.000	33	6	57
236,760.03	358	358	2	9.061	LIB6M	5.232	15.061	9.061	3.000	1.000	58	6	0
2,066,018.81	356	356	4	7.602	LIB6M	4.447	13.602	7.602	3.000	1.000	56	6	56
151,794.38	355	355	5	8.000	LIB6M	4.375	14.000	8.000	3.000	1.000	55	6	55
164,000.00	357	357	3	7.625	LIB6M	4.375	13.625	7.625	3.000	1.000	57	6	57
185,807.29	357	357	3	8.500	LIB6M	5.000	14.500	8.500	3.000	1.000	57	6	0
711,736.53	357	357	3	7.456	LIB6M	4.375	13.456	7.456	3.000	1.000	57	6	0
4,489,271.32	357	357	3	6.815	LIB6M	4.450	12.815	6.815	3.000	1.000	57	6	57
159,000.00	356	356	4	8.125	LIB6M	6.000	14.125	8.125	3.000	1.000	56	6	56
322,320.00	356	356	4	6.446	LIB6M	4.375	12.446	6.446	3.000	1.000	56	6	56
235,325.34	357	357	3	6.737	LIB6M	5.140	12.737	6.737	3.000	1.000	57	6	0
978,399.67	357	357	3	6.660	LIB6M	4.375	12.660	6.660	3.000	1.000	57	6	0
1,672,807.99	357	357	3	7.030	LIB6M	4.217	13.030	7.030	3.000	1.000	57	6	57
377,174.79	357	477	3	7.387	LIB6M	4.375	13.387	7.387	3.000	1.000	21	6	0

*LIB6M means Six-Month LIBOR. FR means Fixed Rate.

Assumed Group II Mortgage Loan Characteristics
Principal Balance ($)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Age (Months)	Mortgage Rate (%)	Index Type*	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Months to Next Rate Adjustment	Rate Adjustment Frequency (Months)	Remaining Interest Only Term (Months)
258,245.26	231	231	9	9.170	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
11,398,577.60	179	354	6	10.358	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
169,385.81	355	355	5	8.360	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
52,557.45	229	349	11	10.000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
34,153.76	171	351	9	10.000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
259,068.74	207	354	6	9.239	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
123,813.82	177	177	3	8.250	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
16,942.47	237	237	3	11.250	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
33,382.16	235	235	5	10.250	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
160,745.66	234	234	6	10.352	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
2,095,776.68	177	357	3	10.404	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
2,384,499.40	176	356	4	9.670	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
855,708.97	178	356	4	10.788	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
16,362.12	174	354	6	10.750	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
8,317,704.27	179	354	6	9.570	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
36,710.88	229	349	11	10.250	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
283,672.39	178	178	2	6.250	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
135,899.05	175	355	5	10.448	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
84,390.54	177	357	3	9.000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
260,364.67	175	355	5	9.436	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
75,314.08	177	357	3	10.750	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
88,054.66	358	358	2	10.500	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
195,729.33	358	358	2	7.875	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
343,894.27	357	357	3	7.000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
478,427.33	358	358	2	7.883	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
71,920.88	358	358	2	8.990	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
58,381.68	356	356	4	9.425	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1,474,143.49	357	357	3	7.337	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
139,479.52	356	356	4	7.625	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
10,903,416.53	356	356	4	7.804	LIB6M	5.059	13.819	7.778	2.947	1.000	20	6	0
30,450,890.57	356	356	4	7.103	LIB6M	4.440	13.098	7.103	2.873	1.000	19	6	56

1,901,157.72	356	356	4	7.967	LIB6M	4.940	13.967	7.967	3.000	1.000	32	6	0
5,473,902.67	357	357	3	7.341	LIB6M	4.740	13.341	7.341	3.000	1.000	33	6	57
146,197.84	358	358	2	7.875	LIB6M	4.375	13.875	7.875	3.000	1.000	22	6	0
616,250.00	356	356	4	7.250	LIB6M	5.374	13.250	7.250	3.000	1.000	20	6	56
475,224.02	357	357	3	7.561	LIB6M	4.238	13.561	7.561	2.634	1.000	16	6	0
275,213.92	355	355	5	7.875	LIB6M	4.375	13.875	7.875	3.000	1.000	19	6	0
1,819,202.00	356	356	4	7.078	LIB6M	4.659	13.078	7.078	2.930	1.000	19	6	0
13,015,514.37	357	357	3	7.158	LIB6M	4.631	13.129	7.158	2.887	1.000	20	6	57
244,800.00	356	356	4	6.000	LIB6M	5.500	11.000	6.000	3.000	1.000	20	6	116
3,288,498.37	357	357	3	7.591	LIB6M	5.298	13.591	7.591	3.000	1.000	21	6	0
2,419,547.63	357	357	3	6.823	LIB6M	5.049	12.823	6.823	3.000	1.000	21	6	57
3,034,517.35	356	356	4	7.462	LIB6M	5.042	13.462	7.462	3.000	1.000	20	6	0
5,326,811.00	357	357	3	7.306	LIB6M	5.184	13.306	7.306	3.000	1.000	21	6	57
1,592,127.58	355	355	5	8.438	LIB6M	7.126	14.438	8.438	3.000	1.000	19	6	0
2,341,984.44	356	356	4	7.562	LIB6M	5.063	13.562	7.562	3.000	1.000	20	6	56
238,487.02	355	355	5	6.708	LIB6M	4.173	12.708	6.708	3.000	1.000	19	6	0
224,000.00	354	354	6	6.625	LIB6M	4.375	12.625	6.625	3.000	1.000	18	6	54
28,496,217.17	357	357	3	6.899	LIB6M	4.697	12.857	6.869	3.000	1.000	21	6	0
81,599,460.51	357	357	3	6.805	LIB6M	4.610	12.789	6.793	2.998	1.000	21	6	57
10,295,882.90	357	357	3	6.185	LIB6M	5.664	11.185	6.185	3.000	1.000	21	6	117
578,902.44	357	357	3	7.418	LIB6M	5.540	13.418	7.418	3.000	1.000	21	6	0
1,862,728.94	356	356	4	7.406	LIB6M	4.546	13.406	7.406	3.000	1.000	20	6	56
337,477.27	357	357	3	6.500	LIB6M	4.375	12.500	6.500	3.000	1.000	21	6	0
2,530,750.06	357	357	3	7.437	LIB6M	5.110	13.437	7.437	3.000	1.000	21	6	57
62,737.90	356	356	4	8.250	LIB6M	5.775	14.250	8.250	3.000	1.000	20	6	0
275,000.00	354	354	6	8.625	LIB6M	8.375	14.625	8.625	3.000	1.000	18	6	54
45,796.47	356	356	4	8.900	LIB6M	7.990	14.900	8.900	3.000	1.000	20	6	0
1,439,150.27	357	357	3	7.110	LIB6M	5.125	13.110	7.139	3.000	1.000	21	6	0
3,865,022.00	357	357	3	6.586	LIB6M	4.073	12.586	6.586	3.000	1.000	21	6	57
86,866.68	356	356	4	8.000	LIB6M	4.375	14.000	8.000	3.000	1.000	20	6	0
345,868.03	357	357	3	7.994	LIB6M	4.581	13.994	7.994	3.000	1.000	33	6	0
692,000.00	355	355	5	6.816	LIB6M	4.375	12.816	6.816	3.000	1.000	31	6	55
755,041.00	357	357	3	6.455	LIB6M	4.375	12.455	6.455	3.000	1.000	33	6	57
182,320.00	357	357	3	6.250	LIB6M	5.750	11.250	6.250	3.000	1.000	33	6	117
259,411.76	357	357	3	6.968	LIB6M	5.080	12.968	6.968	3.000	1.000	33	6	0
1,117,456.33	356	356	4	5.776	LIB6M	4.375	11.776	5.776	3.000	1.000	32	6	56
236,577.31	358	358	2	7.375	LIB6M	7.375	13.375	7.375	3.000	1.000	34	6	0
226,608.00	357	357	3	6.250	LIB6M	4.375	12.250	6.250	3.000	1.000	33	6	57
816,987.89	358	358	2	7.113	LIB6M	4.446	13.113	7.113	3.000	1.000	34	6	0
193,242.77	352	352	8	5.750	LIB6M	4.375	11.750	5.750	3.000	1.000	28	6	52
3,517,211.27	357	357	3	6.752	LIB6M	4.818	12.706	6.752	3.000	1.000	33	6	0
10,623,849.26	357	357	3	6.643	LIB6M	4.456	12.595	6.643	3.000	1.000	33	6	57
548,812.00	356	356	4	5.846	LIB6M	5.346	10.846	5.846	3.000	1.000	32	6	116
2,438,285.24	357	357	3	7.615	LIB6M	4.797	13.615	7.615	3.000	1.000	33	6	0
3,128,058.91	357	357	3	6.050	LIB6M	4.430	12.050	6.050	3.000	1.000	33	6	57
1,305,183.46	356	356	4	6.921	LIB6M	4.134	12.921	6.921	3.000	1.000	32	6	56
262,273.32	358	358	2	7.875	LIB6M	4.375	13.875	7.875	3.000	1.000	58	6	0
846,399.00	358	358	2	7.886	LIB6M	4.375	13.886	7.886	3.000	1.000	58	6	58
505,755.72	358	358	2	6.661	LIB6M	4.375	12.661	6.661	3.000	1.000	58	6	0
2,104,882.07	357	357	3	8.193	LIB6M	4.310	14.193	8.193	3.000	1.000	57	6	57
290,928.00	358	358	2	5.125	LIB6M	4.375	11.125	5.125	3.000	1.000	58	6	58
284,833.41	356	356	4	6.827	LIB6M	4.375	12.827	6.827	3.000	1.000	56	6	0
1,589,695.11	356	356	4	6.374	LIB6M	4.375	12.374	6.374	3.000	1.000	56	6	56
247,920.00	357	357	3	6.625	LIB6M	6.375	11.625	6.625	5.000	1.000	57	6	117
172,920.00	357	357	3	5.000	LIB6M	4.375	11.000	5.000	3.000	1.000	57	6	57
223,840.00	357	357	3	6.875	LIB6M	4.375	12.875	6.875	3.000	1.000	57	6	57
179,762.25	357	477	3	6.500	LIB6M	6.000	11.500	6.500	3.000	1.000	21	6	0
1,424,796.51	358	478	2	6.635	LIB6M	5.602	11.799	6.635	3.000	1.000	22	6	0

*LIB6M means Six-Month LIBOR. FR means Fixed Rate.

There will be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics assumed in preparing the tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption”. Any discrepancy may have an effect upon the percentages of the initial Certificate Principal Balance outstanding, and the weighted average lives, of the Offered Certificates set forth in the tables. In addition, since the actual Mortgage Loans will have characteristics that differ from those assumed in preparing the tables and since it is not likely the level of Six-Month LIBOR or One-Month LIBOR will remain constant as assumed, the Offered Certificates may mature earlier or later than indicated by the tables. In addition, as described under “Description of the Certificates–Principal Distributions on the Offered Certificates” in this free writing prospectus, the occurrence of the Stepdown Date or a Trigger Event will have the effect of accelerating or decelerating the amortization of the Offered Certificates, affecting the weighted average lives of such certificates. Based on the foregoing assumptions, the tables indicate the weighted average lives of each class of Offered Certificates and set forth the percentages of the initial Certificate Principal Balance of such certificates that would be outstanding after each of the Distribution Dates shown, at various percentages of the Prepayment Assumption. Neither the prepayment model used in this free writing prospectus nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. Variations in the prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Balances, and weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of all the Mortgage Loans equals any of the specified percentages of the Prepayment Assumption.

Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption
	Class A-1

	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
March 25, 2007	100	85	72	65	56
March 25, 2008	99	60	32	17	3
March 25, 2009	99	46	14	0	0
March 25, 2010	98	34	14	0	0
March 25, 2011	98	29	12	0	0
March 25, 2012	96	24	8	0	0
March 25, 2013	95	20	6	0	0
March 25, 2014	93	16	4	0	0
March 25, 2015	92	13	3	0	0
March 25, 2016	90	11	2	0	0
March 25, 2017	88	9	1	0	0
March 25, 2018	85	7	1	0	0
March 25, 2019	83	6	*	0	0
March 25, 2020	80	5	*	0	0
March 25, 2021	77	4	0	0	0
March 25, 2022	74	3	0	0	0
March 25, 2023	70	3	0	0	0
March 25, 2024	66	2	0	0	0
March 25, 2025	61	2	0	0	0
March 25, 2026	56	1	0	0	0
March 25, 2027	51	1	0	0	0
March 25, 2028	45	1	0	0	0
March 25, 2029	38	*	0	0	0
March 25, 2030	33	*	0	0	0
March 25, 2031	29	*	0	0	0
March 25, 2032	24	0	0	0	0
March 25, 2033	18	0	0	0	0
March 25, 2034	12	0	0	0	0
March 25, 2035	5	0	0	0	0
March 25, 2036	0	0	0	0	0

Weighted Average Life in Years (1)	20.07	4.36	2.25	1.40	1.15
Weighted Average Life in Years (1)(2)	20.04	4.06	2.08	1.40	1.15

_____________________

*Indicates a number that is greater than zero but less than 0.5%.

(1)            The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)            Assumes that the Master Servicer or the Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption
	Class A-2A

	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
March 25, 2007	99	71	48	35	17
March 25, 2008	99	27	0	0	0
March 25, 2009	98	*	0	0	0
March 25, 2010	97	0	0	0	0
March 25, 2011	96	0	0	0	0
March 25, 2012	94	0	0	0	0
March 25, 2013	91	0	0	0	0
March 25, 2014	88	0	0	0	0
March 25, 2015	85	0	0	0	0
March 25, 2016	82	0	0	0	0
March 25, 2017	78	0	0	0	0
March 25, 2018	73	0	0	0	0
March 25, 2019	69	0	0	0	0
March 25, 2020	63	0	0	0	0
March 25, 2021	40	0	0	0	0
March 25, 2022	34	0	0	0	0
March 25, 2023	27	0	0	0	0
March 25, 2024	20	0	0	0	0
March 25, 2025	13	0	0	0	0
March 25, 2026	4	0	0	0	0
March 25, 2027	0	0	0	0	0
March 25, 2028	0	0	0	0	0
March 25, 2029	0	0	0	0	0
March 25, 2030	0	0	0	0	0
March 25, 2031	0	0	0	0	0
March 25, 2032	0	0	0	0	0
March 25, 2033	0	0	0	0	0
March 25, 2034	0	0	0	0	0
March 25, 2035	0	0	0	0	0
March 25, 2036	0	0	0	0	0

Weighted Average Life in Years (1)	14.09	1.56	1.00	0.83	0.67
Weighted Average Life in Years (1)(2)	14.09	1.56	1.00	0.83	0.67

_____________________

*Indicates a number that is greater than zero but less than 0.5%.

(1)           The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)            Assumes that the Master Servicer or the Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption
	Class A-2B

	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100
March 25, 2008	100	100	34	0	0
March 25, 2009	100	100	0	0	0
March 25, 2010	100	42	0	0	0
March 25, 2011	100	14	0	0	0
March 25, 2012	100	0	0	0	0
March 25, 2013	100	0	0	0	0
March 25, 2014	100	0	0	0	0
March 25, 2015	100	0	0	0	0
March 25, 2016	100	0	0	0	0
March 25, 2017	100	0	0	0	0
March 25, 2018	100	0	0	0	0
March 25, 2019	100	0	0	0	0
March 25, 2020	100	0	0	0	0
March 25, 2021	100	0	0	0	0
March 25, 2022	100	0	0	0	0
March 25, 2023	100	0	0	0	0
March 25, 2024	100	0	0	0	0
March 25, 2025	100	0	0	0	0
March 25, 2026	100	0	0	0	0
March 25, 2027	86	0	0	0	0
March 25, 2028	59	0	0	0	0
March 25, 2029	31	0	0	0	0
March 25, 2030	18	0	0	0	0
March 25, 2031	0	0	0	0	0
March 25, 2032	0	0	0	0	0
March 25, 2033	0	0	0	0	0
March 25, 2034	0	0	0	0	0
March 25, 2035	0	0	0	0	0
March 25, 2036	0	0	0	0	0

Weighted Average Life in Years (1)	22.50	4.03	2.00	1.75	1.49
Weighted Average Life in Years (1)(2)	22.50	4.03	2.00	1.75	1.49

_____________________

(1)           The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)            Assumes that the Master Servicer or the Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption
	Class A-2C

	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100
March 25, 2008	100	100	100	42	0
March 25, 2009	100	100	16	0	0
March 25, 2010	100	100	16	0	0
March 25, 2011	100	100	0	0	0
March 25, 2012	100	84	0	0	0
March 25, 2013	100	53	0	0	0
March 25, 2014	100	28	0	0	0
March 25, 2015	100	6	0	0	0
March 25, 2016	100	0	0	0	0
March 25, 2017	100	0	0	0	0
March 25, 2018	100	0	0	0	0
March 25, 2019	100	0	0	0	0
March 25, 2020	100	0	0	0	0
March 25, 2021	100	0	0	0	0
March 25, 2022	100	0	0	0	0
March 25, 2023	100	0	0	0	0
March 25, 2024	100	0	0	0	0
March 25, 2025	100	0	0	0	0
March 25, 2026	100	0	0	0	0
March 25, 2027	100	0	0	0	0
March 25, 2028	100	0	0	0	0
March 25, 2029	100	0	0	0	0
March 25, 2030	100	0	0	0	0
March 25, 2031	97	0	0	0	0
March 25, 2032	63	0	0	0	0
March 25, 2033	26	0	0	0	0
March 25, 2034	0	0	0	0	0
March 25, 2035	0	0	0	0	0
March 25, 2036	0	0	0	0	0

Weighted Average Life in Years (1)	26.35	7.25	3.00	2.04	1.79
Weighted Average Life in Years (1)(2)	26.35	7.25	3.00	2.04	1.79

_____________________

(1)           The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)            Assumes that the Master Servicer or the Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption
	Class A-2D

	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100
March 25, 2008	100	100	100	100	35
March 25, 2009	100	100	100	11	0
March 25, 2010	100	100	100	11	0
March 25, 2011	100	100	93	11	0
March 25, 2012	100	100	66	11	0
March 25, 2013	100	100	46	11	0
March 25, 2014	100	100	33	11	0
March 25, 2015	100	100	23	9	0
March 25, 2016	100	88	16	5	0
March 25, 2017	100	73	11	1	0
March 25, 2018	100	60	8	0	0
March 25, 2019	100	49	5	0	0
March 25, 2020	100	40	2	0	0
March 25, 2021	100	28	0	0	0
March 25, 2022	100	22	0	0	0
March 25, 2023	100	18	0	0	0
March 25, 2024	100	14	0	0	0
March 25, 2025	100	11	0	0	0
March 25, 2026	100	9	0	0	0
March 25, 2027	100	7	0	0	0
March 25, 2028	100	5	0	0	0
March 25, 2029	100	3	0	0	0
March 25, 2030	100	1	0	0	0
March 25, 2031	100	0	0	0	0
March 25, 2032	100	0	0	0	0
March 25, 2033	100	0	0	0	0
March 25, 2034	84	0	0	0	0
March 25, 2035	39	0	0	0	0
March 25, 2036	0	0	0	0	0

Weighted Average Life in Years (1)	28.77	13.83	7.56	3.47	2.01
Weighted Average Life in Years (1)(2)	28.49	11.62	6.04	2.90	2.01

_____________________

(1)           The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)            Assumes that the Master Servicer or the Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption
	Class M-1

	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100
March 25, 2008	100	100	100	100	100
March 25, 2009	100	100	100	100	76
March 25, 2010	100	97	96	100	76
March 25, 2011	100	81	33	100	64
March 25, 2012	100	67	23	82	34
March 25, 2013	100	56	16	46	16
March 25, 2014	100	46	11	23	2
March 25, 2015	100	38	8	13	0
March 25, 2016	100	31	6	4	0
March 25, 2017	100	26	4	*	0
March 25, 2018	100	21	3	0	0
March 25, 2019	100	17	0	0	0
March 25, 2020	100	14	0	0	0
March 25, 2021	100	11	0	0	0
March 25, 2022	100	9	0	0	0
March 25, 2023	100	7	0	0	0
March 25, 2024	100	6	0	0	0
March 25, 2025	100	4	0	0	0
March 25, 2026	100	3	0	0	0
March 25, 2027	100	3	0	0	0
March 25, 2028	100	0	0	0	0
March 25, 2029	100	0	0	0	0
March 25, 2030	88	0	0	0	0
March 25, 2031	76	0	0	0	0
March 25, 2032	63	0	0	0	0
March 25, 2033	48	0	0	0	0
March 25, 2034	32	0	0	0	0
March 25, 2035	15	0	0	0	0
March 25, 2036	0	0	0	0	0

Weighted Average Life in Years (1)	26.75	8.90	5.39	7.22	5.16
Weighted Average Life in Years (1)(2)	26.64	8.11	4.89	4.82	3.19

_____________________

*Indicates a number that is greater than zero but less than 0.5%.

(1)           The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)            Assumes that the Master Servicer or the Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption
	Class M-2

	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100
March 25, 2008	100	100	100	100	100
March 25, 2009	100	100	100	100	100
March 25, 2010	100	97	47	100	62
March 25, 2011	100	81	33	61	8
March 25, 2012	100	67	23	11	4
March 25, 2013	100	56	16	7	0
March 25, 2014	100	46	11	5	0
March 25, 2015	100	38	8	1	0
March 25, 2016	100	31	6	0	0
March 25, 2017	100	26	4	0	0
March 25, 2018	100	21	0	0	0
March 25, 2019	100	17	0	0	0
March 25, 2020	100	14	0	0	0
March 25, 2021	100	11	0	0	0
March 25, 2022	100	9	0	0	0
March 25, 2023	100	7	0	0	0
March 25, 2024	100	6	0	0	0
March 25, 2025	100	4	0	0	0
March 25, 2026	100	3	0	0	0
March 25, 2027	100	*	0	0	0
March 25, 2028	100	0	0	0	0
March 25, 2029	100	0	0	0	0
March 25, 2030	88	0	0	0	0
March 25, 2031	76	0	0	0	0
March 25, 2032	63	0	0	0	0
March 25, 2033	48	0	0	0	0
March 25, 2034	32	0	0	0	0
March 25, 2035	15	0	0	0	0
March 25, 2036	0	0	0	0	0

Weighted Average Life in Years (1)	26.74	8.87	5.18	5.40	4.29
Weighted Average Life in Years (1)(2)	26.64	8.11	4.69	4.80	3.49

_____________________

*Indicates a number that is greater than zero but less than 0.5%.

(1)           The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)            Assumes that the Master Servicer or the Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption
	Class M-3

	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100
March 25, 2008	100	100	100	100	100
March 25, 2009	100	100	100	100	100
March 25, 2010	100	97	47	100	14
March 25, 2011	100	81	33	18	8
March 25, 2012	100	67	23	11	4
March 25, 2013	100	56	16	7	0
March 25, 2014	100	46	11	5	0
March 25, 2015	100	38	8	0	0
March 25, 2016	100	31	6	0	0
March 25, 2017	100	26	4	0	0
March 25, 2018	100	21	0	0	0
March 25, 2019	100	17	0	0	0
March 25, 2020	100	14	0	0	0
March 25, 2021	100	11	0	0	0
March 25, 2022	100	9	0	0	0
March 25, 2023	100	7	0	0	0
March 25, 2024	100	6	0	0	0
March 25, 2025	100	4	0	0	0
March 25, 2026	100	1	0	0	0
March 25, 2027	100	0	0	0	0
March 25, 2028	100	0	0	0	0
March 25, 2029	100	0	0	0	0
March 25, 2030	88	0	0	0	0
March 25, 2031	76	0	0	0	0
March 25, 2032	63	0	0	0	0
March 25, 2033	48	0	0	0	0
March 25, 2034	32	0	0	0	0
March 25, 2035	15	0	0	0	0
March 25, 2036	0	0	0	0	0

Weighted Average Life in Years (1)	26.74	8.85	5.06	4.85	3.72
Weighted Average Life in Years (1)(2)	26.64	8.11	4.59	4.49	3.44

_____________________

(1)            The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)            Assumes that the Master Servicer or the Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption
	Class M-4

	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100
March 25, 2008	100	100	100	100	100
March 25, 2009	100	100	100	100	100
March 25, 2010	100	97	47	78	14
March 25, 2011	100	81	33	18	8
March 25, 2012	100	67	23	11	1
March 25, 2013	100	56	16	7	0
March 25, 2014	100	46	11	5	0
March 25, 2015	100	38	8	0	0
March 25, 2016	100	31	6	0	0
March 25, 2017	100	26	*	0	0
March 25, 2018	100	21	0	0	0
March 25, 2019	100	17	0	0	0
March 25, 2020	100	14	0	0	0
March 25, 2021	100	11	0	0	0
March 25, 2022	100	9	0	0	0
March 25, 2023	100	7	0	0	0
March 25, 2024	100	6	0	0	0
March 25, 2025	100	4	0	0	0
March 25, 2026	100	0	0	0	0
March 25, 2027	100	0	0	0	0
March 25, 2028	100	0	0	0	0
March 25, 2029	100	0	0	0	0
March 25, 2030	88	0	0	0	0
March 25, 2031	76	0	0	0	0
March 25, 2032	63	0	0	0	0
March 25, 2033	48	0	0	0	0
March 25, 2034	32	0	0	0	0
March 25, 2035	15	0	0	0	0
March 25, 2036	0	0	0	0	0

Weighted Average Life in Years (1)	26.74	8.83	4.99	4.60	3.48
Weighted Average Life in Years (1)(2)	26.64	8.11	4.54	4.26	3.24

__________________

*Indicates a number that is greater than zero but less than 0.5%.

(1)            The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)            Assumes that the Master Servicer or the Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption
	Class M-5

	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100
March 25, 2008	100	100	100	100	100
March 25, 2009	100	100	100	100	37
March 25, 2010	100	97	47	29	14
March 25, 2011	100	81	33	18	8
March 25, 2012	100	67	23	11	0
March 25, 2013	100	56	16	7	0
March 25, 2014	100	46	11	*	0
March 25, 2015	100	38	8	0	0
March 25, 2016	100	31	6	0	0
March 25, 2017	100	26	0	0	0
March 25, 2018	100	21	0	0	0
March 25, 2019	100	17	0	0	0
March 25, 2020	100	14	0	0	0
March 25, 2021	100	11	0	0	0
March 25, 2022	100	9	0	0	0
March 25, 2023	100	7	0	0	0
March 25, 2024	100	6	0	0	0
March 25, 2025	100	0	0	0	0
March 25, 2026	100	0	0	0	0
March 25, 2027	100	0	0	0	0
March 25, 2028	100	0	0	0	0
March 25, 2029	100	0	0	0	0
March 25, 2030	88	0	0	0	0
March 25, 2031	76	0	0	0	0
March 25, 2032	63	0	0	0	0
March 25, 2033	48	0	0	0	0
March 25, 2034	32	0	0	0	0
March 25, 2035	15	0	0	0	0
March 25, 2036	0	0	0	0	0

Weighted Average Life in Years (1)	26.74	8.79	4.93	4.42	3.32
Weighted Average Life in Years (1)(2)	26.64	8.11	4.50	4.09	3.09

__________________

*Indicates a number that is greater than zero but less than 0.5%.

(1)            The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)            Assumes that the Master Servicer or the Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption
	Class M-6

	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100
March 25, 2008	100	100	100	100	100
March 25, 2009	100	100	100	100	26
March 25, 2010	100	97	47	29	14
March 25, 2011	100	81	33	18	8
March 25, 2012	100	67	23	11	0
March 25, 2013	100	56	16	7	0
March 25, 2014	100	46	11	0	0
March 25, 2015	100	38	8	0	0
March 25, 2016	100	31	2	0	0
March 25, 2017	100	26	0	0	0
March 25, 2018	100	21	0	0	0
March 25, 2019	100	17	0	0	0
March 25, 2020	100	14	0	0	0
March 25, 2021	100	11	0	0	0
March 25, 2022	100	9	0	0	0
March 25, 2023	100	7	0	0	0
March 25, 2024	100	2	0	0	0
March 25, 2025	100	0	0	0	0
March 25, 2026	100	0	0	0	0
March 25, 2027	100	0	0	0	0
March 25, 2028	100	0	0	0	0
March 25, 2029	100	0	0	0	0
March 25, 2030	88	0	0	0	0
March 25, 2031	76	0	0	0	0
March 25, 2032	63	0	0	0	0
March 25, 2033	48	0	0	0	0
March 25, 2034	32	0	0	0	0
March 25, 2035	15	0	0	0	0
March 25, 2036	0	0	0	0	0

Weighted Average Life in Years (1)	26.74	8.76	4.87	4.28	3.20
Weighted Average Life in Years (1)(2)	26.64	8.11	4.46	3.97	2.97

__________________

(1)           The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)            Assumes that the Master Servicer or the Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption
	Class M-7

	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100
March 25, 2008	100	100	100	100	100
March 25, 2009	100	100	100	100	26
March 25, 2010	100	97	47	29	14
March 25, 2011	100	81	33	18	7
March 25, 2012	100	67	23	11	0
March 25, 2013	100	56	16	5	0
March 25, 2014	100	46	11	0	0
March 25, 2015	100	38	8	0	0
March 25, 2016	100	31	0	0	0
March 25, 2017	100	26	0	0	0
March 25, 2018	100	21	0	0	0
March 25, 2019	100	17	0	0	0
March 25, 2020	100	14	0	0	0
March 25, 2021	100	11	0	0	0
March 25, 2022	100	9	0	0	0
March 25, 2023	100	4	0	0	0
March 25, 2024	100	0	0	0	0
March 25, 2025	100	0	0	0	0
March 25, 2026	100	0	0	0	0
March 25, 2027	100	0	0	0	0
March 25, 2028	100	0	0	0	0
March 25, 2029	100	0	0	0	0
March 25, 2030	88	0	0	0	0
March 25, 2031	76	0	0	0	0
March 25, 2032	63	0	0	0	0
March 25, 2033	48	0	0	0	0
March 25, 2034	32	0	0	0	0
March 25, 2035	15	0	0	0	0
March 25, 2036	0	0	0	0	0

Weighted Average Life in Years (1)	26.73	8.70	4.81	4.16	3.10
Weighted Average Life in Years (1)(2)	26.64	8.11	4.44	3.88	2.90

__________________

(1)           The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)            Assumes that the Master Servicer or the Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption
	Class M-8

	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100
March 25, 2008	100	100	100	100	100
March 25, 2009	100	100	100	100	26
March 25, 2010	100	97	47	29	14
March 25, 2011	100	81	33	18	0
March 25, 2012	100	67	23	11	0
March 25, 2013	100	56	16	0	0
March 25, 2014	100	46	11	0	0
March 25, 2015	100	38	2	0	0
March 25, 2016	100	31	0	0	0
March 25, 2017	100	26	0	0	0
March 25, 2018	100	21	0	0	0
March 25, 2019	100	17	0	0	0
March 25, 2020	100	14	0	0	0
March 25, 2021	100	11	0	0	0
March 25, 2022	100	5	0	0	0
March 25, 2023	100	0	0	0	0
March 25, 2024	100	0	0	0	0
March 25, 2025	100	0	0	0	0
March 25, 2026	100	0	0	0	0
March 25, 2027	100	0	0	0	0
March 25, 2028	100	0	0	0	0
March 25, 2029	100	0	0	0	0
March 25, 2030	88	0	0	0	0
March 25, 2031	76	0	0	0	0
March 25, 2032	63	0	0	0	0
March 25, 2033	48	0	0	0	0
March 25, 2034	32	0	0	0	0
March 25, 2035	15	0	0	0	0
March 25, 2036	0	0	0	0	0

Weighted Average Life in Years (1)	26.73	8.63	4.75	4.06	3.01
Weighted Average Life in Years (1)(2)	26.64	8.11	4.42	3.81	2.83

__________________

(1)           The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)            Assumes that the Master Servicer or the Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption
	Class M-9

	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100
March 25, 2008	100	100	100	100	100
March 25, 2009	100	100	100	100	26
March 25, 2010	100	97	47	29	14
March 25, 2011	100	81	33	18	0
March 25, 2012	100	67	23	11	0
March 25, 2013	100	56	16	0	0
March 25, 2014	100	46	10	0	0
March 25, 2015	100	38	0	0	0
March 25, 2016	100	31	0	0	0
March 25, 2017	100	26	0	0	0
March 25, 2018	100	21	0	0	0
March 25, 2019	100	17	0	0	0
March 25, 2020	100	14	0	0	0
March 25, 2021	100	6	0	0	0
March 25, 2022	100	0	0	0	0
March 25, 2023	100	0	0	0	0
March 25, 2024	100	0	0	0	0
March 25, 2025	100	0	0	0	0
March 25, 2026	100	0	0	0	0
March 25, 2027	100	0	0	0	0
March 25, 2028	100	0	0	0	0
March 25, 2029	100	0	0	0	0
March 25, 2030	88	0	0	0	0
March 25, 2031	76	0	0	0	0
March 25, 2032	63	0	0	0	0
March 25, 2033	48	0	0	0	0
March 25, 2034	32	0	0	0	0
March 25, 2035	15	0	0	0	0
March 25, 2036	0	0	0	0	0

Weighted Average Life in Years (1)	26.72	8.54	4.67	3.96	2.93
Weighted Average Life in Years (1)(2)	26.64	8.11	4.40	3.75	2.78

__________________

(1)           The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)            Assumes that the Master Servicer or the Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption
	Class M-10

	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100
March 25, 2008	100	100	100	100	100
March 25, 2009	100	100	100	100	26
March 25, 2010	100	97	47	29	6
March 25, 2011	100	81	33	16	0
March 25, 2012	100	67	23	0	0
March 25, 2013	100	56	12	0	0
March 25, 2014	100	46	0	0	0
March 25, 2015	100	38	0	0	0
March 25, 2016	100	31	0	0	0
March 25, 2017	100	26	0	0	0
March 25, 2018	100	21	0	0	0
March 25, 2019	100	15	0	0	0
March 25, 2020	100	7	0	0	0
March 25, 2021	100	0	0	0	0
March 25, 2022	100	0	0	0	0
March 25, 2023	100	0	0	0	0
March 25, 2024	100	0	0	0	0
March 25, 2025	100	0	0	0	0
March 25, 2026	100	0	0	0	0
March 25, 2027	100	0	0	0	0
March 25, 2028	100	0	0	0	0
March 25, 2029	100	0	0	0	0
March 25, 2030	88	0	0	0	0
March 25, 2031	76	0	0	0	0
March 25, 2032	63	0	0	0	0
March 25, 2033	48	0	0	0	0
March 25, 2034	32	0	0	0	0
March 25, 2035	7	0	0	0	0
March 25, 2036	0	0	0	0	0

Weighted Average Life in Years (1)	26.68	8.37	4.54	3.81	2.82
Weighted Average Life in Years (1)(2)	26.64	8.11	4.39	3.70	2.74

__________________

(1)           The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)            Assumes that the Master Servicer or the Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption
	Class M-11

	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100
March 25, 2008	100	100	100	100	100
March 25, 2009	100	100	100	100	26
March 25, 2010	100	97	47	29	0
March 25, 2011	100	81	33	0	0
March 25, 2012	100	67	17	0	0
March 25, 2013	100	56	0	0	0
March 25, 2014	100	46	0	0	0
March 25, 2015	100	38	0	0	0
March 25, 2016	100	31	0	0	0
March 25, 2017	100	26	0	0	0
March 25, 2018	100	9	0	0	0
March 25, 2019	100	0	0	0	0
March 25, 2020	100	0	0	0	0
March 25, 2021	100	0	0	0	0
March 25, 2022	100	0	0	0	0
March 25, 2023	100	0	0	0	0
March 25, 2024	100	0	0	0	0
March 25, 2025	100	0	0	0	0
March 25, 2026	100	0	0	0	0
March 25, 2027	100	0	0	0	0
March 25, 2028	100	0	0	0	0
March 25, 2029	100	0	0	0	0
March 25, 2030	88	0	0	0	0
March 25, 2031	76	0	0	0	0
March 25, 2032	63	0	0	0	0
March 25, 2033	48	0	0	0	0
March 25, 2034	32	0	0	0	0
March 25, 2035	0	0	0	0	0
March 25, 2036	0	0	0	0	0

Weighted Average Life in Years (1)	26.61	8.02	4.32	3.61	2.68
Weighted Average Life in Years (1)(2)	26.61	8.02	4.32	3.61	2.68

__________________

(1)           The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)            Assumes that the Master Servicer or the Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption
	Class M-12

	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100
March 25, 2008	100	100	100	100	100
March 25, 2009	100	100	100	100	4
March 25, 2010	100	97	47	11	0
March 25, 2011	100	81	23	0	0
March 25, 2012	100	67	0	0	0
March 25, 2013	100	56	0	0	0
March 25, 2014	100	46	0	0	0
March 25, 2015	100	37	0	0	0
March 25, 2016	100	18	0	0	0
March 25, 2017	100	2	0	0	0
March 25, 2018	100	0	0	0	0
March 25, 2019	100	0	0	0	0
March 25, 2020	100	0	0	0	0
March 25, 2021	100	0	0	0	0
March 25, 2022	100	0	0	0	0
March 25, 2023	100	0	0	0	0
March 25, 2024	100	0	0	0	0
March 25, 2025	100	0	0	0	0
March 25, 2026	100	0	0	0	0
March 25, 2027	100	0	0	0	0
March 25, 2028	100	0	0	0	0
March 25, 2029	100	0	0	0	0
March 25, 2030	88	0	0	0	0
March 25, 2031	76	0	0	0	0
March 25, 2032	63	0	0	0	0
March 25, 2033	48	0	0	0	0
March 25, 2034	21	0	0	0	0
March 25, 2035	0	0	0	0	0
March 25, 2036	0	0	0	0	0

Weighted Average Life in Years (1)	26.47	7.56	4.07	3.40	2.50
Weighted Average Life in Years (1)(2)	26.47	7.56	4.07	3.40	2.50

__________________

(1)           The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)            Assumes that the Master Servicer or the Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

There is no assurance that prepayments of the Mortgage Loans included in the Mortgage Pool will conform to any of the levels of the Prepayment Assumption indicated in the immediately preceding tables, or to any other level, or that the actual weighted average lives of the Class A Certificates and the Mezzanine Certificates will conform to any of the weighted average lives set forth in the immediately preceding tables. Furthermore, the information contained in the tables with respect to the weighted average lives of the Class A Certificates and the Mezzanine Certificates is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment assumptions.

The characteristics of the Mortgage Loans will differ from those assumed in preparing the immediately preceding tables. In addition, it is unlikely that any Mortgage Loan will prepay at any constant percentage until maturity or that all of the Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

Yield Sensitivity of the Mezzanine Certificates

If the Certificate Principal Balances of the Class CE, Class M-12, Class M-11, Class M-10, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3 and Class M-2 Certificates have been reduced to zero, the yield to maturity on the Class M-1 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the Class M-1 Certificates. If the Certificate Principal Balances of the Class CE, Class M-12, Class M-11, Class M-10, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4 and Class M-3 Certificates have been reduced to zero, the yield to maturity on the Class M-2 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the Class M-2 Certificates. If the Certificate Principal Balances of the Class CE, Class M-12, Class M-11, Class M-10, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5 and Class M-4 Certificates have been reduced to zero, the yield to maturity on the Class M-3 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the Class M-3 Certificates. If the Certificate Principal Balances of the Class CE, Class M-12, Class M-11, Class M-10, Class M-9, Class M-8, Class M-7, Class M-6 and Class M-5 Certificates have been reduced to zero, the yield to maturity on the Class M-4 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the Class M-4 Certificates. If the Certificate Principal Balances of the Class CE, Class M-12, Class M-11, Class M-10, Class M-9, Class M-8, Class M-7 and Class M-6 Certificates have been reduced to zero, the yield to maturity on the Class M-5 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the Class M-5 Certificates. If the Certificate Principal Balances of the Class CE, Class M-12, Class M-11, Class M-10, Class M-9, Class M-8 and Class M-7 Certificates have been reduced to zero, the yield to maturity on the Class M-6 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the Class M-6 Certificates. If the Certificate Principal Balances of the Class CE, Class M-12, Class M-11, Class M-10, Class M-9 and Class M-8 Certificates have been reduced to zero, the yield to maturity on the Class M-7 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the Class M-7 Certificates. If the Certificate Principal Balances of the Class CE, Class M-12, Class M-11, Class M-10 and Class M-9 Certificates have been reduced to zero, the yield to maturity on the Class M-8 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the Class M-8 Certificates. If the Certificate Principal Balances of the Class CE, Class M-12, Class M-11 and Class M-10 Certificates have been reduced to zero, the yield to maturity on the Class M-9 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the Class M-9 Certificates. If the Certificate Principal Balances of the Class CE, Class M-12 and Class M-11 Certificates have been reduced to zero, the yield to maturity on the Class M-10 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the Class M-10 Certificates. If the Certificate Principal Balance of the Class CE Certificates and Class M-12 Certificates have been reduced to zero, the yield to maturity on the Class M-11 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the Class M-11 Certificates. If the Certificate Principal Balance of the Class CE Certificates has been reduced to zero, the yield to maturity on the Class M-12 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the Class M-12 Certificates. The initial undivided interests in the trust fund evidenced by the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class M-12 and Class CE Certificates are approximately 3.70%, approximately 3.40%, approximately 2.10%, approximately 1.75%, approximately 1.70%, approximately 1.50%, approximately 1.40%, approximately 1.25%, approximately 1.00%, approximately 1.70%, approximately 0.60%, approximately 0.70% and approximately 1.30%, respectively, subject to a permitted variance of plus or minus 10%. Investors in the Mezzanine Certificates should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of investors to fully recover their investments. In addition, except as otherwise provided in this free writing prospectus under “Description of the Certificates—Allocation of Losses”, once Realized Losses have been allocated to the Mezzanine Certificates, their Certificate Principal Balances will be permanently reduced by the amounts so allocated. Therefore, the amounts of Realized Losses allocated to the Mezzanine Certificates will no longer accrue interest nor will these amounts be reinstated (except in the case of subsequent recoveries as described in this free writing prospectus). However, Allocated Realized Loss Amounts may be paid to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow and from payments received by the Securities Administrator in respect of the Interest Rate Swap Agreement in the priorities set forth under “Description of the Certificates—Overcollateralization Provisions”

and “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this free writing prospectus.

Principal distributions on the Mezzanine Certificates will only commence on or after the Stepdown Date and during periods in which a Trigger Event is not in effect. As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among all of the Offered Certificates. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. For additional considerations relating to the yield on the Mezzanine Certificates, see “Yield Considerations” in the prospectus.

DESCRIPTION OF THE CERTIFICATES

General

The ACE Securities Corp. Home Equity Loan Trust, Series 2006-ASAP2, Asset Backed Pass-Through Certificates will consist of twenty classes of certificates, designated as (i) the Class A-1 Certificates; (ii) the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates (collectively, the “Class A-2 Certificates” and together with the Class A-1 Certificates, the “Class A Certificates”); (iii) the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates (collectively, the “Mezzanine Certificates”); (iv) the Class CE Certificates (collectively, with the Mezzanine Certificates, the “Subordinate Certificates”); (v) the Class P Certificates; and (vi) the Class R Certificates (also referred to herein as the “Residual Certificates”). Only the Class A Certificates and the Mezzanine Certificates (collectively, the “Offered Certificates”) are offered by this free writing prospectus.

Distributions on the Offered Certificates will be made on the 25th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in April 2006 to the persons in whose names such certificates are registered at the close of business on the Record Date. The “Record Date” for the Class A Certificates and the Mezzanine Certificates and any Distribution Date is the business day immediately preceding such Distribution Date, for so long as such certificates are held in book-entry form, and the last business day of the month immediately preceding the month in which the related Distribution Date occurs if such certificates are held in physical form.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust fund consisting primarily of the Mortgage Pool of conventional, one- to four-family, first and second lien, fixed-rate and adjustable-rate Mortgage Loans having original terms to maturity of not greater than approximately 30 years. The Mortgage Loans have an aggregate principal balance as of the Cut-off Date of approximately $561,766,074, subject to a permitted variance as described under “The Mortgage Pool” in this free writing prospectus.

The Class A Certificates and the Mezzanine Certificates will have the initial Certificate Principal Balance set forth in the table appearing on the cover of this free writing prospectus. The Pass-Through Rates on the Offered Certificates will be calculated for each Distribution Date as described under “—Pass-Through Rates” below. The Class A Certificates evidence an initial aggregate undivided interest of approximately 77.90% in the trust fund, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates evidence initial undivided interests of approximately 3.70%, approximately 3.40%, approximately 2.10%, approximately 1.75%, approximately 1.70%, approximately 1.50%, approximately 1.40%, approximately 1.25%, approximately 1.00%, approximately 1.70%, approximately 0.60% and approximately 0.70% respectively, in the trust fund and the Class CE Certificates evidence an initial undivided interest of approximately 1.30% in the trust fund, in each case subject to a permitted variance of plus or minus 10%.

Book-Entry Certificates

The Offered Certificates will be book-entry Certificates (for so long as they are registered in the name of the applicable depository or its nominee, the “Book-Entry Certificates”). Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) will hold such certificates through The Depository Trust Company (“DTC”) in the United States, or Clearstream Banking Luxembourg, formerly known as Cedelbank SA (“Clearstream”), or the Euroclear System (“Euroclear”) in Europe, if they are participants of such systems (“Clearstream Participants” or “Euroclear Participants”, respectively), or indirectly through organizations which are Clearstream or Euroclear Participants. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories which in turn will hold such positions in customers’ securities accounts in the depositories, names on the books of DTC. Citibank, N.A. will act as depository for Clearstream, and JPMorgan Chase Bank, N.A. will act as depository for Euroclear (in such capacities, individually the “Relevant Depository” and collectively the “European Depositories”). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof. Except as described below, no Certificate Owner acquiring a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing such Certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only “Certificateholder” of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through DTC and participants of DTC (“DTC Participants”).

The Certificate Owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Certificate Owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Securities Administrator through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. DTC Participants and indirect participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not DTC Participants may transfer ownership of Book-Entry Certificates only through DTC Participants and indirect participants by instructing such DTC Participants and indirect participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective DTC Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective DTC Participants at DTC will be debited and credited. Similarly, the DTC Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants (each as defined below) on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following the DTC settlement date. For information with respect to tax documentation procedures relating to the Certificates, see “Global Clearance and Settlement and Documentation Procedures–Certain U.S. Federal Income Tax Documentation Requirements” in Annex I hereto.

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and, directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depository; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system, if the transaction meets its settlement requirements, will deliver instructions to the Relevant Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositories.

DTC which is a New York-chartered limited purpose trust company, performs services for its DTC Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules of DTC, as in effect from time to time.

Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S.

financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream’s stock.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, the Luxembourg Monetary Authority, which supervises Luxembourg banks.

Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A/N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Securities Administrator to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC’s normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Certificate Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners of the Book-Entry Certificates that it represents.

Under a book-entry format, Certificate Owners of the Book–Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Securities Administrator to Cede & Co. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Considerations REMICS–Taxation of Certain Foreign Investors” in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

DTC has advised the Securities Administrator that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the pooling and servicing agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to Certificate Owners of the Book-Entry Certificates, or their nominees, rather than to DTC or its nominee, only if (a) DTC or the Depositor advises the Securities Administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of the Securities Administrator, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined in the pooling and servicing agreement), Certificate Owners having percentage interests aggregating not less than 51% of the Book-Entry Certificates advise the Securities Administrator and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Certificate Owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the Securities Administrator will be required to cause DTC to notify all Certificate Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Securities Administrator will issue Definitive Certificates, and thereafter the Securities Administrator will recognize the holders of such Definitive Certificates as Certificateholders under the pooling and servicing agreement.

In the event any Definitive Certificates are issued, surrender of such Definitive Certificates shall occur at the office designated from time to time for such purposes by the certificate registrar. As of the Closing Date, the certificate registrar designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for this purpose.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among DTC Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

None of the Depositor, the Servicer, the Master Servicer, the Securities Administrator or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or any transfers thereof.

Pass-Through Rates

The pass-through rate (the “Pass-Through Rate”) on the Class A-1 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ______% in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Mortgage Loans (and properties acquired in respect thereof) remaining in the trust fund as of the last day of the related Due Period is reduced to less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “Optional Termination Date”), or One-Month LIBOR plus _______%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

The Pass-Through Rate on the Class A-2A Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ______% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus ______% in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass Through Rate for the Distribution Date.

The Pass-Through Rate on the Class A-2B Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus _______% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus ______%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass Through Rate for the Distribution Date.

The Pass-Through Rate on the Class A-2C Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ______% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus ____%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass Through Rate for the Distribution Date.

The Pass-Through Rate on the Class A-2D Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ______% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus _____%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass Through Rate for the Distribution Date.

The Pass-Through Rate on the Class M-1 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ______% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus _____%, in the case of any

Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

The Pass-Through Rate on the Class M-2 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus _____% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus _____%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

The Pass-Through Rate on the Class M-3 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ______% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus ______%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

The Pass-Through Rate on the Class M-4 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ______% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus _______%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

The Pass-Through Rate on the Class M-5 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ______% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus ______%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

The Pass-Through Rate on the Class M-6 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ______% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus ______%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

The Pass-Through Rate on the Class M-7 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus _____% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus _____%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

The Pass-Through Rate on the Class M-8 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ______% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus _____%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

The Pass Through Rate on the Class M-9 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus _______% in the case of each Distribution Date through and including the Optional Termination Date, or One Month LIBOR plus _____%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass Through Rate for the Distribution Date.

The Pass Through Rate on the Class M-10 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus _____% in the case of each Distribution Date through and including the Optional Termination Date, or One Month LIBOR plus ______%, in the case of any

Distribution Date thereafter and (ii) the applicable Net WAC Pass Through Rate for the Distribution Date.

The Pass Through Rate on the Class M-11 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus _____% in the case of each Distribution Date through and including the Optional Termination Date, or One Month LIBOR plus ______%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

The Pass Through Rate on the Class M-12 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus _____% in the case of each Distribution Date through and including the Optional Termination Date, or One Month LIBOR plus ______%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

Glossary

“Administration Fee Rate”: With respect to each Mortgage Loan, the Administration Fee Rate is equal to the sum of (i) the Servicing Fee Rate, (ii) the Master Servicing Fee Rate and (iii) the rate at which the fee payable to the Credit Risk Manager is calculated.

“Allocated Realized Loss Amount”: The Allocated Realized Loss Amount with respect to any class of Mezzanine Certificates and any Distribution Date is an amount equal to the sum of any Realized Loss allocated to that class of certificates on the Distribution Date and any Allocated Realized Loss Amount for that class remaining unpaid from the previous Distribution Date.

“Available Distribution Amount”: The Available Distribution Amount for any Distribution Date is equal to the sum, net of amounts payable or reimbursable therefrom to the Servicer, the Master Servicer, the Securities Administrator, the Custodians, the Credit Risk Manager or the Trustee, of an amount equal to (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including principal prepayments received during the related Prepayment Period, Compensating Interest payments received for such Distribution Date, insurance proceeds, liquidation proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans received during the related Prepayment Period); and (iii) all P&I Advances with respect to the Mortgage Loans received for the Distribution Date.

“Certificate Principal Balance”: The Certificate Principal Balance of an Offered Certificate outstanding at any time represents the then maximum amount that the holder of such certificate is entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the trust fund. The Certificate Principal Balance of an Offered Certificate as of any date of determination is equal to the initial Certificate Principal Balance of such certificate plus, in the case of a Subordinate Certificate, any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate, as described under “Description of the Certificates – Allocation of Losses; Subordination” in this free writing prospectus and, reduced by the aggregate of (i) all amounts allocable to principal previously distributed with respect to that certificate and (ii) any reductions in the Certificate Principal Balance of any Subordinate Certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this free writing prospectus. The Certificate Principal Balance of the Class CE Certificates as of any date of determination is equal to the excess, if any, of (i) the then aggregate principal balance of the Mortgage Loans over (ii) the then aggregate Certificate

Principal Balance of the Offered Certificates and the Class P Certificates. The initial Certificate Principal Balance of the Class P Certificates is equal to $100.

“Class A Principal Distribution Amount”: The Class A Principal Distribution Amount is an amount equal to the sum of the Class A-1 Principal Distribution Amount and the Class A-2 Principal Distribution Amount.

“Class A-1 Allocation Percentage”: For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group I Principal Remittance Amount for such Distribution Date and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

“Class A-1 Principal Distribution Amount”: The Class A-1 Principal Distribution Amount is an amount equal to the excess of (x) the Certificate Principal Balance of the Class A-1 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) a percentage ranging from 55.30% to 56.30% and (ii) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

“Class A-2 Allocation Percentage”: For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group II Principal Remittance Amount for such Distribution Date and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

“Class A-2 Principal Distribution Amount”: The Class A-2 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the Certificate Principal Balances of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) a percentage ranging from 55.30% to 56.30% and (ii) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date.

“Class M-1 Principal Distribution Amount”: The Class M-1 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) a percentage ranging from 62.70% to 63.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class M-2 Principal Distribution Amount”: The Class M-2 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the Distribution Date and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) a percentage ranging from 69.50% to 70.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class M-3 Principal Distribution Amount”: The Class M-3 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on the Distribution Date and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) a percentage ranging from 73.70% to 74.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class M-4 Principal Distribution Amount”: The Class M-4 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on the Distribution Date and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) a percentage ranging from 77.20% to 78.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class M-5 Principal Distribution Amount”: The Class M-5 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on the Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on the Distribution Date and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) a percentage ranging from 80.60% to 81.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class M-6 Principal Distribution Amount”: The Class M-6 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on the Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on the Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the payment of the Class M-5 Principal Distribution Amount on the Distribution Date and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) a percentage ranging from 83.60% to 84.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class M-7 Principal Distribution Amount”: The Class M-7 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on the Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on the Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the payment of the Class M-5 Principal Distribution Amount on the Distribution Date, (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the payment of the Class M-6 Principal Distribution Amount on the Distribution Date and (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) a percentage ranging from 86.40% to 87.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class M-8 Principal Distribution Amount”: The Class M-8 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on the Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on the Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the payment of the Class M-5 Principal Distribution Amount on the Distribution Date, (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the payment of the Class M-6 Principal Distribution Amount on the Distribution Date, (viii) the Certificate Principal Balance of the Class M-7 Certificates after taking into account the payment of the Class M-7 Principal Distribution Amount on the Distribution Date and (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) a percentage ranging from 88.90% to 89.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class M-9 Principal Distribution Amount”: The Class M-9 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on the Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on the Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the payment of the Class M-5 Principal Distribution Amount on the Distribution Date, (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the payment of the Class M-6 Principal Distribution Amount on the Distribution Date, (viii) the Certificate Principal Balance of the Class M-7 Certificates after taking into account the payment of the Class M-7 Principal Distribution Amount on the Distribution Date, (ix) the Certificate Principal Balance of the Class M-8 Certificates after taking into account the payment of the Class M-8 Principal Distribution Amount on the Distribution Date and (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) a percentage ranging from 90.90% to 91.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class M-10 Principal Distribution Amount”: The Class M-10 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on the Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on the Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the payment of the Class M-5 Principal Distribution Amount on the Distribution Date, (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the payment of the Class M-6 Principal Distribution Amount on the Distribution Date, (viii) the Certificate Principal Balance of the Class M-7 Certificates after taking into account the payment of the Class M-7 Principal Distribution Amount on the Distribution Date, (ix) the Certificate Principal Balance of the Class M-8 Certificates after taking into account the payment of the Class M-8 Principal Distribution Amount on the Distribution Date, (x) the Certificate Principal Balance of the Class M-9 Certificates after taking into account the payment of the Class M-9 Principal Distribution Amount on the Distribution Date and (xi) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) a percentage ranging from 94.30% to 95.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment

Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class M-11 Principal Distribution Amount”: The Class M-11 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on the Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on the Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the payment of the Class M-5 Principal Distribution Amount on the Distribution Date, (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the payment of the Class M-6 Principal Distribution Amount on the Distribution Date, (viii) the Certificate Principal Balance of the Class M-7 Certificates after taking into account the payment of the Class M-7 Principal Distribution Amount on the Distribution Date, (ix) the Certificate Principal Balance of the Class M-8 Certificates after taking into account the payment of the Class M-8 Principal Distribution Amount on the Distribution Date, (x) the Certificate Principal Balance of the Class M-9 Certificates after taking into account the payment of the Class M-9 Principal Distribution Amount on the Distribution Date, (xi) the Certificate Principal Balance of the Class M-10 Certificates after taking into account the payment of the Class M-10 Principal Distribution Amount on the Distribution Date and (xii) the Certificate Principal Balance of the Class M-11 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) a percentage ranging from 95.50% to 96.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class M-12 Principal Distribution Amount”: The Class M-12 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on the Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on the Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the payment of the Class M-5 Principal Distribution Amount on the Distribution Date, (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the payment of the Class M-6 Principal Distribution Amount on the Distribution Date, (viii) the Certificate Principal Balance of the Class M-7 Certificates after taking into account the payment of the Class M-7 Principal Distribution Amount on the Distribution Date, (ix) the Certificate Principal Balance of the Class M-8 Certificates after taking into account the payment of the Class M-8 Principal Distribution Amount on the Distribution Date, (x) the Certificate Principal Balance of the Class M-9 Certificates after taking into account the payment of the Class M-9 Principal Distribution Amount on the Distribution Date, (xi) the Certificate Principal Balance of the Class M-10 Certificates after taking into account the payment of the Class M-10 Principal Distribution Amount on the Distribution Date, (xii) he Certificate Principal Balance of the Class M-11 Certificates after taking into account the payment of the Class M-11 Principal Distribution Amount on the Distribution Date and (xiii) the Certificate Principal Balance of the Class M-12 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) a percentage ranging from 96.90% to 97.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Credit Enhancement Percentage”: The Credit Enhancement Percentage for any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Subordinate Certificates (which includes the Overcollateralization Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

“Determination Date”: With respect to any Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs, or if such 15th day is not a business day, the business day immediately preceding such 15th day.

“Due Period”: With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

“Group I Allocation Percentage”: The aggregate principal balance of the Group I Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and Group II Mortgage Loans.

“Group I Interest Remittance Amount”: The Group I Interest Remittance Amount for any Distribution Date is that portion of the Available Distribution Amount for such Distribution Date that represents interest received or advanced on the Group I Mortgage Loans minus any amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Custodians, the Credit Risk Manager, the Master Servicer or the Securities Administrator with respect to the Group I Mortgage Loans.

“Group I Principal Distribution Amount”: The Group I Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group I Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group I Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the pooling and servicing agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group I Mortgage Loans and (iv) the Class A-1 Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date minus (v) the Class A-1 Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date minus any amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Custodians, the Credit Risk Manager, the Master Servicer or the Securities Administrator. In no event will the Group I Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the related Offered Certificates.

“Group I Principal Remittance Amount”: The Group I Principal Remittance Amount for any Distribution Date will be the sum of the amounts described in clauses (i) through (iii) of the definition of Group I Principal Distribution Amount net of any amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Custodians, the Credit Risk Manager, the Master Servicer or the Securities Administrator.

“Group II Allocation Percentage”: The aggregate principal balance of the Group II Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

“Group II Interest Remittance Amount”: The Group II Interest Remittance Amount for any Distribution Date is that portion of the Available Distribution Amount for such Distribution Date that represents interest received or advanced on the Group II Mortgage Loans minus any amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Custodians, the Credit Risk Manager, the Master Servicer or the Securities Administrator with respect to the Group II Mortgage Loans.

“Group II Principal Distribution Amount”: The Group II Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group II Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group II Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the pooling and servicing agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group II Mortgage Loans and (iv) the Class A-2 Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date minus (v) the Class A-2 Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date minus any amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Custodians, the Credit Risk Manager, the Master Servicer or the Securities Administrator. In no event will the Group II Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the related Offered Certificates.

“Group II Principal Remittance Amount”: The Group II Principal Remittance Amount for any Distribution Date will be the sum of the amounts described in clauses (i) through (iii) of the definition of Group II Principal Distribution Amount net of any amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Custodians, the Credit Risk Manager, the Master Servicer or the Securities Administrator.

“Interest Accrual Period”: The Interest Accrual Period for the Offered Certificates and any Distribution Date is the period commencing on the Distribution Date of the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first period, commencing on the Closing Date), and ending on the day preceding such Distribution Date. All distributions of interest on such certificates will be based on a 360-day year and the actual number of days which have elapsed in the applicable Interest Accrual Period.

“Interest Carry Forward Amount”: The Interest Carry Forward Amount with respect to any class of Offered Certificates and any Distribution Date is equal to the amount, if any, by which the Interest Distribution Amount for that class of certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on the certificates in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such class of certificates remaining unpaid from the previous Distribution Date, plus interest accrued thereon at the related Pass-Through Rate on the certificates for the most recently ended Interest Accrual Period.

“Interest Distribution Amount”: The Interest Distribution Amount for any class of Offered Certificates on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class reduced (to an amount not less than zero), in the case of each such class, by the allocable share, if any, for that class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and shortfalls resulting from the application of the Relief Act or similar state or local laws.

“Interest Remittance Amount”: The Interest Remittance Amount for any Distribution Date is the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount.

“Net Monthly Excess Cashflow”: The Net Monthly Excess Cashflow for any Distribution Date is equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of (x) the Available Distribution Amount for the Distribution Date over (y) the sum for the Distribution Date of the aggregate of the Senior Interest Distribution Amounts payable to the holders of the Class A Certificates, the aggregate of the Interest Distribution Amounts payable to the holders of the Mezzanine Certificates, the Principal Remittance Amount and any Net Swap Payment or Swap Termination Payment (not caused by the occurrence of a Swap Provider Trigger Event) owed to the Swap Provider.

“Net WAC Pass-Through Rate”: The Net WAC Pass-Through Rate for any Distribution Date and (A) the Class A-1 Certificates, is a rate per annum (adjusted for the actual number of days elapsed in the related Interest Accrual Period) equal to the product of (i) twelve and (ii) a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Group I Mortgage Loans in the prior calendar month minus the fees payable to the Servicer, the Master Servicer and the Credit Risk Manager with respect to the Group I Mortgage Loans for such Distribution Date and the Group I Allocation Percentage of any Net Swap Payment payable to the Swap Provider or Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event, in each case for such Distribution Date and the denominator of which is the aggregate principal balance of the Group I Mortgage Loans as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date).

(B) any class of Class A-2 Certificates, is a rate per annum (adjusted for the actual number of days elapsed in the related Interest Accrual Period) equal to the product of (i) twelve and (ii) a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Group II Mortgage Loans in the prior calendar month minus the fees payable to the Servicer, the Master Servicer and the Credit Risk Manager with respect to the Group II Mortgage Loans for such Distribution Date and the Group II Allocation Percentage of any Net Swap Payment payable to the Swap Provider or Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event, in each case for such Distribution Date and the denominator of which is the aggregate principal balance of the Group II Mortgage Loans as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date).

(C) the Mezzanine Certificates, is a rate per annum equal to the weighted average (weighted in proportion to the results of subtracting from the Scheduled Principal Balance of each loan group, the Certificate Principal Balance of the related Class A Certificates) of (i) the Net WAC Pass-Through Rate for the Class A-1 Certificates and (ii) the Net WAC Pass-Through Rate for the Class A-2 Certificates.

“Net WAC Rate Carryover Amount”: With respect to any class of the Offered Certificates and any Distribution Date on which the Pass-Through Rate is limited to the applicable Net WAC Pass-Through Rate, an amount equal to the sum of (i) the excess of (x) the amount of interest such class would have been entitled to receive on such Distribution Date had the applicable Net WAC Pass-Through Rate not been applicable to such certificates on such Distribution Date over (y) the amount of interest paid on such Distribution Date at the applicable Net WAC Pass-Through Rate plus (ii) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously distributed together with interest thereon at a rate equal to the Pass-Through Rate for such class of certificates for the most recently ended Interest Accrual Period determined without taking into account the applicable Net WAC Pass-Through Rate.

“Overcollateralization Amount”: The Overcollateralization Amount as of any Distribution Date is equal to the amount by which the sum of the aggregate outstanding principal balance of the Mortgage Loans immediately following the Distribution Date exceeds the sum of the Certificate Principal Balances of the Offered Certificates and the Class P Certificates after taking into account the payment of the Principal Remittance Amount on the related Distribution Date.

“Overcollateralization Increase Amount”: An Overcollateralization Increase Amount for any Distribution Date is the amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the classes of Offered Certificates then entitled to distributions of principal to the extent the Required Overcollateralization Amount exceeds the Overcollateralization Amount.

“Overcollateralization Reduction Amount”: An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the Overcollateralization Amount exceeds the Required Overcollateralization Amount, but is limited to the Principal Remittance Amount. The Overcollateralization Reduction Amount is equal to zero when a Trigger Event is in effect.

“Prepayment Period”: For any Distribution Date, the period beginning on the sixteenth day of the month preceding the related Distribution Date and ending on the fifteenth day of the month of such Distribution Date.

“Principal Distribution Amount”: The Principal Distribution Amount for any Distribution Date is the sum of the Group I Principal Distribution Amount and Group II Principal Distribution Amount.

“Principal Remittance Amount”: The Principal Remittance Amount for any Distribution Date is the sum of the Group I Principal Remittance Amount and Group II Principal Remittance Amount.

“Required Overcollateralization Amount”: Initially, shall mean an amount equal to the product of (i) a percentage ranging from 0.80% to 1.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, which may be decreased as described under “—Overcollateralization Provisions” in this free writing prospectus.

“Scheduled Principal Balance”: The Scheduled Principal Balance of any Mortgage Loan as of any date of determination is equal to the principal balance of the Mortgage Loan as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by (i) the principal portion of all monthly payments due on or before the date of determination, whether or not received; (ii) all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs and (iii) any Bankruptcy Loss occurring as a result of a Deficient Valuation that was incurred prior to the calendar month in which the date of determination occurs.

“Senior Interest Distribution Amount”: The Senior Interest Distribution Amount for any Distribution Date is equal to the Interest Distribution Amount for such Distribution Date for the Class A Certificates and the Interest Carry Forward Amount, if any, for such Distribution Date for the Class A Certificates.

“Servicer Remittance Date”: With respect to any Distribution Date, by 12:00 p.m. New York time on the 22nd day of each month; provided that if the 22nd day of a given month is a Saturday, the Servicer Remittance Date shall be the immediately preceding business day and if the 22nd day of a given month is a Sunday or otherwise not a business day (except for Saturdays), the Servicer Remittance Date shall be the next business day.

“Stepdown Date”: The Stepdown Date is the earlier to occur of (i) the later to occur of (x) the Distribution Date occurring in April 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date) is greater than or equal to a percentage ranging from 43.70% to 44.70% and (ii) the first Distribution Date following the Distribution Date on which the Certificate Principal Balance of the Class A Certificates has been reduced to zero.

“Subsequent Recoveries”: As of any Distribution Date, amounts received during the related Prepayment Period by the Servicer specifically related to a defaulted Mortgage Loan or disposition of an REO Property prior to the related Prepayment Period that resulted in a Realized Loss, after the liquidation or disposition of such defaulted Mortgage Loan, net of any amounts reimbursable to the Servicer related to obtaining such Subsequent Recovery.

“Trigger Event”: With respect to any Distribution Date, a Trigger Event is in effect if (x) the percentage obtained by dividing (i) the principal amount of Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, bankruptcy and REO) by (ii) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month exceeds 38.00% (subject to a permitted variance of +/-3.80%) of the Credit Enhancement Percentage with respect to such Distribution Date or (y) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date	Percentages
April 2008 to March 2009	a percentage ranging from 1.00% to 2.00% plus 1/12 of 1.80% for each month thereafter
April 2009 to March 2010	a percentage ranging from 2.80% to 3.80% plus 1/12 of 1.00% for each month thereafter
April 2010 to March 2011	a percentage ranging from 3.80% to 4.80% plus 1/12 of 1.00% for each month thereafter
April 2011 to March 2012	a percentage ranging from 4.80% to 5.80% plus 1/12 of 0.25% for each month thereafter
April 2012 and thereafter	a percentage ranging from 5.05% to 6.05%

The Interest Rate Swap Agreement and the Swap Provider

HSBC Bank USA, National Association as trustee (the “Supplemental Interest Trust Trustee”) on behalf of a separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”) will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”) with a swap provider that has a long-term credit rating of not less than A+ from S&P, or if the Swap Provider has both a long-term credit rating and a short-term credit rating from Moody’s, a long-term credit rating of not less than A2 by Moody’s or a short-term rating of not less than P-1 from Moody’s (the “Swap Provider”). The Interest Rate Swap Agreement will be held in the Supplemental Interest Trust. The Supplemental Interest Trust Trustee will appoint the Securities Administrator to receive and distribute funds with regards to the Interest Rate Swap Agreement on behalf of the Supplemental Interest Trust. On each Distribution Date, the Securities Administrator will deposit into an account held in the Supplemental Interest Trust (the “Derivative Account”), certain amounts, if any, received from the Swap Provider. For the avoidance of doubt, the Supplemental Interest Trust, the Interest Rate Swap Agreement, and the Derivative Account will not be assets of any REMIC.

The significance percentage of the Interest Rate Swap Agreement, as calculated in accordance with Item 1115 of Regulation AB, is less than 10%. As provided in the Interest Rate Swap Agreement, the Swap Provider may be replaced in certain circumstances, including if the significance percentage of the Interest Rate Swap Agreement is equal to or greater than 10%.

Pursuant to the Interest Rate Swap Agreement, on each Distribution Date, (i) the Securities Administrator (on behalf of the Supplemental Interest Trust and from funds of such trust) will be obligated to pay to the Swap Provider, a fixed amount equal to the product of (x) ___%, (y) the Swap Notional Amount for that Distribution Date set forth in the final prospectus supplement and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from the Closing Date to but excluding the first Distribution Date on a 30/360 basis), and the denominator of which is 360 (the “Securities Administrator Swap Payment”); and (ii) the Swap Provider will be obligated to pay to the Supplemental Interest Trust for the benefit of the holders of the Offered Certificates (the “Swap Provider Payment”), a floating amount equal to the product of (x) One-Month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the Swap Notional Amount set forth in the final prospectus supplement, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360. A net payment will be required to be made on each Distribution Date (each such net payment, a “Net Swap Payment”) (a) by the Securities Administrator to the Swap Provider, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Provider to the Securities Administrator, to the extent that the floating amount exceeds the corresponding fixed amount. For each Distribution Date in respect of which the Securities Administrator is required to make a Net Swap Payment to the Swap Provider, the trust will be required to make a payment to the Securities Administrator in the same amount. Payments received by the Supplemental Interest Trust pursuant to the Interest Rate Swap Agreement will be available for distributions of Interest Carry Forward Amounts, Net WAC Rate Carryforward Amounts, amounts necessary to maintain or restore the Required Overcollateralization Amount and Allocated Realized Loss Amounts.

The Swap Notional Amount with respect to each Distribution Date commencing in April 2006 will be set forth in the final prospectus supplement and will be substantially the same schedule as set forth in the Interest Rate Swap Agreement. The Interest Rate Swap Agreement will terminate immediately following the Distribution Date set forth in the final prospectus supplement, unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event (each as defined below).

The respective obligations of the Swap Provider and the Supplemental Interest Trust to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no “Early Termination Date” (as defined in the 1992 ISDA Master Agreement (Multicurrency-Cross Border) which terms are incorporated by reference in the Confirmation, has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

“Events of Default” under the Interest Rate Swap Agreement (each a “Swap Default”) include the following standard events of default under the ISDA Master Agreement:

•	“Failure to Pay or Deliver”,
•	“Bankruptcy” and
•	“Merger without Assumption” (only with respect to the Swap Provider),

as described in the Interest Rate Swap Agreement.

“Termination Events” under the Interest Rate Swap Agreement (each a “Termination Event”) consist of the following standard events under the ISDA Master Agreement:

•             “Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

•             “Tax Event” (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax) and

•             “Tax Event Upon Merger” (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in either case as a result of a merger), as described in the Interest Rate Swap Agreement.

In addition, there are “Additional Termination Events” (as defined in the Interest Rate Swap Agreement) including if the Trust or the Supplemental Interest Trust should terminate or if, pursuant to the terms of the pooling and servicing agreement, the Master Servicer exercises the option to purchase the Mortgage Loans. With respect to the Swap Provider, an Additional Termination Event will occur if the Swap Provider fails to comply with the Downgrade Provisions or the Regulation AB Provisions (each as defined below).

Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a “Swap Early Termination.”

Upon any Swap Early Termination, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Supplemental Interest Trust and the Swap Provider under the remaining scheduled term of the Interest Rate Swap Agreement. In the event that the Securities Administrator is required to make a Swap Termination Payment, that payment will be paid from the Supplemental Interest Trust on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to Certificateholders, in accordance with the priorities set forth in this free writing prospectus and other than in the case of a Swap Termination Payment triggered upon a Swap Provider Trigger Event. The trust’s obligation to pay amounts in respect of any Swap Termination Payment due to a Swap Provider Trigger Event will be subordinated to distributions to the holders of the related certificates.

Upon a Swap Early Termination, the Trustee, at the direction of the Depositor, will seek a replacement swap provider to enter into a replacement interest rate swap agreement or similar agreement. To the extent the Securities Administrator receives a Swap Termination Payment from the Swap Provider, the Securities Administrator on behalf of the Supplemental Interest Trust will apply all or such portion of such Swap Termination Payment as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement. Furthermore, to the extent the Securities Administrator is required to pay a Swap Termination Payment to the Swap Provider, the Securities Administrator on behalf of the Supplemental Interest Trust will apply all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement to the Swap Termination Payment amount owing to the Swap Provider.

A Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party, will be a “Swap Provider Trigger Event.”

If the Swap Provider’s long-term credit rating falls below A+ from S&P, or if the Swap Provider has both a long-term credit rating and a short-term credit rating from Moody’s, and either the long-term credit rating falls below A2 by Moody’s or its short-term rating falls below P-1 by Moody’s as specified in the Interest Rate Swap Agreement, the Swap Provider will be required, subject to the Rating Agency Condition (as defined in the Interest Rate Swap Agreement) to (1) post collateral securing its obligations under the Interest Rate Swap Agreement, (2) obtain a substitute Swap Provider acceptable to the Rating Agencies that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement, (3) obtain a guaranty or contingent agreement of the Swap Provider’s obligations under the Interest Rate Swap Agreement from another person acceptable to the Rating Agencies or (4) establish any other arrangement sufficient to restore the credit rating of the Offered Certificates, all as provided in the Interest Rate Swap Agreement (such provisions, the “Downgrade Provisions”). If the Swap Provider’s long-term credit ratings fall below BBB- or its short-term unsecured and unsubordinated debt rating is reduced below A-3 from S&P as specified in the Interest Rate Swap Agreement, the Swap Provider will be required, subject to the Rating Agency Condition (as defined in the Interest Rate Swap Agreement) to (1) obtain a substitute Swap Provider acceptable to the Rating Agencies that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement or (2) obtain a guaranty or contingent agreement of the Swap Provider’s obligations under the Interest Rate Swap Agreement from another person acceptable to the Rating Agencies, all as provided in the Downgrade Provisions.

On each Distribution Date, to the extent required, following the distribution of the Net Monthly Excess Cashflow and withdrawals from the Reserve Fund, as described in “—Overcollateralization Provisions” in this free writing prospectus, the Securities Administrator will withdraw any amounts in the Supplemental Interest Trust and distribute such amounts in the following order of priority:

first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;

second, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement;

third, concurrently, to each class of Class A Certificates, the related Senior Interest Distribution Amount remaining undistributed after the distributions of the Group I Interest Remittance Amount and Group II Interest Remittance Amount, on a pro rata basis based on such respective remaining Senior Interest Distribution Amounts;

fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates, in that order, the related Interest Distribution Amount and Interest Carry Forward Amount, to the extent remaining undistributed after the distributions of the Group I Interest Remittance Amount and Group II Interest Remittance Amount and the Net Monthly Excess Cashflow;

fifth, concurrently, to each class of Class A Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions of Net Monthly Excess Cashflow on deposit in the Reserve Fund, on a pro rata basis based on such respective Net WAC Rate Carryover Amounts remaining;

sixth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates, in that order, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions of Net Monthly Excess Cashflow on deposit in the Reserve Fund;

seventh, to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain or restore the Required Overcollateralization Amount after taking into account distributions made pursuant to clause first under “—Overcollateralization Provisions;”

eighth, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow;

ninth, to the Swap Provider, an amount equal to any Swap Termination Payment owed to the Swap Provider due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement; and

tenth, to the Class CE Certificates, any remaining amounts.

In the event that the Supplemental Interest Trust receives a Swap Termination Payment, and a successor Swap Provider cannot be obtained, then such Swap Termination Payment will be deposited into a reserve account and the Securities Administrator, on each subsequent Distribution Date (until the termination date of the original Interest Rate Swap Agreement), will withdraw the amount of any Net Swap Payment due to the Supplemental Interest Trust (calculated in accordance with the terms of the original Interest Rate Swap Agreement) and administer such Net Swap Payment in accordance with the terms of the pooling and servicing agreement.

The Interest Rate Swap Agreement will be governed by and construed in accordance with the laws of the State of New York. The obligations of the Swap Provider are limited to those specifically set forth in the Interest Rate Swap Agreement, as applicable.

Interest Distributions on the Offered Certificates

Holders of the Offered Certificates will be entitled to receive on each Distribution Date, interest distributions in an aggregate amount equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balances thereof at the then-applicable Pass-Through Rates thereon, in the priorities set forth below.

(A)         On each Distribution Date, the Group I Interest Remittance Amount will be distributed in the following order of priority:

first, to the Supplemental Interest Trust, an amount equal to the Group I Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event;

second, to the holders of the Class A-1 Certificates, the Senior Interest Distribution Amount allocable to the Class A-1 Certificates; and

third, concurrently, to the holders of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, the Senior Interest Distribution Amount allocable to each such class, to the extent remaining unpaid after distribution of the Group II Interest Remittance Amount as set forth in clause (B) below, on a pro rata basis, based on the entitlement of each such class.

(B)         On each Distribution Date, the Group II Interest Remittance Amount will be distributed in the following order of priority:

first, to the Supplemental Interest Trust, an amount equal to the Group II Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event;

second, concurrently, to the holders of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, the Senior Interest Distribution Amount allocable to each such class, on a pro rata basis, based on the entitlement of each such class; and

third, to the holders of the Class A-1 Certificates, the Senior Interest Distribution Amount allocable to the Class A-1 Certificates, to the extent remaining unpaid after distribution of the Group I Interest Remittance Amount as set forth in clause (A) above.

(C)         On each Distribution Date, following the deposit of the Net Swap Payment and any Swap Termination Payment into the Supplemental Interest Trust as described in clauses (A) and (B) above and the distributions of interest to the holders of the Class A Certificates as described in clauses (A) and (B) above, any Group I Interest Remittance Amount and Group II Interest Remittance Amount remaining will be distributed sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates, in that order, to the extent of the Interest Distribution Amount allocable to each such class.

On any Distribution Date, any shortfalls resulting from the application of the Relief Act or any similar state or local law and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer or the Master Servicer will be allocated first, to Net Monthly Excess Cashflow and payments received under the Interest Rate Swap Agreement according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus, second, to the Class M-12 Certificates, third, to the Class M-11 Certificates, fourth, to the Class M-10 Certificates, fifth, to the Class M-9 Certificates, sixth to the Class M-8 Certificates, seventh, to the Class M-7 Certificates, eighth, to the Class M-6 Certificates, ninth, to the Class M-5 Certificates, tenth, to the Class M-4 Certificates, eleventh, to the Class M-3 Certificates, twelfth, to the Class M-2 Certificates, thirteenth, to the Class M-1 Certificates and fourteenth, to the Class A Certificates, on a pro rata basis, based on their respective Senior Interest Distribution Amounts before such reduction. The holders of the Offered Certificates will be entitled to reimbursement for any of these interest shortfalls, subject to available funds, in the priorities described under “—Overcollateralization Provisions” in this free writing prospectus.

With respect to any Distribution Date, to the extent that the aggregate Interest Distribution Amount exceeds the Interest Remittance Amount, a shortfall in interest distributions on one or more classes of Offered Certificates will result and payments of Interest Carry Forward Amounts to such classes of Offered Certificates will be made. The Interest Carry Forward Amount with respect to the Class A Certificates, if any, is distributed as part of the Senior Interest Distribution Amount on each Distribution Date. The Interest Carry Forward Amount with respect to the Mezzanine Certificates, if any, may be carried forward to succeeding Distribution Dates and, subject to available funds, will be distributed in the manner set forth in “—Overcollateralization Provisions” and “—The Interest Rate Swap Agreement and the Swap Provider” in this free writing prospectus.

Except as otherwise described in this free writing prospectus, on any Distribution Date, distributions of the Interest Distribution Amount for a class of certificates will be made in respect of that class of certificates, to the extent provided in this free writing prospectus, on a pari passu basis, based on the Certificate Principal Balance of the certificates of each class.

Calculation of One-Month LIBOR

With respect to each Interest Accrual Period (other than the initial Interest Accrual Period) and the Offered Certificates, on the second business day preceding such Interest Accrual Period, (each such date, an “Interest Determination Date”), the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period. With respect to the initial Interest Accrual Period, on the Closing Date, the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period based on information available on the second business day preceding the Closing Date (the related “Interest Determination Date”). “One-Month LIBOR” means, as of any Interest Determination Date, the London interbank offered rate for one-month U.S. dollar deposits which appears on Telerate Page 3750 (as defined herein) as of 11:00 a.m. (London time) on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined herein) for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The Securities Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate (as defined herein).

As used in this section, “business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York; “Telerate Page 3750” means the display page currently so designated on the Dow Jones Telerate Capital Markets Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); “Reference Banks” means leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Securities Administrator and (iii) not controlling, controlled by, or under common control with, the Depositor or the Securities Administrator, and “Reserve Interest Rate” shall be the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable to the Offered Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Principal Distributions on the Offered Certificates

On each Distribution Date, the Principal Distribution Amount will be distributed to the holders of the Offered Certificates then entitled to principal distributions. In no event will the Principal Distribution Amount with respect to any Distribution Date be (i) less than zero or (ii) greater than the then outstanding aggregate Certificate Principal Balance of the Offered Certificates.

(A)        On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount will be made in the following amounts and order of priority:

first, to the Supplemental Interest Trust, an amount equal to the Group I Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount on such Distribution Date;

second, to the holders of the Class A-1 Certificates, until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero; and

third, sequentially, to the holders of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, after taking into account the distribution of the Group II Principal Distribution Amount as described below, until the Certificate Principal Balance of each such class has been reduced to zero.

(B)         On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be made in the following amounts and order of priority:

first, to the Supplemental Interest Trust, an amount equal to the Group II Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount on such Distribution Date;

second, sequentially, to the holders of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero; and

third, to the holders of the Class A-1 Certificates, after taking into account the distribution of the Group I Principal Distribution Amount as described above, until the Certificate Principal Balance of such class has been reduced to zero.

(C)         On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and Group II Principal Distribution Amount remaining undistributed for such Distribution Date will be made sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates, in that order, in each case until the Certificate Principal Balance of each such class has been reduced to zero.

(D)        On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount will be made in the following amounts and order of priority:

first, to the Supplemental Interest Trust, an amount equal to the Group I Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount on such Distribution Date;

second, to the holders of the Class A-1 Certificates, the Class A-1 Principal Distribution Amount, until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero; and

third, sequentially, to the holders of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, after taking into account the distribution of the Group II Principal Distribution Amount on such Distribution Date, as described below, up to an amount equal to the amount, if any, of the Class A-2 Principal Distribution Amount remaining unpaid on such Distribution Date, until the Certificate Principal Balance of each such class has been reduced to zero.

(E)         On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be made in the following amounts and order of priority:

first, to the Supplemental Interest Trust, an amount equal to the Group II Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount on such Distribution Date;

second, sequentially, to the holders of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, the Class A-2 Principal Distribution Amount, until the Certificate Principal Balance of each such class has been reduced to zero; and

third, to the holders of the Class A-1 Certificates, after taking into account the distribution of the Group I Principal Distribution Amount on such Distribution Date, as described above up to an amount equal to the amount, if any, of the Class A-1 Principal Distribution Amount remaining unpaid on such Distribution Date, until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero.

(F)         On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Distribution Amount remaining undistributed for such Distribution Date will be made in the following amounts and order of priority:

first, to the holders of the Class M-1 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Supplemental Interest Trust and to the holders of the Class A Certificates under (D) and (E) above, and (y) the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero;

second, to the holders of the Class M-2 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Supplemental Interest Trust and to the holders of the Class A Certificates under (D) and (E) above and to the holders of the Class M-1 Certificates under clause first above, and (y) the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero;

third, to the holders of the Class M-3 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Supplemental Interest Trust and to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class M-1 Certificates under clause first above and to the holders of the Class M-2 Certificates under clause second above, and (y) the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-3 Certificates has been reduced to zero;

fourth, to the holders of the Class M-4 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Supplemental Interest Trust and to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class M-1 Certificates under clause first above, to the holders of the Class M-2 Certificates under clause second above and to the holders of the Class M-3 Certificates under clause third above, and (y) the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-4 Certificates has been reduced to zero;

fifth, to the holders of the Class M-5 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Supplemental Interest Trust and to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class M-1 Certificates under clause first above, to the holders of the Class M-2 Certificates under clause second above, to the holders of the Class M-3 Certificates under clause third above and to the holders of the Class M-4 Certificates under clause fourth above, and (y) the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-5 Certificates has been reduced to zero;

sixth, to the holders of the Class M-6 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Supplemental Interest Trust and to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class M-1 Certificates under clause first above, to the holders of the Class M-2 Certificates under clause second above, to the holders of the Class M-3 Certificates under clause third above, to the holders of the Class M-4 Certificates under clause fourth above and to the holders of the Class M-5 Certificates under clause fifth above, and (y) the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-6 Certificates has been reduced to zero;

seventh, to the holders of the Class M-7 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Supplemental Interest Trust and to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class M-1 Certificates under clause first above, to the holders of the Class M-2 Certificates under clause second above, to the holders of the Class M-3 Certificates under clause third above, to the holders of the Class M-4 Certificates under clause fourth above, to the holders of the Class M-5 Certificates under clause fifth above and to the holders of the Class M-6 Certificates under clause sixth above, and (y) the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-7 Certificates has been reduced to zero;

eighth, to the holders of the Class M-8 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Supplemental Interest Trust and to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class M-1 Certificates under clause first above, to the holders of the Class M-2 Certificates under clause second above, to the holders of the Class M-3 Certificates under clause third above, to the holders of the Class M-4 Certificates under clause fourth above, to the holders of the Class M-5 Certificates under clause fifth above, to the holders of the Class M-6 Certificates under clause sixth above and to the holders of the Class M-7 Certificates under clause seventh above, and (y) the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-8 Certificates has been reduced to zero;

ninth, to the holders of the Class M-9 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Supplemental Interest Trust and to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class M-1 Certificates under clause first above, to the holders of the Class M-2 Certificates under clause second above, to the holders of the Class M-3 Certificates under clause third above, to the holders of the Class M-4 Certificates under clause fourth above, to the holders of the Class M-5 Certificates under clause fifth above, to the holders of the Class M-6 Certificates under clause sixth above, to the holders of the Class M-7 Certificates under clause seventh above and to the holders of the Class M-8 Certificates under clause eighth above, and (y) the Class M-9 Principal

Distribution Amount, until the Certificate Principal Balance of the Class M-9 Certificates has been reduced to zero;

tenth, to the holders of the Class M-10 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Supplemental Interest Trust and to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class M-1 Certificates under clause first above, to the holders of the Class M-2 Certificates under clause second above, to the holders of the Class M-3 Certificates under clause third above, to the holders of the Class M-4 Certificates under clause fourth above, to the holders of the Class M-5 Certificates under clause fifth above, to the holders of the Class M-6 Certificates under clause sixth above, to the holders of the Class M-7 Certificates under clause seventh above, to the holders of the Class M-8 Certificates under clause eighth above and to the holders of the Class M-9 Certificates under clause ninth above, and (y) the Class M-10 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-10 Certificates has been reduced to zero;

eleventh, to the holders of the Class M-11 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Supplemental Interest Trust and to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class M-1 Certificates under clause first above, to the holders of the Class M-2 Certificates under clause second above, to the holders of the Class M-3 Certificates under clause third above, to the holders of the Class M-4 Certificates under clause fourth above, to the holders of the Class M-5 Certificates under clause fifth above, to the holders of the Class M-6 Certificates under clause sixth above, to the holders of the Class M-7 Certificates under clause seventh above, to the holders of the Class M-8 Certificates under clause eighth above and to the holders of the Class M-9 Certificates under clause ninth above, and to the holders of the Class M-10 Certificates under clause tenth above and (y) the Class M-11 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-11 Certificates has been reduced to zero; and

twelfth, to the holders of the Class M-12 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Supplemental Interest Trust and to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class M-1 Certificates under clause first above, to the holders of the Class M-2 Certificates under clause second above, to the holders of the Class M-3 Certificates under clause third above, to the holders of the Class M-4 Certificates under clause fourth above, to the holders of the Class M-5 Certificates under clause fifth above, to the holders of the Class M-6 Certificates under clause sixth above, to the holders of the Class M-7 Certificates under clause seventh above, to the holders of the Class M-8 Certificates under clause eighth above and to the holders of the Class M-9 Certificates under clause ninth above, to the holders of the Class M-10 Certificates under clause tenth above and to the holders of the Class M-11 Certificates under clause eleventh above and (y) the Class M-12 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-12 Certificates has been reduced to zero.

The allocation of distributions in respect of principal to the Class A Certificates on each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the Mortgage Loans evidenced by the Mezzanine Certificates. Increasing the respective percentage interest in the trust fund of the Mezzanine Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Mezzanine Certificates.

Notwithstanding the priority of distributions described in this section with respect to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, on any Distribution Date which occurs after the Certificate Principal Balances of the Mezzanine Certificates have been reduced to zero distributions in respect of principal to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates will be made on a pro rata basis, based on the Certificate Principal Balance of each such class, until the Certificate Principal Balance of each such class has been reduced to zero.

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the Mortgage Loans and other assets of the trust fund, while the Offered Certificates are outstanding.

All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the Mortgage Loans.

Item	Fee or Expense	Paid To	Paid From	Frequency
Servicing Fee(1)	0.500% per annum of the Scheduled Principal Balance of each Mortgage Loan	Servicer	Mortgage Loan Interest Collections	Monthly

Master Servicing Fee(2)	0.0135% per annum of the Scheduled Principal Balance of each Mortgage Loan	Master Servicer	Mortgage Loan Interest Collections	Monthly

Credit Risk Manager Fee(3)	0.015% per annum of the Scheduled Principal Balance of each Mortgage Loan	Credit Risk Manager	Mortgage Loan Interest Collections	Monthly

P&I Advances and Servicing Advances	To the extent of funds available, the amount of any advances and servicing advances	Servicer or Master Servicer, as applicable

With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan

Time to Time

Nonrecoverable Advances and Servicing Advances	The amount of any advances and servicing advances deemed nonrecoverable	Servicer or Master Servicer, as applicable	All collections on the Mortgage Loans	Time to Time

Reimbursement for certain expenses, costs and liabilities incurred by the Servicer, the Master Servicer, the Securities Administrator, the Sponsor or the Depositor in connection with any legal action relating to the pooling agreement or the certificates (4)

	The amount of the expenses, costs and liabilities incurred	Servicer, Master Servicer, Securities Administrator, Sponsor or Depositor, as applicable	All collections on the Mortgage Loans	Time to Time

Indemnification expenses	Amounts for which the Sponsor, the Servicers, the Master Servicer, the Securities Administrator and the Depositor are entitled to indemnification (5)	Servicer, Master Servicer, Securities Administrator Sponsor or Depositor, as applicable	All collections on the mortgage loans (or, in the case of the Servicer, the related Mortgage Loans)	Time to Time

Indemnification expenses	Amounts for which the trustee or a custodian is entitled to indemnification (6)	Trustee or related Custodian, as applicable	All collections on the mortgage loans	Time to Time

Reimbursement for any amounts payable by the Trustee for recording of assignments of mortgages to the extent not paid by the Servicer	The amounts paid by the Trustee	Trustee	All collections on the Mortgage Loans	Time to Time

Reimbursement for costs associated with the transfer of servicing or master servicing in the event of termination of the Master Servicer or the Servicer

The amount of costs incurred by the Master Servicer or the Trustee in connection with the transfer of servicing to the Master Servicer or a successor servicer or by the Trustee in the event of termination the Master Servicer, to the extent not paid by the terminated Servicer or Master Servicer

		Trustee or Master Servicer, as applicable	All collections on the Mortgage Loans	Time to Time

Reimbursement for any expenses incurred by the Trustee in connection with a tax audit of the trust	The amount incurred by the Trustee in connection with a tax audit of the trust	Trustee and Securities Administrator	All collections on the mortgage loans	Time to Time

(1) The servicing fee is paid on a first priority basis from collections allocable to interest on the Mortgage Loans, prior to distributions to the Certificateholders.
(2) The master servicing fee is paid on a first priority basis from collections allocable to interest on the Mortgage Loans, prior to distributions to the Certificateholders.
(3) The credit risk manager fee is paid on a first priority basis from collection allocable to interest on the Mortgage Loans, prior to distributions to Certificateholders.

(4) The Master Servicer pays trustee fees and ongoing custodial and safekeeping fees out of its compensation.
(5) See “The Securities Administrator, the Master Servicer and the Custodians” herein.
(6) See “The Trustee“ and “The Securities Administrator, the Master Servicer and the Custodians” herein.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Class A Certificates consists of subordination, as described in this section, the Interest Rate Swap Agreement, as described under “—The Interest Rate Swap Agreement and the Interest Rate Swap Provider” and overcollateralization, as described under “—Overcollateralization Provisions” in this free writing prospectus.

The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described in this section, to the rights of the holders of the Class A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford holders of the Class A Certificates protection against Realized Losses.

The protection afforded to the holders of the Class A Certificates by means of the subordination of the Subordinate Certificates will be accomplished by (i) the preferential right of the holders of the Class A Certificates to receive on any Distribution Date, prior to distribution on the Subordinate Certificates, distributions in respect of interest and principal, subject to available funds and (ii) if necessary, the right of the holders of the Class A Certificates to receive future distributions of amounts that would otherwise be payable to the holders of the Subordinate Certificates.

In addition, (i) the rights of the holders of the Class M-1 Certificates will be senior to the rights of holders of the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class M-12 and Class CE Certificates, (ii) the rights of the holders of the Class M-2 Certificates will be senior to the rights of the holders of the Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class M-12 and Class CE Certificates, (iii) the rights of the holders of the Class M-3 Certificates will be senior to the rights of the holders of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class M-12 and Class CE Certificates, (iv) the rights of the holders of the Class M-4 Certificates will be senior to the rights of the holders of the Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class M-12 and Class CE Certificates, (v) the rights of the holders of the Class M-5 Certificates will be senior to the rights of the holders of the Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class M-12 and Class CE Certificates, (vi) the rights of the holders of the Class M-6 Certificates will be senior to the rights of the holders of the Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class M-12 and Class CE Certificates, (vii) the rights of the holders of the Class M-7 Certificates will be senior to the rights of the holders of the Class M-8, Class M-9, Class M-10, Class M-11, Class M-12 and Class CE Certificates, (viii) the rights of the holders of the Class M-8 Certificates will be senior to the rights of the holders of the Class M-9, Class M-10, Class M-11, Class M-12 and Class CE Certificates, (ix) the rights of the holders of the Class M-9 Certificates will be senior to the rights of the holders of the Class M-10, Class M-11, Class M-12 and Class CE Certificates, (x) the rights of the holders of the Class M-10 Certificates will be senior to the rights of the holders of the Class M-11, Class M-12 and Class CE Certificates, (xi) the rights of the holders of the Class M-11 Certificates will be senior to the rights of the Class M-12 Certificates and Class CE Certificates and (xii) the rights of the holders of the Class M-12 Certificates will be senior to the rights of the Class CE Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of more senior certificates of distributions in respect of interest and principal and to afford these holders protection against Realized Losses.

Overcollateralization Provisions

The weighted average Mortgage Rate for the Mortgage Loans, less the Administration Fee Rate and the amount, expressed as a per annum rate of any Net Swap Payments payable to the Swap Provider and any Swap Termination Payments payable to the Swap Provider not due to a Swap Provider Trigger Event, is expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates, thus generating excess interest collections which, in the absence of Realized Losses, will not be necessary to fund interest distributions on the Offered Certificates. Additional excess interest will be generated by the portion of the Mortgage Pool represented by the Overcollateralization Amount. The pooling and servicing agreement requires that, on each Distribution Date, the Net Monthly Excess Cashflow, if any, be applied on the related Distribution Date as an accelerated payment of principal on the class or classes of Offered Certificates then entitled to receive distributions in respect of principal, but only to the limited extent described in this section.

With respect to any Distribution Date, any Net Monthly Excess Cashflow (or, in the case of clause first below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount) shall be paid as follows:

first, to the holders of the class or classes of certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount for such Distribution Date, owed to such holders in accordance with the priorities set forth under “—Principal Distributions on the Offered Certificates” above;

second, sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates, in that order, in an amount equal to the Interest Carry Forward Amount allocable to each such class;

third, sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates, in that order, in an amount equal to the Allocated Realized Loss Amount allocable to each such class;

fourth, concurrently to the holders of the Class A Certificates, in an amount equal to such certificates’ allocated share of any Prepayment Interest Shortfalls on the related Mortgage Loans to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the related Mortgage Loans;

fifth, sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates, in that order, in an amount equal to each such certificates’ allocated share of any Prepayment Interest Shortfalls on the Mortgage Loans to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the Mortgage Loans;

sixth, to the reserve fund (the “Reserve Fund”) established in accordance with the terms of the pooling and servicing agreement, the amount by which the Net WAC Rate Carryover Amounts, if any, with respect to the Offered Certificates exceeds the amount in the Reserve Fund that was not distributed on prior Distribution Dates;

seventh, to the Supplemental Interest Trust, an amount equal to any Swap Termination Payment owed to the Swap Provider due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement;

eighth, to the holders of the Class P Certificates and Class CE Certificates as provided in the Pooling and Servicing Agreement; provided, however, that the Certificate Principal Balance of the Class P Certificates will not be reduced until the Distribution Date following the expiration of the latest prepayment charge term with respect to the Mortgage Loans; and

ninth, to the holders of the Residual Certificates, any remaining amounts.

On each Distribution Date, after making the distributions required under “Interest Distributions on the Offered Certificates”, “Principal Distributions on the Offered Certificates” and after the distribution of the Net Monthly Excess Cashflow as described above, the Securities Administrator will withdraw from the Reserve Fund the amounts on deposit therein and distribute such amounts to the Class A Certificates and the Mezzanine Certificates in respect of any Net WAC Rate Carryover Amounts due to each such class in the following manner and order of priority:

(A)         concurrently, to each class of Class A Certificates, in respect of the related Net WAC Rate Carryover Amount for such Distribution Date, on a pro rata basis, based on the entitlement of each such class; and

(B)         sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates, in that order, in respect of the related Net WAC Rate Carryover Amount for each such class for such Distribution Date.

As of the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date will exceed the sum of the aggregate Certificate Principal Balances of the Offered Certificates and the Class P Certificates by an amount equal to approximately $7,302,974 (subject to a permitted variance of plus or minus 10%), which is equal to the initial Certificate Principal Balance of the Class CE Certificates. This amount represents approximately 1.30% (subject to a permitted variance of plus or minus 10%) of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, which is the initial amount of overcollateralization required to be provided by the Mortgage Pool under the pooling and servicing agreement. Under the pooling and servicing agreement, the Overcollateralization Amount is required to be maintained at the “Required Overcollateralization Amount.” In the event that Realized Losses are incurred on the Mortgage Loans, such Realized Losses may result in an overcollateralization deficiency since the Realized Losses will reduce the principal balance of the Mortgage Loans without a corresponding reduction to the aggregate Certificate Principal Balances of the Offered Certificates. In the event of an overcollateralization deficiency, the pooling and servicing agreement requires the payment from Net Monthly Excess Cashflow and any Net Swap Payments received from the Swap Provider in respect of the Interest Rate Swap Agreement, subject to available funds, of an amount equal to the overcollateralization deficiency, which shall constitute a principal distribution on the Offered Certificates in reduction of the Certificate Principal Balances of the Offered Certificates. These payments have the effect of accelerating the amortization of the Offered Certificates relative to the amortization of the Mortgage Loans, and of increasing the Overcollateralization Amount.

On and after the Stepdown Date and provided that a Trigger Event is not in effect, the Required Overcollateralization Amount may be permitted to decrease (“step down”), to a level equal to a percentage ranging from 1.60% to 3.60% of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor equal to the product (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. In the event that the Required Overcollateralization Amount is permitted to step down on any Distribution Date, the pooling and servicing agreement provides that a portion of the principal which would otherwise be distributed to the holders of the Offered Certificates on the related Distribution Date shall be distributed to the holders of the Class CE Certificates pursuant to the priorities set forth above.

With respect to each Distribution Date, the Overcollateralization Reduction Amount, after taking into account all other distributions to be made on the related Distribution Date, shall be distributed as Net Monthly Excess Cashflow pursuant to the priorities set forth above. This has the effect of decelerating the amortization of the Offered Certificates relative to the amortization of the Mortgage Loans, and of reducing the Overcollateralization Amount. However, if on any Distribution Date a Trigger Event is in effect, the Required Overcollateralization Amount will not be permitted to step down on the related Distribution Date.

Allocation of Losses; Subordination

With respect to any defaulted Mortgage Loan that is finally liquidated through foreclosure sale or disposition of the related Mortgaged Property (if acquired on behalf of the certificateholders by deed in lieu of foreclosure or otherwise), the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which the related Mortgage Loan was finally liquidated or charged-off, after application of all amounts recovered (net of amounts reimbursable to the Servicer or the Master Servicer for P&I Advances, servicing advances and other related expenses, including attorneys’ fees) towards interest and principal owing on the Mortgage Loan. The amount of loss realized and any Bankruptcy Losses are referred to in this free writing prospectus as “Realized Losses.” In the event that amounts recovered in connection with the final liquidation of a defaulted Mortgage Loan are insufficient to reimburse the Servicer or the Master Servicer for P&I Advances, servicing advances and unpaid servicing fees, these amounts may be reimbursed to the Servicer or the Master Servicer out of any funds in the collection account prior to any remittance to the Securities Administrator of funds for distribution on the certificates. In addition, to the extent the Servicer receives Subsequent Recoveries with respect to any defaulted Mortgage Loan, the amount of the Realized Loss with respect to that defaulted Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any class of Certificates on any Distribution Date.

Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date: first, to Net Monthly Excess Cashflow, second, to the Class CE Certificates and to Net Swap Payments received from the Swap Provider under the Interest Rate Swap Agreement for that purpose, third, to the Class M-12 Certificates until the Certificate Principal Balance of the Class M-12 Certificates has been reduced to zero, fourth, to the Class M-11 Certificates until the Certificate Principal Balance of the Class M-11 Certificates has been reduced to zero, fifth, to the Class M-10 Certificates until the Certificate Principal Balance of the Class M-10 Certificates has been reduced to zero, sixth, to the Class M-9 Certificates until the Certificate Principal Balance of the Class M-9 Certificates has been reduced to zero, seventh, to the Class M-8 Certificates until the Certificate Principal Balance of the Class M-8 Certificates has been reduced to zero, eighth, to the Class M-7 Certificates until the Certificate Principal Balance of the Class M-7 Certificates has been reduced to zero, ninth, to the Class M-6 Certificates until the Certificate Principal Balance of the Class M-6 Certificates has been reduced to zero, tenth, to the Class M-5 Certificates until the Certificate Principal Balance of the Class M-5 Certificates has been reduced to zero, eleventh, to the Class M-4

Certificates until the Certificate Principal Balance of the Class M-4 Certificates has been reduced to zero, twelfth, to the Class M-3 Certificates until the Certificate Principal Balance of the Class M-3 Certificates has been reduced to zero; thirteenth, to the Class M-2 Certificates until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero; and fourteenth, to the Class M-1 Certificates until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero.

The pooling and servicing agreement does not permit the allocation of Realized Losses to the Class A Certificates or Class P Certificates. Investors in the Class A Certificates should note that although Realized Losses cannot be allocated to the Class A Certificates, under certain loss scenarios there will not be enough principal and interest on the Mortgage Loans to pay the Class A Certificates all interest and principal amounts to which they are then entitled.

Except as described below, once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such certificates will no longer accrue interest, and such amounts will not be reinstated thereafter (except in the case of Subsequent Recoveries as described below). However, Allocated Realized Loss Amounts may be paid to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow and from amounts received by the Securities Administrator under the Interest Rate Swap Agreement, according to the priorities set forth under “—Overcollateralization Provisions” and “—The Interest Rate Swap Agreement and the Swap Provider” above.

Any allocation of a Realized Loss to a Mezzanine Certificate will be made by reducing the Certificate Principal Balance of that Certificate by the amount so allocated as of the Distribution Date in the month following the calendar month in which the Realized Loss was incurred. Notwithstanding anything to the contrary described in this free writing prospectus, in no event will the Certificate Principal Balance of any Mezzanine Certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of Realized Losses and (ii) payable as principal to the holder of such certificate from Net Monthly Excess Cashflow and from amounts on deposit in the Supplemental Interest Trust.

A “Bankruptcy Loss” is a Deficient Valuation or a Debt Service Reduction. With respect to any Mortgage Loan, a “Deficient Valuation” is a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code. A “Debt Service Reduction” is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a Mortgage Loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

In the event that the Servicer receives any Subsequent Recoveries, such Subsequent Recoveries will be distributed as part of the Available Distribution Amount in accordance with the priorities described under “Description of the Certificates” in this free writing prospectus and the Certificate Principal Balance of each class of Subordinate Certificates that has been reduced by the allocation of a Realized Loss to such certificate will be increased, in order of seniority, by the amount of such Subsequent Recoveries but only to the extent that such certificate has not been reimbursed for the amount of such Realized Loss (or any portion thereof) allocated to such certificate from Net Monthly Excess Cashflow as described under “Description of the Certificates—Overcollateralization Provisions” and from amounts on deposit in the Supplemental Interest Trust as described under “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this free writing prospectus. Holders of such certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs.

Reports to Certificateholders

On each Distribution Date, the Securities Administrator will make available to each certificateholder and the Depositor a statement generally setting forth, among other information:

1.	the applicable Interest Accrual Periods and general Distribution Dates;

2.           with respect to each loan group, the total cash flows received and the general sources thereof;

3.           the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

4.           with respect to each loan group, the amount of the related distribution to holders of the Offered Certificates (by class) allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) any Overcollateralization Increase Amount included therein;

5.           with respect to each loan group, the amount of such distribution to holders of the Offered Certificates (by class) allocable to interest and the portion thereof, if any, provided by the Interest Rate Swap Agreement in the aggregate and the amount of coverage remaining thereunder;

6.           with respect to each loan group, the Interest Carry Forward Amounts and any Net WAC Rate Carryover Amounts for the related Offered Certificates (if any);

7.           with respect to each loan group, the Certificate Principal Balance of the related Offered Certificates before and after giving effect to the distribution of principal and allocation of Allocated Realized Loss Amounts on such distribution date;

8.           with respect to each loan group, the number and Scheduled Principal Balance of all the Mortgage Loans for the following Distribution Date;

9.           the Pass-Through Rate for each class of Offered Certificates for such Distribution Date;

10.         with respect to each loan group, the aggregate amount of advances included in the distributions on the Distribution Date (including the general purpose of such advances);

11.         with respect to each loan group, the number and aggregate principal balance of any Mortgage Loans that were (A) delinquent (exclusive of Mortgage Loans in foreclosure) using the “OTS” method (1) one scheduled payment is delinquent, (2) two scheduled payments are delinquent, (3) three scheduled payments are delinquent and (4) foreclosure proceedings have been commenced, and loss information for the period;

12.         with respect to each loan group, the amount of, if any, of excess cashflow or excess spread and the application of such excess cashflow;

13.         with respect to each loan group and any Mortgage Loan that was liquidated during the preceding calendar month, the loan number and Scheduled Principal Balance of, and Realized Loss on, such Mortgage Loan as of the end of the related Prepayment Period;

14.         with respect to each loan group, whether the Stepdown Date has occurred and whether Trigger Event is in effect;

15.         with respect to each loan group, the total number and principal balance of any real estate owned, or REO properties, as of the end of the related Prepayment Period;

16.         with respect to each loan group, the cumulative Realized Losses through the end of the preceding month;

17.         with respect to each loan group, the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Scheduled Principal Balance of the Mortgage Loans in such loan group that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the Scheduled Principal Balances of all of the Mortgage Loans in such loan group,

18.         with respect to each loan group, the amount of the Prepayment Charges remitted by the Servicer; and

19.         the amount of any Net Swap Payment payable to the trust, any related Net Swap Payment payable to the Swap Provider, any Swap Termination Payment payable to the trust and any related Swap Termination Payment payable to the Swap Provider.

On each Distribution Date, the Securities Administrator will make the monthly statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the Securities Administrator’s internet website. Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator’s customer service desk and indicating such. The Securities Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports in each case as prepared and filed by the Securities Administrator with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the Securities Administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission.

In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon written request, prepare and deliver to each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable Certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

STATIC POOL INFORMATION

Static pool information material to this offering may be found at  http://regab.db.com.

Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

ISSUING ENTITY

ACE Securities Corp. Home Equity Loan Trust, Series 2006-ASAP2 is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement between the Depositor, the Master Servicer, the Securities Administrator and the Trustee, dated as of March 1, 2006 (the “Pooling and Servicing Agreement”). The Pooling and Servicing Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, the ACE Securities Corp. Home Equity Loan Trust, Series 2006-ASAP2 will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Certificates, (iii) making payments on the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Pooling and Servicing Agreement. These restrictions cannot be amended without the consent of holders of Certificates evidencing at least 51% of the voting rights. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see “Description of the Agreements — Amendment” in the prospectus.

The assets of the ACE Securities Corp. Home Equity Loan Trust, Series 2006-ASAP2 will consist of the Mortgage Loans and certain related assets.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-ASAP2’s fiscal year end is December 31.

THE DEPOSITOR

ACE Securities Corp., the Depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998. The principal executive offices of the Depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211. Its telephone number is (704) 365-0569. The Depositor does not have, nor is it expected in the future to have, any significant assets.

The limited purposes of the Depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

The Depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 1999. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $30 billion.

After issuance and registration of the securities contemplated in this free writing prospectus, the Depositor will have no duties or responsibilities with respect to the pool assets or securities.

All of the shares of capital stock of the Depositor are held by Altamont Holdings Corp., a Delaware corporation.

THE SPONSOR

DB Structured Products, Inc. is the Sponsor. The Sponsor was incorporated in the State of Delaware on February 4, 1970 under the name “Sharps Pixley Incorporated”. The name of the Sponsor was changed on January 3, 1994 to Deutsche Bank Sharps Pixley Inc., and subsequently changed on January 2, 2002 to DB Structured Products, Inc. The Sponsor maintains its principal office at 60 Wall Street, New York, New York 10005. Its telephone number is (212) 250-2500.

Through December 31, 2005, the Sponsor has purchased over $26 billion in residential mortgage loans. This includes the purchase of newly originated non-agency loans, as well as seasoned, program exception, sub-performing and non-performing loans.

The Sponsor has been securitizing residential mortgage loans since 2004. The following table describes size, composition and growth of the Sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2004		December 31, 2005
Loan Type	Number	Total Portfolio of Loans ($)	Number	Total Portfolio of Loans ($)
Alt-A ARM	----	----	3,466	1,088,327,305
Alt-A Fixed	----	----	17,892	3,361,707,721
Prime ARM	3,612	1,096,433,033	----	----
Prime Fixed	5,275	986,186,740	----	----
Scratch & Dent/Reperf.	1,376	135,671,795	4,913	500,710,103
Seconds	----	----	5,227	258,281,341
SubPrime	31,174	5,481,240,453	71,747	13,066,859,416
Seasoned	----	----	1,827	165,210,069
TOTAL:	41,437	7,699,532,021	105,072	18,441,095,955

SERVICING OF THE MORTGAGE LOANS

General

Primary servicing of the Mortgage Loans will be provided by Ocwen Loan Servicing, LLC (“Ocwen”). Ocwen will service the Mortgage Loans in accordance with the Pooling and Servicing Agreement. The Master Servicer will be required to monitor Ocwen’s performance under the Pooling and Servicing Agreement. In the event of a default by Ocwen under the Pooling and Servicing Agreement, the Master Servicer shall enforce any remedies against Ocwen.

The information set forth in the following paragraphs has been provided by Ocwen. None of the Depositor, the Sponsor, the Originators, the Trustee, the Master Servicer, the Securities Administrator, the Underwriter, the Credit Risk Manager or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

Ocwen, a Delaware limited liability company, has its primary servicing operations in Orlando, Florida and its corporate offices in West Palm Beach, Florida. Ocwen is a wholly owned subsidiary of Ocwen Financial Corporation, a public financial services holding company (“OCN”) headquartered in West Palm Beach, Florida. OCN’s primary businesses are the servicing, special servicing and resolution of nonconforming, subperforming and nonperforming residential and commercial mortgage loans for third parties, as well as providing loan servicing technology and business-to-business e-commerce solutions for the mortgage and real estate industries.

As of September 30, 2005, OCN had approximately $1.312 billion in assets, approximately $966 million in liabilities and approximately $346 million in equity. For the quarter ended September 30, 2005, OCN’s net income was approximately $7.9 million, as compared to an approximate net income of $2.9 million reported for the quarter ended June 30, 2005. OCN reported approximately $188.7 million of cash as of September 30, 2005.

The servicing of the mortgage loans in Ocwen’s servicing portfolio was transferred to Ocwen by its affiliate Ocwen Federal Bank FSB (“OFB”), effective on June 30, 2005. This service transfer was the result of OFB’s voluntary dissolution, sale of its branch facility and deposits in Fort Lee, New Jersey to another bank, and cessation of operations as a federal savings bank. Upon OFB’s dissolution and sale of the branch facility and deposits, all of OFB’s remaining assets and liabilities, including its mortgage loan servicing business, were transferred to and assumed by Ocwen. Ocwen’s management, servicing portfolio and platform was not changed as a result of the foregoing transactions.

Ocwen is rated as a “Strong” residential subprime servicer and residential special servicer by S&P and has an “RPS2” rating as a subprime servicer and an “RSS2” rating as special servicer from Fitch Ratings. Ocwen is also rated “SQ2-” (“Above Average”) as a primary servicer of subprime loans and “SQ2” (“Above Average”) as a special servicer by Moody’s Investors Service, Inc. On April 23, 2004, S&P placed its “Strong” residential subprime servicer and residential special servicer ratings assigned to Ocwen on “Credit Watch with negative implications.” Ocwen is an approved Freddie Mac and Fannie Mae seller/servicer.

The liabilities assumed by Ocwen from OFB include contingent liabilities resulting from it having been named as a defendant in several potential class action lawsuits challenging its mortgage servicing practices. To date, no such lawsuit has been certified by any court as a class action. On April 13, 2004, these lawsuits were consolidated in a single proceeding in the United States District Court for the District of Illinois under caption styled: Ocwen Federal Bank FSB Mortgage Servicing Litigation, MDL Docket No. 1604. Ocwen believes that its servicing practices comply with legal requirements. Ocwen intends to defend against such lawsuits. Ocwen is also subject to various other routine pending litigation in the ordinary course of its business. While the outcome of litigation is always uncertain, Ocwen’s management is of the opinion that the resolution of any of these claims and lawsuits will not have a material adverse effect on the results of its operations or financial condition or its ability to service the mortgage loans.

On November 29, 2005, a jury in a Galveston, Texas county court returned a verdict of $11.5 million in compensatory and punitive damages and attorneys’ fees against Ocwen in favor of a plaintiff borrower whose mortgage loan was serviced by Ocwen. The plaintiff brought the claims under the Texas Deceptive Trade Practices Act and other state statutes and common law generally alleging that Ocwen engaged in improper loan servicing practices. On February 9, 2006, the trial court entered its final judgment reducing the total jury award to approximately $1.8 million for actual damages and attorneys’ fees and denying the punitive damages award. Ocwen believes the jury verdict is against the weight of evidence and contrary to law and intends to appeal the decision and continue to vigorously defend this matter.

Ocwen, including its predecessors, has significant experience in servicing residential and commercial mortgage loans and has been servicing residential mortgage loans since 1988, and non-prime mortgage loans since 1994. Ocwen is one of the largest third-party subprime mortgage loan servicers in the United States. OCN and its related companies currently employ more than 3,500 people worldwide with domestic residential mortgage loan servicing and processing centers in Orlando, Florida and Chicago, Illinois and related international offices in Bangalore and Mumbai, India. Ocwen specializes in the management of sub-performing and non-performing assets, including severely delinquent and labor-intensive mortgage loans and REO assets. Ocwen’s servicing experience generally includes collection, loss mitigation, default reporting, bankruptcy, foreclosure and REO property management.

As of September 30, 2005, Ocwen provided servicing for residential mortgage loans with an aggregate unpaid principal balance of approximately $36.5 billion, substantially all of which are being serviced for third parties, including loans in over 250 securitizations. The table below sets forth the aggregate unpaid principal balance of the subprime mortgage loans serviced by Ocwen at the end of each of the indicated periods.

Ocwen

Subprime Servicing Portfolio

(Dollars in Thousands)

Aggregate Principal Balance as of December 31, 2001	Aggregate Principal Balance as of December 31, 2002	Aggregate Principal Balance as of December 31, 2003	Aggregate Principal Balance as of December 31, 2004	Aggregate Principal Balance as of September 30, 2005

$17,422,016	$26,356,007	$30,551,242	$28,367,753	$31,194,838

Ocwen’s Delinquency and Foreclosure Experience

The following tables set forth, for the subprime mortgage loan servicing portfolio serviced by Ocwen, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure in Ocwen’s servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis. Ocwen’s portfolio may differ significantly from the mortgage loans in the mortgage loan pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage loan pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage loan pool. The actual delinquency experience with respect to the mortgage loans in the mortgage loan pool will depend, among other things, upon the value of the real estate securing such mortgage loans in the mortgage loan pool and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Ocwen. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the mortgage loan pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool. Finally, the statistics shown below represent the delinquency experience for Ocwen’s mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience with respect to the mortgage loans comprising the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool.

Ocwen

Delinquencies and Foreclosures

(Dollars in Thousands)

	As of December 31, 2002				As of December 31, 2003
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount

Total Portfolio	229,335	$ 26,356,007	100.00%	100.00%	256,891	$ 30,551,242	100.00%	100.00%
Period of Delinquency(1)
30-59 days	8,483	$ 858,552	3.70%	3.26%	10,662	$ 1,117,125	4.15%	3.66%
60-89 days	3,718	$ 393,762	1.62%	1.49%	4,595	$ 488,900	1.79%	1.60%
90 days or more	19,823	$ 1,820,509	8.64%	6.91%	24,050	$ 2,341,837	9.36%	7.67%
Total Delinquent Loans	32,024	$ 3,072,823	13.96%	11.66%	39,307	$ 3,947,862	15.30%	12.92%
Loans in Foreclosure(2)	8,323	$ 849,266	3.63%	3.22%	9,800	$ 1,057,710	3.81%	3.46%

	As of December 31, 2004				As of September 30, 2005
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount

Total Portfolio	237,985	$ 28,367,753	100.00%	100.00%	268,381	$ 31,194,838	100.00%	100.00%
Period of Delinquency(1)
30-59 days	11,251	$ 1,127,427	4.73%	3.97%	13,234	$ 1,301,837	4.93%	4.17%
60-89 days	5,066	$ 515,826	2.13%	1.82%	6,833	$ 674,387	2.55%	2.16%
90 days or more	26,459	$ 2,545,313	11.12%	8.97%	31,261	$ 2,967,766	11.65%	9.51%
Total Delinquent Loans	42,776	$ 4,188,566	17.97%	14.77%	51,328	$ 4,943,989	19.13%	15.85%
Loans in Foreclosure(2)	9,599	$ 975,961	4.03%	3.44%	9,333	$ 966,173	3.48%	3.10%

____________________

(1)	Includes 23,740 loans totaling $2,078,945 for September 30, 2005, which were delinquent at the time of transfer to Ocwen.

(2)	Loans in foreclosure are also included under the heading “Total Delinquent Loans.”

Ocwen

Real Estate Owned

(Dollars in Thousands)

	At December 31, 2002		At December 31, 2003		At December 31, 2004		At September 30, 2005
	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount

Total Portfolio	229,335	$26,356,007	256,891	$30,551,242	237,985	$28,367,753	268,381	$31,194,838
Foreclosed Loans(1)	3,484	$ 285,598	4,849	$ 437,510	4,858	$ 439,890	4,511	$ 390,138
Foreclosure Ratio(2)	1.52%	1.08%	1.89%	1.43%	2.04%	1.55%	1.68%	1.25%

__________________

(1)	For the purpose of these tables, “Foreclosed Loans” means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Ocwen.

(2)

The “Foreclosure Ratio” is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

Ocwen

Loan Gain/(Loss) Experience

(Dollars in Thousands)

	As of December 31, 2002	As of December 31, 2003	As of December 31, 2004	As of September 30, 2005

Total Portfolio(1)	$26,356,007	$ 30,551,242	$28,367,753	$31,194,838
Net Gains/(Losses)(2)(3)	$ (275,036)	$ (249,516)	$ (348,145)	$ (392,477)
Net Gains/(Losses) as a Percentage of Total Portfolio	(1.04)%	(0.82)%	(1.23)%	(1.26)%

__________________

(1)	“Total Portfolio” on the date stated above, is the principal balance of the mortgage loans outstanding on the last day of the period.

(2)

“Net Gains/(Losses)” are actual gains or losses incurred on liquidated properties and shortfall payoffs for the preceding one year period. Gains or losses on liquidated properties are calculated as net sales proceeds less unpaid principal at the time of payoff. Shortfall payoffs are calculated as the difference between the principal payoff amount and unpaid principal at the time of payoff.

(3)	Includes ($114,683) as of September 30, 2005 of losses attributable to loans, which were delinquent at the time of transfer to Ocwen.

Prior Securitizations

In the past three years, Ocwen has not been terminated as servicer in a residential mortgage backed securities transaction due to a servicer default or application of a servicing performance test or trigger. In the past three years, Ocwen has not failed to make any required advance with respect to any issuance of residential mortgage backed securities transactions.

Ocwen’s Policies and Procedures

Upon boarding a mortgage loan, various types of information are automatically loaded into Ocwen’s mortgage loan servicing system (“REALServicing”). Ocwen then makes all reasonable efforts to collect the contractual mortgage loan payments that are due by the borrower pursuant to the applicable mortgage loan documents and, consistent with the pooling and servicing agreement, will follow such collection procedures that are customary with respect to comparable mortgage loans.

Ocwen’s collection policy seeks to identify payment problems at the early stage of delinquency and, if necessary, to address such delinquency in order to preserve the equity of a pre-foreclosure mortgage property. Ocwen uses a consistent application, a proactive consulting approach, defined call strategies, and enhanced payment methods to assist the collection process. On a monthly basis, borrowers are mailed their monthly statement in advance of the due date. All borrowers can obtain loan information and make payments via web access (www.ocwen.com), as well as direct dial customer service.

Ocwen utilizes multiple strategies in order to identify payment problems while working with borrowers to make their monthly payment in a timely manner. The potential for losses is mitigated using internal proprietary models to project performance and required advances and to assist in identifying workout options. On a monthly basis the delinquency status is determined for each mortgage loan. A collector then calls the borrower to make payment arrangements. If payments have not been collected by the date a late charge becomes effective, a standard reminder letter is mailed to the borrower.

Subject to the limitations set forth in the pooling and servicing agreement, Ocwen, in its discretion, may waive any assumption fees, late payment charges, or other charges in connection with the Mortgage Loans, modify any term of a mortgage loan, consent to the postponement of strict compliance with any such terms, or grant indulgence to any borrower.

If a loan becomes non-performing, projections are conducted on a monthly basis using proprietary cash-flow models that help determine the recoverability of losses and the preservation of equity. Various marketing scenarios are analyzed using an updated broker price opinion and appraisals to assist in projecting property cash flow. If the projected loss severity reaches or exceeds 100% (proceeds less expenses) then future advances on the mortgage loan are deemed non-recoverable and a recommendation is then made to stop making such advances. A more in-depth analysis is conducted to determine if charge-off is appropriate.

If reasonable collection efforts have not been successful, Ocwen will determine whether a foreclosure proceeding is appropriate. Additional proprietary models are used to project future costs that may occur while completing foreclosure and ultimately liquidating the loan.

Ocwen complies with standard servicing practices in utilizing customary external vendors for such functions as obtaining property appraisals, broker price opinions, property preservation functions and legal counsel. These functions are monitored and reviewed by Ocwen.

Over the past three years, there has been no material changes in Ocwen’s servicing policies and procedures.

Servicing and Other Compensation and Payment of Expenses

The Servicer will provide customary servicing functions with respect to the Mortgage Loans. Among other things, the Servicer is obligated under some circumstances to make P&I Advances with respect to the Mortgage Loans. In managing the liquidation of defaulted Mortgage Loans, the Servicer will have sole discretion to take such action in maximizing recoveries to the certificateholders including, without limitation, selling defaulted Mortgage Loans and REO properties as described in the Pooling and Servicing Agreement.

The principal compensation to be paid to the Servicer in respect of the servicing activities performed by the Servicer will be a servicing fee (the “Servicing Fee”) calculated at a per annum rate (the “Servicing Fee Rate”) equal to 0.50% with respect to each Mortgage Loan on the Scheduled Principal Balance of each such Mortgage Loan. As additional servicing compensation, the Servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, extension fees, non-sufficient funds fees, late payment charges and other ancillary fees and charges in respect of the Mortgage Loans (with the exception of Prepayment Charges, which will be distributed to the holders of the Class P Certificates), to the extent collected from mortgagors, together with any interest or other income earned on funds held in the collection account and any related escrow account.

The Servicer is entitled to retain any Prepayment Interest Excess (as defined in the Pooling and Servicing Agreement) with respect to the Mortgage Loans. The Servicer is obligated to pay insurance premiums and other ongoing expenses associated with the related Mortgage Loans in connection with its responsibilities under the Pooling and Servicing Agreement and is entitled to reimbursement for these expenses as provided in the Pooling and Servicing Agreement. See “Description of the Agreements–Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements–Retained Interest, Servicing Compensation and Payment of Expenses” in the prospectus for information regarding expenses payable by the Servicer.

Payments on Mortgage Loans; Deposits to Collection Account

The Servicer will establish and maintain or cause to be maintained a separate trust account (the “Collection Account”) for the benefit of the certificateholders. The Collection Account will be an Eligible Account (as defined in the Pooling and Servicing Agreement). Upon receipt by the Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the related Servicing Fees or other servicing compensation, reimbursement for P&I Advances and servicing advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will deposit such amounts in the Collection Account. Amounts so deposited by the Servicer may be invested in Permitted Investments maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be remitted to the Securities Administrator. All investment income on funds in the Collection Account shall be for the benefit of the Servicer.

Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the certificateholders will be considered a Permitted Investment:

(i)          obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)         general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iii)       commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency rating such paper, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iv)        certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

(v)         guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

(vi)        repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(vii)       securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody’s, such rating will be the highest commercial paper rating of Moody’s for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

(viii)      interests in any money market fund (including any such fund managed or advised by the trustee or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(ix)       short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the Trustee or the Master Servicer or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

(x)         such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency.

Prepayment Interest Shortfalls and Compensating Interest

When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a Mortgage Loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Servicemembers Civil Relief Act (the “Relief Act”) and similar state or local laws to any Mortgage Loan could adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on such Mortgage Loans. The Servicer is obligated to pay from its own funds only those interest shortfalls attributable to voluntary principal prepayments in full by the mortgagors on the Mortgage Loans received from the 16th day of the month prior to the month of the related Distribution Date to the last day of such prior month; provided, however that the obligation of the Servicer to remit the amount of any shortfall in interest resulting from a principal prepayment in full on a Mortgage Loan shall be limited to the aggregate Servicing Fee (as defined herein) payable to the Servicer for the related Due Period. The Servicer will not remit any shortfalls in interest attributable to the application of the Relief Act or any similar state or local laws. Any interest shortfalls attributable to voluntary principal prepayments required to be funded but not funded by the Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the master servicing fee payable to the Master Servicer for the applicable Distribution Date. Accordingly, the effect of interest shortfalls resulting from principal prepayments in full or in part on the Mortgage Loans (each, a “Prepayment Interest Shortfall”) to the extent that they exceed any payments by the Master Servicer or the Servicer (“Compensating Interest”) or any shortfalls resulting from the application of the Relief Act or similar state or local laws, will be to reduce the aggregate amount of interest collected that is available for distribution to certificateholders. Any such shortfalls will be allocated among the certificates as provided under “Description of the Certificates—Interest Distributions on the Offered Certificates” and “— Overcollateralization Provisions” in this free writing prospectus. See “Certain Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act” in the prospectus.

P&I Advances

Subject to the limitations set forth in the following paragraph, the Servicer will be obligated to advance or cause to be advanced on or before each Servicer Remittance Date its own funds, or funds in the Collection Account that are not included in the Available Distribution Amount for the Distribution Date. The amount of the related advance will be equal to the aggregate of all scheduled payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the related Mortgage Loans and that were delinquent on the related Determination Date, plus amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (net of the related Servicing Fees). These advances are referred to in this free writing prospectus as “P&I Advances”.

P&I Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds on the related Mortgage Loan. The purpose of making the P&I Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The Servicer will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on any Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act or similar state or local laws. All P&I Advances will be reimbursable to the Servicer or the Master Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any Mortgage Loan that are deemed by the Servicer or the Master Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Servicer or the Master Servicer out of any funds in the collection account prior to the distributions on the certificates. In the event that the Servicer fails in its obligation to make any required P&I Advance, a successor servicer will be obligated to make the P&I Advance on the Distribution Date for which the Servicer was required to make such P&I Advance, to the extent required in the Pooling and Servicing Agreement.

In the event that a Balloon Loan is not paid in full on its maturity date, the Servicer will also be obligated to make advances with respect to the assumed monthly payments that would have been due on such Balloon Loan based upon the original amortization schedule for the loan, unless the Servicer determines that the advance would not be recoverable. In no event will the Servicer be obligated to advance the balloon payment due on any Balloon Loan.

Upon an Event of Default by the Servicer under the Pooling and Servicing Agreement, the Master Servicer may terminate the Servicer and appoint a successor servicer. Such successor servicer must meet the requirements for successor servicers under the Pooling and Servicing Agreement (including receipt of confirmation from each Rating Agency that the appointment of such successor servicer would not lead to a qualification, downgrade or withdrawal of the ratings then assigned to the Offered Certificates in accordance with the terms and conditions of the Pooling and Servicing Agreement). See “Certain Matters Regarding Ocwen Loan Servicing, LLC as Servicer” in this free writing prospectus.

The Pooling and Servicing Agreement also provides that the Servicer may enter into a facility with any person which provides that such person may fund P&I Advances or servicing advances, although no such facility shall reduce or otherwise affect the obligations of the Servicer to fund such P&I Advances or servicing advances. Any P&I Advances or servicing advances funded by an advancing person will be reimbursed to the advancing person in the same manner as reimbursements would be made to the Servicer. The Pooling and Servicing Agreement also provides that the Servicer may pledge its servicing rights under the Pooling and Servicing Agreement to one or more lenders.

Modifications

In instances in which a Mortgage Loan is in default or if default is reasonably foreseeable, and if determined by the Servicer to be in the best interest of the certificateholders, the Servicer may permit servicing modifications of the Mortgage Loan rather than proceeding with foreclosure. However, the Servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following: any amounts added to the principal balance of the Mortgage Loan, or capitalized amounts added to the Mortgage Loan, will be required to be fully amortized over the remaining term, or the extended term, of the Mortgage Loan; all capitalizations are to be implemented in accordance with the Servicer’s standards and may be implemented only by the Servicer for that purpose; the final maturity of any Mortgage Loan will not be extended beyond the Assumed Final Distribution Date; and no servicing modification with respect to a Mortgage Loan will have the effect of reducing the Mortgage Rate below one half of the Mortgage Rate as in effect on the Cut off Date, but not less than the servicing fee rate. Further, the aggregate current principal balance of all Mortgage Loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the Mortgage Loans as of the cut off date, but this limit may increase from time to time with the consent of the Rating Agencies.

Any advances made on any Mortgage Loan will be reduced to reflect any related servicing modifications previously made. The Mortgage Rate and net Mortgage Rate as to any Mortgage Loan will be deemed not reduced by any servicing modification, so that the calculation of the Interest Distribution Amount (as defined in this free writing prospectus) payable on the Offered Certificates will not be affected by the servicing modification.

Evidence as to Compliance

The Pooling and Servicing Agreement will provide that each year on or before the date set forth in the Pooling and Servicing Agreement, beginning with the first year after the year in which the Cut-off Date occurs, each party responsible for the servicing function will provide to the Depositor, the Master Servicer and the Trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Pooling and Servicing Agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Pooling and Servicing Agreement will also provide for delivery to the Master Servicer, the Securities Administrator and the Trustee, each year on or before the date set forth in the pooling and servicing agreement, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the Servicer has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the Master Servicer at the address of the Master Servicer set forth under “The Master

Servicer, the Securities Administrator and the Custodians” in this free writing prospectus. These items will be filed with the Issuing Entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Certain Matters Regarding Ocwen as a Servicer

The Pooling and Servicing Agreement provides that Ocwen, in its capacity as Servicer under the Pooling and Servicing Agreement, may not resign from its obligations and duties under the Pooling and Servicing Agreement, except in connection with a permitted transfer of servicing, unless (1) these duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the Depositor, the Sponsor, the Master Servicer, the Securities Administrator and the Trustee or (2) upon the satisfaction of the following conditions:

(a) Ocwen has proposed a successor servicer to the Depositor, the Sponsor and the Master Servicer in writing and the proposed successor servicer is reasonably acceptable to each of them;

(b) the proposed successor servicer is (1) an affiliate of the Master Servicer that services mortgage loans similar to the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located or (2) the proposed successor servicer has a rating of at least “Above Average” by S&P and either a rating of at least “RPS2” by Fitch or a rating of at least “SQ2” by Moody’s;

(c) the Rating Agencies have confirmed to the Trustee that the appointment of the proposed successor servicer as the servicer under the Pooling and Servicing Agreement will not result in the reduction or withdrawal of the then current ratings of the Offered Certificates; and

(d) the proposed successor servicer has a net worth of at least $25,000,000.

A servicer that satisfies each of these conditions is referred to in this free writing prospectus as an “approved servicer.”

THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR AND THE CUSTODIANS

Wells Fargo Bank, National Association

General

The information set forth in the following five paragraphs has been provided by Wells Fargo Bank, National Association. None of the Depositor, the Sponsor, the Servicer, the Trustee, Deutsche Bank National Trust Company, the Underwriter or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of the information.

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as Securities Administrator, Master Servicer and a Custodian under the Pooling and Servicing Agreement and the applicable custodial agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and the Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Master Servicer. Wells Fargo Bank acts as Master Servicer pursuant to the Pooling and Servicing Agreement. The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicer under the terms of the Pooling and Servicing Agreement. In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the Servicer. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain servicer events of default under the terms of the Pooling and Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust and against the defaulting Servicer. Wells Fargo has been engaged in the business of master servicing since June 30, 1995. As of November 30, 2005, Wells Fargo Bank was acting as master servicer for approximately 940 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $428,268,679,337.

Securities Administrator. Under the terms of the Pooling and Servicing Agreement Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As Securities Administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust and the preparation of monthly reports on Form 10-D in regards to distribution and Mortgage Pool performance information and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of November 30, 2005, Wells Fargo Bank was acting as securities administrator with respect to more than $700,000,000,000 of outstanding residential mortgage-backed securities.

Custodian. Wells Fargo Bank is acting as a custodian of certain of the mortgage loan files pursuant to a custodial agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the related mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file is a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files. As of November 30, 2005, Wells Fargo Bank was acting as custodian on more than nine million files.

Wells Fargo serves or has served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Approximately 92.60% of the mortgage loan files with respect to the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, will be held by Wells Fargo Bank pursuant to a custodial agreement to be entered into among HSBC Bank USA, National Association, as Trustee, Wells Fargo Bank, as a custodian, and the Servicer.

Deutsche Bank National Trust Company

General

The information set forth in the following paragraph has been provided by Deutsche Bank National Trust Company (“DBNTC”). None of the Depositor, the Sponsor, the Servicer, the Trustee, Wells Fargo Bank, the Underwriter or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of the information.

DBNTC is a national banking association chartered under the laws of the United State of America and regulated by the Comptroller of the Currency and is authorized to act in its capacity as a document custodian. DBNTC has performed a custodial role in numerous mortgage-backed transactions since 1991. DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC’s custody but will be kept in shared facilities. However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file and will show that the mortgage loan documents are held by the Trustee on behalf of the trust. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as a custodian on behalf of the Holders. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC shall remain liable for the duties and obligations required of it under its custodial agreement.

DBNTC is providing the information in the foregoing paragraph at the depositor’s request in order to assist the depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB. Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

Approximately 7.40% of the mortgage loan files with respect to the Mortgage Loans by aggregate principal balance as of the Cut-off Date, will be held by DBNTC pursuant to a custodial agreement to be entered into among HSBC Bank USA, National Association, as Trustee, DBNTC, as a custodian, and the Servicer.

Master Servicing and Other Compensation and Payment of Expenses

The principal compensation to be paid to the Master Servicer in respect of its master servicing activities for the certificates will be a master servicing fee equal to one-twelfth of the product of 0.0135% multiplied by the Scheduled Principal Balance of the Mortgage Loans as of the Due Date in the preceding calendar month. In addition, the Master Servicer will be entitled to any interest or other income earned on funds held in the Distribution Account.

In the event that the Servicer fails to pay the amount of any Prepayment Interest Shortfall required to be paid on any Distribution Date, the Master Servicer shall pay such amount up to the master servicing compensation payable to the Master Servicer on such Distribution Date.

The Distribution Account

The Securities Administrator will establish an account (the “Distribution Account”) into which will be deposited amounts remitted to it by the Servicer for distribution to certificateholders on a Distribution Date and payment of certain fees and expenses of the trust. The Distribution Account will be an Eligible Account (as defined in the Pooling and Servicing Agreement). Amounts on deposit therein may be invested in Permitted Investments (as defined under “Servicing of the Mortgage Loans—Payments on Mortgage Loans; Deposits to Collection Account” in this free writing prospectus) maturing on or before the Business Day prior to the related Distribution Date unless such Permitted Investments are invested in investments managed or advised by the Securities Administrator or an affiliate thereof, in which case such Permitted investments may mature on the related Distribution Date.

Transfer of Master Servicing

The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under the Pooling and Servicing Agreement; provided, however, that: (i) the purchaser or transferee accept in writing such assignment and delegation and assume the obligations of the Master Servicer under the Pooling and Servicing Agreement (a) shall have a net worth of not less than $25,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (b) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (c) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as Master Servicer under the Pooling and Servicing Agreement; (ii) each rating agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an officer’s certificate and an opinion of independent counsel, each stating that all conditions precedent to such action under the Pooling and Servicing Agreement have been completed and such action is permitted by and complies with the terms of the Pooling and Servicing Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising out of acts or omissions prior to the effective date thereof.

Indemnification

The Master Servicer and any director, officer, employee or agent of the Master Servicer will be indemnified and held harmless by the trust against any loss, liability or expense as set forth in the Pooling and Servicing Agreement.

The Securities Administrator and any director, officer, employee or agent of the Securities Administrator will be indemnified and held harmless by the trust against any loss, liability or expense as set forth in the Pooling and Servicing Agreement.

The Custodians and any director, officer, employee or agent of the Custodians will be indemnified and held harmless by the trust against any loss, liability or expense as set forth in the Custodial Agreements.

THE TRUSTEE

HSBC Bank USA, National Association will be the Trustee under the Pooling and Servicing Agreement. The Depositor and the Master Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee’s corporate trust office is located at 452 Fifth Avenue, New York, New York 10018, Attention: Corporate Trust, ACE Securities Corp., Home Equity Loan Trust, Series 2006-ASAP2 or at such other address as the Trustee may designate from time to time.

As of January 24, 2006, HSBC Bank USA, National Association is acting as Trustee for approximately 400 asset-backed securities transactions involving similar pool assets to those found in this transaction.

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement as duties of the Trustee, including the following:

1.

Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to the Pooling and Servicing Agreement, the Trustee (or the applicable Custodian) shall examine them to determine whether they are in the required form; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the Trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Pooling and Servicing Agreement.

2.

The Trustee shall promptly remit to the Servicer any complaint, claim, demand, notice or other document (collectively, the “Notices”) delivered to the Trustee as a consequence of the assignment of any Mortgage Loan hereunder and relating to the servicing of the Mortgage Loans; provided than any such notice (i) is delivered to the Trustee at its Corporate Trust Office, (ii) contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property (as defined in the Pooling and Servicing Agreement). The Trustee shall have no duty hereunder with respect to any Notice it may receive or which may be alleged to have been delivered to or served upon it unless such Notice is delivered to it or served upon it at its Corporate Trust Office and such Notice contains the information required pursuant to clause (ii) of the preceding sentence.

3.

Except for those actions that the Trustee is required to take under the Pooling and Servicing Agreement, the Trustee shall not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Pooling and Servicing Agreement.

If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

Without limiting the generality of the foregoing, if an Event of Default shall occur, the Trustee shall, at the direction of at least 51% of the Voting Rights, by notice in writing to the Master Servicer and to the Depositor, with a copy to each Rating Agency, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under the Pooling and Servicing Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer with respect to the Certificates (other than as a holder of any Certificate) or the Mortgage Loans or otherwise including, without limitation, the compensation payable to the Master Servicer under the Pooling and Servicing Agreement, shall pass to and be vested in the Trustee, and, without limitation, the Trustee shall be authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Notwithstanding the foregoing, The Trustee may, if is shall be unwilling to so to act, or shall, if it is legally unable to act, appoint, or petition a court of competent jurisdiction to appoint, a successor master servicer in accordance with the terms of the Pooling and Servicing Agreement.

To the extent that the costs and expenses of the Trustee related to the termination of the Master Servicer, appointment of a successor master servicer or the transfer and assumption of the master servicing by the Trustee (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Master Servicer as a result of an Event of Default and (ii) all costs and expenses associated with the complete transfer of the master servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor master servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor master servicer to master service the Mortgage Loans in accordance with the Pooling and Servicing Agreement) are not fully and timely reimbursed by the terminated master servicer, the Trustee shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

For further discussion of the duties of the Trustee, please see “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Duties of the Trustee” in the prospectus.

The Master Servicer will pay the Trustee the trustee’s fee in respect of its obligations under the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the trust and will be held harmless against any loss, liability, expense or cost including, without limitation, attorneys fees and expenses (not including expenses and disbursements incurred or made by the Trustee in the ordinary course of the Trustee’s performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by the Trustee in connection with any pending or threatened legal action or arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreements, other than any loss, liability or expense (i) resulting from a breach of the obligations and duties of the Servicer under the Pooling and Servicing Agreement (for which the Trustee receives indemnity from the Servicer) or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee’s duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreements or by reason of reckless disregard, of the Trustee’s obligations and duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreements.

The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue under the Pooling and Servicing Agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the Depositor will be obligated to appoint a successor trustee. The Trustee may also be removed at any time by the holders of the certificates evidencing not less a majority of the voting rights in the trust fund. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. If the Trustee resigns or is removed by the Depositor, the expenses associated with the change of trustees will be paid by the former trustee and reimbursed from the Distribution Account. If the Trustee is removed by holders of certificates, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

THE CREDIT RISK MANAGER

Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company), as credit risk manager for the trust (the “Credit Risk Manager”) will monitor the performance of the Servicer, and make recommendations to the Servicer and/or Master Servicer regarding certain delinquent and defaulted Mortgage Loans and will report to the Depositor on the performance of the Mortgage Loans, pursuant to a Credit Risk Management Agreement to be entered into by the Credit Risk Manager and the Servicer and/or Master Servicer on or prior to the Closing Date. The Credit Risk Manager will rely upon mortgage loan data that is provided to it by the Servicer and/or Master Servicer in performing its advisory and monitoring functions. The Credit Risk Manager will be entitled to receive a “Credit Risk Manager’s Fee” until the termination of the trust or until its removal by a vote of at least 66 2/3% of the Certificateholders. Such fee will be paid by the trust and will be equal to one-twelfth of the product of 0.015% multiplied by the then current aggregate principal balance of the Mortgage Loans.

POOLING AND SERVICING AGREEMENT

General

The certificates will be issued under the Pooling and Servicing Agreement, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the certificates containing a copy of the Pooling and Servicing Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission (“SEC”) following the initial issuance of the certificates. The trust fund created under the Pooling and Servicing Agreement will consist of (i) all of the Depositor’s right, title and interest in the Mortgage Loans, the related mortgage notes, mortgages and other related documents; (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds of the Mortgage Loans; (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on these mortgaged properties; (iv) the rights of the Trustee under all insurance policies required to be maintained under the Pooling and Servicing Agreement; (v) the rights of the Depositor under the Mortgage Loan Purchase Agreement; (vi) the Reserve Fund and any amounts on deposit in the Reserve Fund from time to time and any proceeds thereof; and (vii) the right to any Net Swap Payment and any Swap Termination Payment made by the Swap Provider. For the avoidance of doubt, the trust fund does not include the Supplemental Interest Trust. Reference is made to the prospectus for important information in addition to that set forth in this free writing prospectus regarding the trust fund, the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. The Depositor will provide to a prospective or actual certificate holder without charge, on written request, a copy, without exhibits, of the Pooling and Servicing Agreement. Requests should be addressed to 6525 Morrison Blvd., Suite 318, Charlotte, North Carolina 28211.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will transfer to the trust all of its right, title and interest in and to each Mortgage Loan, the related mortgage note, mortgage, assignment of mortgage in recordable form in blank and other related documents (collectively, the “Related Documents”), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date. The Trustee, concurrently with such transfer, will deliver the certificates to the Depositor. Each Mortgage Loan transferred to the trust will be identified on a schedule (the “Mortgage Loan Schedule”) delivered to the Trustee and the Servicer pursuant to the Pooling and Servicing Agreement. The Mortgage Loan Schedule will include information such as the principal balance of each Mortgage Loan as of the Cut-off Date, its Mortgage Rate as well as other information with respect to each Mortgage Loan.

The Pooling and Servicing Agreement will require that, prior to the Closing Date, the Depositor will deliver or cause to be delivered to the Trustee (or the applicable Custodian, as the Trustee’s agent for such purpose) the mortgage notes endorsed in blank and the Related Documents. In lieu of delivery of original mortgages or mortgage notes, if such original is not available or lost, the Depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit. The assignments of mortgage are generally required to be recorded by or on behalf of the Depositor in the appropriate offices for real property records, except (i) in states as to which an opinion of counsel is delivered to the effect that such recording is not required to protect the Trustee’s interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Sponsor, or (ii) with respect to any Mortgage Loan electronically registered through the Mortgage Electronic Registration Systems, Inc.

On or prior to the Closing Date, the Trustee or the applicable Custodian on its behalf will review the Mortgage Loans and the Related Documents pursuant to the related Custodial Agreement and, if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Sponsor by the Trustee or the Servicer, the Sponsor will be obligated either to (i) substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs (as defined in the Pooling and Servicing Agreement) as a REMIC or result in a prohibited transaction tax under the Code; or (ii) purchase such Mortgage Loan at a price (the “Purchase Price”) equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Mortgage Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unpaid Servicing Fees or unreimbursed P&I Advances and servicing advances made by the Servicer plus all unreimbursed costs and damages incurred by the trust and the Trustee in connection with any violation by any such Mortgage Loan of any predatory or abusive lending law. The Purchase Price will be required to be remitted to the Servicer for deposit in the Collection Account (as defined herein) for remittance to the Securities Administrator prior to the next succeeding Distribution Date after such obligation arises. The obligation of the Sponsor to repurchase or substitute for a Deleted Mortgage Loan (as defined herein) is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the certificateholders.

In connection with the substitution of a Qualified Substitute Mortgage Loan, the Sponsor will be required to remit to the Servicer for deposit in the Collection Account for remittance to the Securities Administrator prior to the next succeeding Distribution Date after such obligation arises an amount (the “Substitution Shortfall Amount”) equal to the excess of the principal balance of the related Deleted Mortgage Loan over the principal balance of such Qualified Substitute Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a mortgage loan substituted for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the principal balance of the Deleted Mortgage Loan; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Mortgage Loan and not more than 1% in excess of the Mortgage Rate of such Deleted Mortgage Loan; (iii) if such mortgage loan is an adjustable-rate mortgage loan, have a Maximum Mortgage Rate and Minimum Mortgage Rate not less than the respective rate for the Deleted Mortgage Loan and have a Gross Margin equal to or greater than the Deleted Mortgage Loan; (iv) have the same Due Date as the Deleted Mortgage Loan; (v) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Mortgage Loan; (vi) comply with each representation and warranty as to the Mortgage Loans set forth in the Mortgage

Loan Purchase Agreement (deemed to be made as of the date of substitution); (vii) be of the same or better credit quality as the Mortgage Loan being replaced; (viii) have the same lien priority on the related mortgaged property as the Mortgage Loan being replaced and (ix) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

The Sponsor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan. In addition, the Sponsor will represent and warrant, as of the Closing Date, that, among other things: (i) at the time of transfer to the Depositor, the Sponsor has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien; (ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable state and federal laws including, but not limited to, predatory lending laws; (iii) the Mortgage Loans are not subject to the requirements of the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is classified and/or defined as a “high cost”, “covered” or “predatory” loan under any other federal, state or local law or ordinance or regulation including, but not limited to, the States of Georgia, Arkansas, Kentucky, New Jersey, New Mexico or Illinois; and (iv) no proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related Mortgage Loan and Related Documents, the Sponsor will have a period of 90 days after the earlier of discovery or receipt of written notice of the breach to effect a cure; provided, however that any breach of the representations and warranties set forth in clauses (ii), (iii) or (iv) above (or certain other representations and warranties made by the Sponsor with respect to any Group I Mortgage Loan), shall be deemed to materially and adversely affect the interests of the certificateholders in the related Group I Mortgage Loan. If the breach cannot be cured within the 90-day period, the Sponsor will be obligated to (i) substitute for such Deleted Mortgage Loan a Qualified Substitute Mortgage Loan or (ii) purchase such Deleted Mortgage Loan from the trust. The same procedure and limitations that are set forth above for the substitution or purchase of Deleted Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Deleted Mortgage Loan as a result of a breach of a representation or warranty in the Mortgage Loan Purchase Agreement that materially and adversely affects the interests of the certificateholders. The Depositor will file the Mortgage Loan Purchase Agreement as an exhibit to the Pooling and Servicing Agreement with the Securities and Exchange Commission in a Current Report on Form 8-K.

Mortgage Loans required to be transferred to the Sponsor as described in the preceding paragraphs are referred to as “Deleted Mortgage Loans.”

Events of Default

Upon the occurrence of events of default described under “Description of the Agreements–Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements–Events of Default under the Agreement” and “–Rights Upon Events of Default under the Agreements” in the prospectus, the Servicer may be removed as the servicer of the Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement. As further described in, and in accordance with the provisions of, the Pooling and Servicing Agreement upon the removal of the Servicer after the occurrence of an Event of Default, a successor to the Servicer (which may be the Master Servicer) will become the successor to the Servicer under the Pooling and Servicing Agreement. See “Description of the Agreements–Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements–Events of Default under the Agreement” and “–Rights Upon Events of Default under the Agreements” in the prospectus.

Voting Rights

At all times, 98% of all voting rights will be allocated among the holders of the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates, 1% of all voting rights will be allocated to the holders of the Class P Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates and 1% of all voting rights will be allocated to the holders of the Residual Certificates. The initial owner of the Residual Certificates is Deutsche Bank Securities Inc.

Termination

The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the certificates are described in “Description of the Securities–Termination” in the prospectus. The Master Servicer will have the right to purchase all remaining Mortgage Loans and any properties acquired in respect thereof and thereby effect early retirement of the certificates on any Distribution Date following the Due Period during which the aggregate principal balance of the Mortgage Loans and properties acquired in respect thereof remaining in the trust fund at the time of purchase is reduced to less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. In the event the Master Servicer does not exercise such right to purchase, the Servicer may exercise such right to purchase, subject to the conditions set forth in the Pooling and Servicing Agreement. In the event the Master Servicer or the Servicer (in each case, the “Terminator”) exercises its option, the purchase price payable in connection with the option will be equal to par with respect to the Mortgage Loans and the fair market value of all properties acquired by the trust in respect of any Mortgage Loans, plus accrued interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which the repurchase price is distributed, together with (to the extent not covered by the foregoing) all amounts due and owing to the Trustee, the Servicer, the Master Servicer and the Securities Administrator and the Swap Provider as of the termination date. In the event the Terminator exercises this option, the portion of the purchase price allocable to the Offered Certificates will be, to the extent of available funds, (i) 100% of the then outstanding Certificate Principal Balance of the Offered Certificates, plus (ii) one month’s interest on the then outstanding Certificate Principal Balance of the Offered Certificates at the then applicable Pass–Through Rate for each such class, plus (iii) any previously accrued but unpaid interest thereon to which the holders of the Offered Certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts. The holders of the Residual Certificates shall pledge any amount received in a termination in excess of par to the holders of the Class CE Certificates. In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Pooling and Servicing Agreement. See “Description of the Securities–Termination” in the prospectus.

The Securities Administrator shall give notice of any termination to the Certificateholders, upon which the Certificateholders shall surrender their Certificates to the Securities Administrator for payment of the final distribution and cancellation. Such notice shall be given by letter, mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, and shall specify (i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Securities Administrator therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Securities Administrator therein specified.

In the event such notice is given in connection with the purchase of all of the Mortgage Loans by the Terminator, the Terminator shall deliver to the Securities Administrator for deposit in the Distribution Account not later than the Business Day prior to the Distribution Date on which the final distribution on the certificates an amount in immediately available funds equal to the above-described Termination Price. The Securities Administrator shall remit to the Servicer, the Master Servicer, the Trustee and the Custodians from such funds deposited in the Distribution Account (i) any amounts which the Servicer would be permitted to withdraw and retain from the Collection Account as if such funds had been deposited therein (including all unpaid Servicing Fees, Master Servicing Fees and all outstanding P&I Advances and Servicing Advances) and (ii) any other amounts otherwise payable by the Securities Administrator to the Master Servicer, the Trustee, the Custodians, the Servicer and the Swap Provider from amounts on deposit in the Distribution Account pursuant to the terms of the Pooling and Servicing Agreement prior to making any final distributions. Upon certification to the Trustee by the Securities Administrator of the making of such final deposit, the Trustee shall promptly release or cause to be released to the Terminator the Mortgage Files for the remaining Mortgage Loans, and Trustee shall execute all assignments, endorsements and other instruments delivered to it and necessary to effectuate such transfer.

Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Securities Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given shall not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds. If within one (1) year after the final notice any such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall pay to the Depositor all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Securities Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) on the final Distribution Date for final payment thereof. Any such amounts held in trust by the Securities Administrator shall be held uninvested in an Eligible Account.

In the event that the Terminator purchases all the Mortgage Loans and any properties acquired in respect thereof or the final payment on or other liquidation of the last Mortgage Loan, the Trust Fund shall be terminated in accordance with the following additional requirements:

(i)          The Trustee shall specify the first day in the 90-day liquidation period in a statement attached to each Trust REMIC’s final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an opinion of counsel obtained by and at the expense of the Terminator;

(ii)         During such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Master Servicer for cash; and

(iii)        At the time of the making of the final payment on the Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

At the expense of the Terminator (or, if the Trust Fund is being terminated as a result of the Last Scheduled Distribution Date, at the expense of the Trust Fund), the Terminator shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each Trust REMIC.

By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for each Trust REMIC, which authorization shall be binding upon all successor Certificateholders.

FEDERAL INCOME TAX CONSEQUENCES

In the opinion of Thacher Proffitt & Wood LLP, counsel to the Depositor, assuming compliance with the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each of the REMICs established under the Pooling and Servicing Agreement will qualify as a REMIC under the Code.

For federal income tax purposes (i) the Residual Certificates will represent the “residual interests” in each REMIC elected by the trust and (ii) the Offered Certificates (exclusive of any right of the holder of such certificates to receive payments from the Reserve Fund in respect of Net WAC Rate Carryover Amounts or from the Supplemental Interest Trust or the obligation to make payments to the Supplemental Interest Trust), the Class P Certificates and the Class CE Certificates will represent the “regular interests” in, and will be treated as debt instruments of, a REMIC. See “Material Federal Income Tax Considerations–REMICs” in the prospectus.

For federal income tax purposes, the Offered Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the adjustable-rate Mortgage Loans will prepay at a rate equal to 100% PPC (calculated based on the assumed prepayment rates set forth under “Yield on the Certificates—Weighted Average Lives” in this free writing prospectus) and the fixed-rate Mortgage Loans will prepay at a rate equal to 100% PPC calculated based on the assumed prepayment rates set forth under “Yield on the Certificates—Weighted Average Lives” in this free writing prospectus). No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See “Material Federal Income Tax Consideration–General” and “–REMICs–Taxation of Owners of Regular Securities” in the prospectus.

The holders of the Offered Certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

The Internal Revenue Service (the “IRS”) has issued original issue discount regulations (the “OID Regulations”) under sections 1271 to 1275 of the Code that address the treatment of debt instruments issued with original issue discount, Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trust in preparing reports to the certificateholders and the IRS.

If the method for computing original issue discount described above results in a negative amount for any period with respect to a Certificateholder, the amount of original issue discount allocable to that period would be zero and the Certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those Certificates.

Certain of the certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a certificate will be treated as holding such certificate with amortizable bond premium will depend on such certificateholders purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder. Holders of such certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See “Material Federal Income Tax Considerations– REMICs—Taxation of Owners of Regular Securities” in the Prospectus.

Each holder of an Offered Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from either the Reserve Fund or the Supplemental Interest Trust in respect of any Net WAC Rate Carryover Amount or the obligation to make payments to the Supplemental Interest Trust. The Reserve Fund, the Interest Rate Swap Agreement and the Supplemental Interest Trust are not assets of any REMIC. The REMIC regular interest corresponding to an Offered Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net WAC Pass-Through Rate computed for this purpose by limiting the Swap Notional Amount of the Interest Rate Swap Agreement to the aggregate principal balance of the Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from Net Monthly Excess Cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to an Offered Certificate may exceed the actual amount of distributions on the Offered Certificate.

The treatment of amounts received by a holder of an Offered Certificate under such holder’s right to receive any Net WAC Rate Carryover Amount, will depend on the portion, if any, of such holder’s purchase price allocable thereto. Under the REMIC Regulations, each holder of an Offered Certificate must allocate its purchase price for the Offered Certificate among its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments from the Reserve Fund and the Supplemental Interest Trust in respect of any Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right. The Securities Administrator will, as required, treat payments made to the holders of the Offered Certificates with respect to any Net WAC Rate Carryover Amount, as includible in income based on the regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The OID Regulations provide that the Trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust’s allocation. For tax reporting purposes, the right to receive payments from the Reserve Fund and the Supplemental Interest Trust in respect of Net WAC Rate Carryover Amount with respect to the Offered Certificates may be treated as having more than a de minimis value as provided in the pooling and servicing agreement. Upon request, the Securities Administrator will make available information regarding such amounts as has been provided to it. Under the REMIC Regulations, the Securities Administrator is required to account for the REMIC regular interest, the right to receive payments from the Reserve Fund and the Supplemental Interest Trust in respect of any Net WAC Rate Carryover Amount as discrete property rights. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Offered Certificates will be unable to use the integration method provided for under such regulations with respect to those Certificates. If the Securities Administrator’s treatment of payments of any Net WAC Rate Carryover Amount is respected, ownership of the right to any Net WAC Rate Carryover Amount will entitle the owner to amortize the price paid for the right to any Net WAC Rate Carryover Amount under the Notional Principal Contract Regulations.

Any payments made to a beneficial owner of an Offered Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of any Net WAC Rate Carryover Amount, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Offered Certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Interest Rate Swap Agreement, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to any Net WAC Rate Carryover Amount for such taxable year. Although not clear, net income or a net deduction with respect to any Net WAC Rate Carryover Amount should be treated as ordinary income or as an ordinary deduction. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to a Swap Termination Payment.

Because a beneficial owner of any Net WAC Rate Carryover Amount will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate may have income that exceeds cash distributions on the Offered Certificate, in any period and over the term of the Offered Certificate. As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Net WAC Rate Carryover Amount would be subject to the limitations described above.

Upon the sale of an Offered Certificate, the amount of the sale allocated to the selling certificateholder’s right to receive payments from the Reserve Fund and the Supplemental Interest Trust in respect of any Net WAC Rate Carryover Amount would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to the related Offered Certificate, as the case may be. A holder of an Offered Certificate will have gain or loss from such a termination of the right to receive payments from the Reserve Fund and the Supplemental Interest

Trust in respect of any Net WAC Rate Carryover Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments from the Reserve Fund and the Supplemental Interest Trust in respect of any Net WAC Rate Carryover Amount.

Gain or loss realized upon the termination of the right to receive payments from the Reserve Fund and the Supplemental Interest Trust in respect of any Net WAC Rate Carryover Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

It is possible that the right to receive payments in respect of any Net WAC Rate Carryover Amount could be treated as a partnership among the holders of all of the Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Net WAC Rate Carryover Amount. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

The REMIC regular interest component of each Offered Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Offered Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Notional Principal Contract component of each Regular Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Offered Certificates generally may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

Because any Net WAC Rate Carryover Amount is treated as separate rights of the Offered Certificates not payable by any REMIC elected by the Trust, such rights will not be treated as qualifying assets for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or REMIC. In addition, any amounts received from the Reserve Fund and the Supplemental Interest Trust will not be qualifying real estate income for real estate investment trusts or qualifying income for REMICs.

For further information regarding federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Considerations—REMICs” in the prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the second amended and restated underwriting agreement, dated as of June 24, 1999, as amended and restated to and including January 25, 2006 and a terms agreement dated as of March ___, 2006 (collectively, the “Underwriting Agreement”), between the Underwriter and the Depositor, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Offered Certificates.

Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the

Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be ______% of the aggregate initial Certificate Principal Balance of the Offered Certificates. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

The Offered Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter’s right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Offered Certificates will be made through the facilities of DTC, Clearstream and the Euroclear System on or about the Closing Date. The Offered Certificates will be offered in Europe and the United States of America.

The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against those civil liabilities set forth in the Underwriting Agreement, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect of these liabilities.

SECONDARY MARKET

There is currently no secondary market for the Offered Certificates and there can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriter intends to establish a market in the Offered Certificates but it is not obligated to do so. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be available on an ongoing basis. The limited nature of the information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed herein under “Description of the Certificates–Reports to Certificateholders” which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement.

LEGAL MATTERS

Legal matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriter by Thacher Proffitt & Wood LLP, New York, New York.

RATINGS

It is a condition to the issuance of the certificates that the Offered Certificates receive at least the following ratings from Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”):

Offered Certificates	S&P	Moody’s
Class A-1	AAA	Aaa
Class A-2A	AAA	Aaa
Class A-2B	AAA	Aaa
Class A-2C	AAA	Aaa
Class A-2D	AAA	Aaa
Class M-1	AAA	Aa1
Class M-2	AA+	Aa2
Class M-3	AA+	Aa3
Class M-4	AA+	A1
Class M-5	AA	A2
Class M-6	AA	A3
Class M-7	AA-	Baa1
Class M-8	A+	Baa2
Class M-9	A	Baa3
Class M-10	BBB+	NR
Class M-11	BBB	NR
Class M-12	BBB-	NR

The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled. The rating process addresses structural and legal aspects associated with the certificates, including the nature of the underlying Mortgage Loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which such prepayments will differ from that originally anticipated. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events. In addition, the ratings on the Offered Certificates do not address the likelihood of receipt by the holders of such certificates of any amounts in respect of Net WAC Rate Carryover Amounts from amounts received or advanced on the Mortgage Loans.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

The Depositor has not requested that any rating agency rate the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated in this section.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of Offered Certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuer requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuer’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any rating agency not monitor their ratings of the

Offered Certificates, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL PROCEEDINGS

There are no material legal proceedings pending against the Sponsor, the Depositor, the Trustee, ACE Securities Corp. Home Equity Loan Trust, Series 2006-ASAP2, the Master Servicer, the Servicer, the Securities Administrator or the Custodians, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the Certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Certificateholders.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

There are no affiliations between the Sponsor, the Depositor, the Issuing Entity or Deutsche Bank National Trust Company, as custodian and any of the Master Servicer, the Securities Administrator, Wells Fargo Bank, National Association, as custodian, the Servicer and the Trustee. There are no affiliations among the Master Servicer, the Securities Administrator or Wells Fargo Bank, National Association as custodian and the Servicer and the Trustee. There are no affiliations between the Servicer and the Trustee. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor, the Issuing Entity or Deutsche Bank National Trust Company, as custodian and (b) any of the Master Servicer, the Securities Administrator, Wells Fargo Bank, National Association, as Custodian, the Servicer or the Trustee, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the Certificates, or that relate to the Certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

LEGAL INVESTMENT

The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates.

For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in “high-risk mortgage securities.” The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the certificates. The NCUA has indicated that its regulations will take precedence over the 1998 Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled “Investing in Complex Securities”, effective December 18, 2001 which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities”, effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of offered certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), prohibits “parties in interest” with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving “disqualified persons” and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, “Plans”). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire Offered Certificates is encouraged to consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such Offered Certificates. See “ERISA Considerations” in the prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described herein and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

The U.S. Department of Labor has issued an Exemption, as described under “ERISA Considerations” in the prospectus, to the Underwriters. The Exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates rated at least “BBB-” (or its equivalent) by S&P, Fitch Ratings or Moody’s at the time of purchase and underwritten by the Underwriters and the servicing and operation of asset pools consisting of certain types of secured obligations, such as mortgage loans, provided that the conditions of the Exemption are satisfied. However, the Exemption contains a number of conditions which must be met for the Exemption, as amended, to apply (as described in the prospectus), including the requirement that any such Plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. A fiduciary of a Plan contemplating purchasing an Offered Certificate must make its own determination that the conditions set forth in the Exemption, as amended, will be satisfied with respect to such certificates, including the requirement that the rating on a particular class of Certificates be “BBB-” or higher at the time of purchase.

For so long as the holder of an Offered Certificate also holds an interest in the Supplemental Interest Trust, the holder will be deemed to have acquired and be holding the Offered Certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of Offered Certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that may apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an Offered Certificate while the Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under PTCE 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). For so long as the Supplemental Interest Trust is in existence, each beneficial owner of an Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

A fiduciary of or other investor of Plan assets contemplating purchasing an Offered Certificate should consult their legal counsel concerning the availability of, and the scope of relief provided by, the Exemption and the enumerated class Exemptions.

Each beneficial owner of a Mezzanine Certificate or any interest therein that is acquired after the termination of the Supplemental Interest Trust (which holds the Interest Rate Swap Agreement) shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such subordinated certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the subordinated certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Standard & Poor’s, Fitch Ratings or Moody’s or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account”, as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of this section, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of this section shall indemnify to the extent permitted by law and hold harmless the depositor, the seller, the master servicer, any servicer, the underwriter and the trustee from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Plan fiduciaries are encouraged to consult their legal counsel concerning the availability of, and scope of relief provided by, the Exemption and the enumerated class exemptions, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered

Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of any class of Offered Certificates to a Plan is in no respect a representation by the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Servicer or the Underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

AVAILABLE INFORMATION

The Depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to send any financial reports to security holders.

The Issuing Entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Certificates — Reports to Certificateholders” and “Servicing of the Mortgage Loans— Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as will have been filed with the Commission will be posted on the Securities Administrator’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: www.ctslink.com.

REPORTS TO CERTIFICATEHOLDERS

So long as the Issuing Entity is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information”.

If the issuing entity is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the Securities Administrator’s website referenced above under “Available Information” as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See “Servicing of the Mortgage Loans—Evidence as to Compliance” and “Description of the Certificates—Reports to Certficateholders”.

INCORPORATION OF INFORMATION BY REFERENCE

There are incorporated into this free writing prospectus by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the Depositor with respect to the trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Certificates. All documents subsequently filed by the Depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of the offering prior to the termination of the offering of the Offered Certificates will also be deemed incorporated by reference into this free writing prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this free writing prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of the person, a copy of any or all the reports incorporated in this free writing prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the Offered Certificates, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to ACE Securities Corp., 6525 Morrison Blvd., Suite 318, Charlotte, North Carolina 28211, or by telephone at (704) 365-0569. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

ANNEX I

GLOBAL CLEARANCE AND SETTLEMENT AND DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Offered Certificates will be offered globally (the “Global Securities”) and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market tradiSecondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositories of Clearstream and Euroclear (in such capacity) and as DTC Participants.

ng between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositories of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositories, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and sellers accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depository of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depository for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depository, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants For deliver to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)         borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)         borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c)          staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is ineffectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

Exemption or reduced rate for non-U.S. Persons subject to special U.S. federal income tax rules (Form W-8EXP). A non-U.S. Person that is a foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation or government of a U.S. possession may obtain an exemption or reduced tax rate on certain income by filing Form W-8EXP (Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding).

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payers Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20,1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.